Exhibit 10.3

EXECUTION VERSION

$550,000,000

TERM LOAN AGREEMENT

among

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC,

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of April 4, 2013

J.P. MORGAN SECURITIES LLC, as Sole Lead Arranger and Sole Bookrunner

3.21	Affiliate Transactions	50

SECTION 4. CONDITIONS PRECEDENT		50

4.1	Conditions to Initial Term Loans	50

SECTION 5. AFFIRMATIVE COVENANTS		53

5.1	Financial Statements	53
5.2	Certificates; Other Information	53
5.3	Payment of Taxes	55
5.4	Maintenance of Existence; Compliance	55
5.5	Maintenance of Property; Insurance	55
5.6	Inspection of Property; Books and Records; Discussions	55
5.7	Litigation and Other Notices	56
5.8	Environmental Laws	57
5.9	Maintenance of Ratings	57
5.10	Additional Collateral, etc.	57
5.11	Mortgages, etc.	58
5.12	Designation of Excluded Subsidiaries	59
5.13	Anti-Terrorism Laws	60

SECTION 6. NEGATIVE COVENANTS		60

6.1	Indebtedness	60
6.2	Liens	63
6.3	Fundamental Changes	67
6.4	Disposition of Property	67
6.5	Restricted Payments	69
6.6	Lines of Business	71
6.7	Investments	71
6.8	Optional Payments and Modifications of Certain Debt Instruments	74
6.9	Transactions with Affiliates	74
6.10	Sales and Leasebacks	76
6.11	Swap Agreements	76
6.12	Changes in Fiscal Periods	76
6.13	Negative Pledge Clauses	76
6.14	Clauses Restricting Subsidiary Distributions	77
6.15	Compliance with Anti-Terrorism Laws	77

SECTION 7. EVENTS OF DEFAULT		78

SECTION 8. THE AGENTS		80

8.1	Appointment	80
8.2	Delegation of Duties	81
8.3	Exculpatory Provisions	81
8.4	Reliance by Administrative Agent	81
8.5	Notice of Default	81
8.6	Non-Reliance on Agents and Other Lenders	82
8.7	Indemnification	82
8.8	Agent in Its Individual Capacity	82
8.9	Successor Administrative Agent	82

8.10	Arranger	83

SECTION 9. MISCELLANEOUS		83

9.1	Amendments and Waivers	83
9.2	Notices	85
9.3	No Waiver; Cumulative Remedies	86
9.4	Survival of Representations and Warranties	86
9.5	Payment of Expenses and Taxes	86
9.6	Successors and Assigns; Participations and Assignments	87
9.7	Adjustments; Set off	91
9.8	Counterparts	91
9.9	Severability	92
9.10	Integration	92
9.11	GOVERNING LAW	92
9.12	Submission To Jurisdiction; Waivers	92
9.13	Acknowledgements	93
9.14	Releases of Guarantees and Liens	93
9.15	Confidentiality	93
9.16	WAIVERS OF JURY TRIAL	94
9.17	USA Patriot Act	94
9.18	Intercreditor Agreement	94

SCHEDULES:

1.1A	Initial Term Loan Commitments
1.1B	Mortgaged Property
1.1C	Supply and Offtake Documents
1.1D	North Yard and West Yard
3.3	Conflicts with Material Contracts
3.7	Subsidiaries
3.8(a)	Litigation
3.16	ERISA — Pension Plan
3.17	Environmental Matters
3.18	Insurance
6.1	Existing Indebtedness
6.2	Existing Liens
6.7	Existing Investments
6.9	Existing Affiliate Transactions

EXHIBITS:

A	Form of Security Agreement
B	Form of Guarantee Agreement
C	Form of Closing Certificate
D-1	Form of Assignment and Assumption
D-2	Form of Affiliate Lender Assignment and Assumption
E	Form of Prepayment Option Notice
F	Forms of U.S. Tax Compliance Certificate
G	Form of Intercreditor Agreement
H	Form of Compliance Certificate
I	Form of Perfection Certificate

TERM LOAN AGREEMENT (this “Agreement”), dated as of April 4, 2013, among PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent.

The parties hereto hereby agree as follows:

SECTION 1.         DEFINITIONS

1.1              Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2013 Turnaround Capital Expenditures”: Capital Expenditures associated with the refinery turnarounds incurred in fiscal year 2013.

“ABL Amendment”: the third amendment to the ABL Credit Agreement, which shall permit the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

“ABL Credit Agreement”: that certain Revolving Credit and Guaranty Agreement, dated as of September 8, 2012 and amended December 14, 2012 and February 8, 2013, among the Borrower, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, collateral agent, swingline lender and issuing bank and J.P. Morgan Securities LLC, as sole lead arranger and sole bookrunner.

“ABL Loan Documents”: the “Loan Documents” (as defined in the ABL Credit Agreement).

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) the Eurodollar Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0% and (d) 2.25%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Effective Rate or such Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Administrative Agent”: JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Advisory Agreement”: that certain advisory agreement, dated as of September 8, 2012, between Sunoco, Inc., Carlyle Investment Management L.L.C. and Philadelphia Energy Solutions LLC, a Delaware limited liability company, as such agreement is in effect on the Closing Date.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the avoidance of doubt, absent a change in circumstance from that which exists on the Closing Date, none of SXL, Sunoco Inc. and Energy Transfer Partners is an Affiliate of the Borrower or any other Loan Party.

“Affiliate Lender Assignment and Assumption”: as defined in Section 9.6(e)(i).

“Affiliate Lenders”: collectively, the Sponsors and their respective Affiliates, in each case, that become an assignee pursuant to Section 9.6(e) or Section 9.6(f).

“Affiliate Transferee”: an Affiliate of the Borrower that is in the business of owning, developing, operating and maintaining any of the Affiliate Transferee Assets and any other businesses ancillary or reasonably related thereto.

“Affiliate Transferee Assets”: collectively, the North Yard Assets and any Other Logistics Assets.

“Agents”: the collective reference to the Administrative Agent and any other agent identified on the cover page of this Agreement.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of the aggregate then unpaid principal amount of such Lender’s Term Loans.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Anti-Terrorism Law”: any Requirement of Law related to terrorism financing or money laundering including the Patriot Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Margin”: with respect to the Initial Term Loans that are ABR Loans, 4.0% per annum, with respect to the Initial Term Loans that are Eurodollar Loans, 5.0% per annum, and, with respect to any Extended Term Loans, the rate per annum set forth in the applicable Extension Amendment.

“Applicable Premium”: as of any date of determination, the present value at such date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, of (a) the prepayment premium applicable to the Loans on the first anniversary of the Closing Date, plus (b) all interest, fees or return that would accrue on the portion of the Term Loans being prepaid from such date to the first anniversary of the Closing Date, computed using the then applicable Eurodollar Rate for an Interest Period of three months plus the Applicable Margin on such date.

“Approved Fund”: as defined in Section 9.6(b).

“Arranger”: the Sole Lead Arranger and Sole Bookrunner identified on the cover page of this Agreement.

“Asset Sale”: any Disposition or related series of Dispositions of Term Loan Priority Collateral (as defined in the Intercreditor Agreement) (excluding any such Disposition permitted by Section 6.4) that in any fiscal year yields gross proceeds to any Loan Party (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $25,000,000.

“Assignee”: as defined in Section 9.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D-1.

“Attributable Indebtedness”: when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s and its Subsidiaries’ then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Code”: Title 11 of the United States Code.

“Benefitted Lender”: as defined in Section 9.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Loans having an interest rate determined by reference to the Eurodollar Rate, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“CanAm Financing”: a loan or loans made through the U.S. EB-5 Program (“EB-5 Program”) to finance or refinance Capital Expenditures or other expenses eligible under the EB-5 Program, that (a) has a final maturity date that is later than six (6) months after the Latest Maturity Date (as determined at the time such loans are initially incurred or committed), (b) in respect of which no Liens are granted on any Collateral (other than (i) a first priority Lien on the property or assets constituting Collateral the acquisition, installation, construction or improvement of which is financed with the proceeds of such loan or loans (so long as the amount of such loan or loans does not exceed 100% of the cost of the acquisition, installation, construction or improvement of such Collateral) and (ii) a subordinated lien (subject to the terms of the CanAm Intercreditor Agreement referred to below) on Collateral other than ABL Priority Collateral), (c) is subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (a “CanAm Intercreditor Agreement”), (d) the material terms of such financing (including interest rates) are generally consistent with prevailing market terms for such type of financing facility at the time such financing facility is entered into and as consented to by the Administrative Agent in writing, such consent not to be unreasonably withheld or delayed, and (e) any scheduled amortization payments thereunder shall not exceed an amount per annum equal to 1.0% of the principal amount of Indebtedness incurred under such facility.

“CanAm Intercreditor Agreement”: as defined in CanAm Financing.

“Capital Expenditures”: for any period, without duplication, all cash expenditures made directly or indirectly by the Borrower and its Subsidiaries during such period for capital assets as determined in accordance with GAAP, but excluding capital expenditures from: (i) proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower or any Guarantor, (ii) any portion of such expenditures attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions, and (iii) any leases that as of the date hereof qualify as operating leases under GAAP (whether or not such leases are required to be accounted for as capital leases under GAAP after the date hereof). For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Carlyle”: collectively, Carlyle U.S. Equity Opportunity Fund, L.P. and Carlyle Energy Mezzanine Opportunities Fund, L.P.

“Cash Equivalents”: as to any person,

(a)           securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twelve (12) months or less from the date of acquisition;

(b)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank in the United States having capital and surplus of not less than $500,000,000;

(c)           repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)           commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within twenty-four (24) months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of twenty-four (24) months or less from the date of acquisition;

(e)           readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating of “BBB+” or higher from S&P or “Baa1” or higher from Moody’s with maturities of twenty-four (24) months or less from the date of acquisition; or

(f)            Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s.

“Closing Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied.

“Code”: the Internal Revenue Code of 1986, as amended.

“Collateral”: all property upon which a Lien is purported to be created by any Security Document, whether now owned or hereafter acquired.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit H.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated March 2013 and furnished to certain Lenders.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Amortization Expense”: for any period, the amortization expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding the current portion of any Funded Debt of the Borrower and its Restricted Subsidiaries.

“Consolidated Depreciation Expense”: for any period, the depreciation expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period, adjusted (without duplication) by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of the Borrower that is an Excluded Subsidiary only if a corresponding amount has been, or would be permitted to be, in each case as of the date of determination, distributed to the Borrower by such Subsidiary that is an Excluded Subsidiary without prior approval (that has not been obtained), pursuant to the terms of all agreements, instruments and Requirements of Law applicable to such Subsidiary):

(a)           Consolidated Interest Expense for such period, plus

(b)           Consolidated Amortization Expense for such period, plus

(c)           Consolidated Depreciation Expense for such period, plus

(d)           Consolidated Tax Expense for such period and, to the extent not included in Consolidated Tax Expense, Permitted Tax Distributions actually made by the Borrower, plus

(e)           fees, costs, liabilities and expenses incurred through the Closing Date in connection with the Transactions, plus

(f)            the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, plus

(g)           any fees, charges and expenses incurred during such period (other than Consolidated Depreciation Expense or Consolidated Amortization Expense), in connection with any acquisition, Investment, Asset Sale, other disposition of assets, issuance or repayment of Indebtedness, issuance of Capital Stock by the Borrower or any contribution to capital of the Borrower, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction (including any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with the transactions contemplated by the Contribution Agreement), plus

(h)           the amount of any restructuring charges, integration costs, retention charges, stock option and any other equity based compensation expenses or other business optimization expenses, including, costs associated with improvements to IT and accounting functions, costs associated with establishing new facilities, costs or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities; provided, however, that the aggregate of amounts under this clause (h) shall not exceed 20% of Consolidated EBITDA calculated in accordance with this definition, excluding any amounts under this clause (h), plus

(i)            any extraordinary, non-recurring or unusual gains or losses or expenses, severance, relocation costs or payments and curtailments or modifications to pension and post-retirement employee benefit plans, plus

(j)            any other non-cash charges, expenses or losses including any write offs or write downs reducing Consolidated Net Income for such period, plus

(k)           the amount of customary indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing Consolidated Net Income, in an aggregate amount not to exceed $1,000,000 in any fiscal year, plus

(l)            any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds by third persons that are not Loan Parties contributed to the capital of the Borrower or any of its Subsidiaries, plus

(m)          any net loss from disposed or discontinued operations, plus

(n)           to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, the amount of cash proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, plus

(o)           to the extent deducted from Consolidated Net Income of such Person and its Subsidiaries, all fees and payments made in accordance with Section 6.5(n); and

(y) subtracting therefrom (A) any net gain from disposed or discontinued operations, (B) any cash payments made during such period in respect of non-cash charges taken in a prior period, (C) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (D) only to the extent not deducted in determining Consolidated Net Income, payments made in accordance with Section 6.5(q) during such period.

For the purposes of calculating Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

Consolidated EBITDA shall not include any Consolidated Net Income or, without duplication, any other amounts attributable to an Excluded Subsidiary, except to the extent actually distributed in cash to, and actually received by, a Loan Party.

“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”: for any period, the sum, without duplication, of

(a)           Consolidated Interest Expense for such period;

(b)           the aggregate amount of Unfinanced Capital Expenditures of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such period excluding for purposes hereof the 2013 Turnaround Capital Expenditures in an amount not to exceed $100,000,000;

(c)           all cash payments in respect of income taxes of Borrower and its Subsidiaries (other than Excluded Subsidiaries which are not part of the consolidated tax group of Borrower or any Guarantor) made during such period (net of any cash refund in respect of income taxes actually received during such period);

(d)           the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such period (as determined on the first day of the respective period);

(e)           all cash dividend payments on any series of Disqualified Capital Stock of Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to the Borrower or any of its Subsidiaries that are Guarantors); and

(f)            all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to the Borrower or any of their Subsidiaries that are Guarantors).

“Consolidated Interest Expense”: for any period, total interest expense (including imputed interest attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Borrower and such Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and after giving effect to Swap Agreements related to interest rates but excluding unrealized gains and losses with respect to Swap Agreements related to interest rates.

Consolidated Interest Expense shall be calculated after giving pro forma effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the Reference Period and prior to the date of determination in connection with any Permitted Acquisitions and Asset Sale (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Leverage Ratio”: as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries (including for Excluded Subsidiaries to the extent such net income is distributable to a Loan Party) determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from such net income, to the extent otherwise included therein, without duplication:

(a)           the net income (or loss) of any person (other than the Borrower or a Guarantor) in which any person other than the Borrower and the Guarantors has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or a Guarantor;

(b)           the net income of any Subsidiary of the Borrower (other than a Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary (other than a Guarantor) of that income is not permitted as of the relevant date of determination by operation of the terms of any Contractual Obligation, Organizational Document or Requirement of Law applicable to that Subsidiary (other than a Guarantor) during such period, except that the Borrower’s equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(c)           the after-tax effect of any extraordinary gain (or loss) realized during such period by the Borrower or any of its Subsidiaries upon any Asset Sale by the Borrower or any of its Subsidiaries;

(d)           the after-tax effect of gains and losses due solely to fluctuations in currency values determined in accordance with GAAP for such period;

(e)           earnings resulting from any reappraisal, revaluation or write-up of assets;

(f)            unrealized gains and losses with respect to obligations in respect of Swap Agreements for such period;

(g)           the after-tax effect of any extraordinary or nonrecurring gain (or extraordinary or non-recurring loss) recorded or recognized by the Borrower or any of its Subsidiaries during such period;

(h)           the cumulative effect of changes in accounting principles during such period;

(i)            the after-tax effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in the property and equipment, inventory and other intangible assets, deferred revenue and debt line items in such person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the payment of fees, commissions and expenses in connection with the transactions contemplated by the Contribution Agreement or any consummated acquisition or the amortization or write-off of any amounts related thereto;

(j)            the after-tax effect of income (or loss) from the early extinguishment of Indebtedness or swap obligations under Swap Agreements;

(k)           any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(l)            any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; and

(m)          any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Asset Sale, other disposition of assets, recapitalization, Investment, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction.

“Consolidated Tax Expense”: for any period, the tax expense of the Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement”: that certain Refinancing Contribution Agreement, dated as of July 2, 2012, by and among Philadelphia Energy Solutions LLC, Sunoco, Inc. and Carlyle PES, L.L.C, as amended by that certain Amendment No. 1 to Refining Contribution Agreement, effective as of September 8, 2012, by and among Philadelphia Energy Solutions LLC, Sunoco, Inc., the Borrower and Carlyle PES, L.L.C., and without giving effect to any other amendment modification or supplement thereto.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Credit Party”: the Administrative Agent or any other Lender and, for the purposes of Section 9.13 only, any other Agent and the Arranger.

“Debt Fund Affiliate”: any Affiliate of the Sponsors (other than the Borrower and its Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which no Sponsor, directly or indirectly, possesses the power to direct or cause the direction of the investment policies of any such Affiliate.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part (other than in Capital Stock that are otherwise not Disqualified Capital Stock), on or prior to the date that is 121 days after the Latest Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case at any time on or prior to the date that is 121 days after the Latest Maturity Date, or (c) contains any repurchase obligation for cash purchase which may come into effect prior to the date that is 121 days after the Latest Maturity Date; provided, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control or an asset sale occurring prior to the date that is 121 days after the Latest Maturity Date shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations (other than taxes, costs, indemnifications, reimbursements, damages and other claims and liabilities (including Guarantee Obligations) in respect of which no written assertion of liability or no claim or demand for payment has been made at such time).

“Dividend”: as defined in Section 3.11.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Dutch Auction”: an auction conducted by the Borrower or one of its Subsidiaries in order to purchase Term Loans in accordance with procedures as may be agreed to between the Administrative Agent and the Borrower.

“EB-5 Program”: as defined in CanAm Financing.

“ECF Percentage”: 50%; provided, that, with respect to any fiscal year of the Borrower’s ending on or after December 31, 2013 the ECF Percentage shall be reduced to 0% if the Consolidated Leverage Ratio as of the last day of such fiscal year is less than 2.5 to 1.0.

“Embargoed Person”: any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Environment”: ambient air, indoor air, surface water and groundwater (including potable and non-potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, flora, fauna, or as otherwise defined in any Environmental Law.

“Environmental and Necessary Capex”: capital expenditures deemed reasonably necessary by the Loan Parties, in good faith and pursuant to prudent judgment, to satisfy applicable Requirements of Law (including to comply with Environmental Laws).

“Environmental Claim”: any claim, notice, demand, order, legal action, suit or proceeding alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury to the Environment or, as it relates to exposure to Hazardous Material, to human health.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Environmental Permit”: any permit, license, approval, registration, consent or other authorization under Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: (a) any entity, whether or not incorporated, that is under common control with a Loan Party within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which a Loan Party is a member; (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which a Loan Party is a member; and (d) solely for purposes of Section 412 of the Code and Section 312 of ERISA, with respect to any Loan Party, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Loan Party is a member. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of the Loan Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Loan Party and with respect to liabilities arising after such period for which the Loan Party could be liable under the Code or ERISA.

“ERISA Event”: (a) the failure of any Plan to comply with any material provisions of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any Reportable Event; (d) the failure of any Loan Party or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (e) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (g) the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (h) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) the failure by any Loan Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (j) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; (k) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, in “endangered” or “critical” status (within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA) or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA); (l) the failure by any Loan Party or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (m) the withdrawal by any Loan Party or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Loan Party or any of their respective Affiliates pursuant to Section 4062 or 4064 of ERISA; (n) the imposition of liability on any Loan Party or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (o) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or (to the extent there is controlled group liability for such fines, penalties, taxes or related charges) any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (p) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Loan Party in connection with any Plan; (q) receipt from the IRS of notice of the failure of any Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (r) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the average (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the greater of (a) 1.25% and (b) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two (2) Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.0 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower and its Restricted Subsidiaries on a consolidated basis, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year for the amount by which any such decrease is greater than $75,000,000, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate principal amount of all optional prepayments and purchases by the Borrower of the Loans during such fiscal year (or, in the case of loans prepaid or purchased at a discount to par, the aggregate amount paid by the Borrower in cash to effect such prepayments) to the extent such prepayment is not financed with the proceeds of any incurrence of long term Indebtedness, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year, (v) increases in Consolidated Working Capital for such fiscal year for the amount by which any such increase is greater than $75,000,000, (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) to the extent not deducted in determining Consolidated Net Income, payments to executives permitted under Section 6.5(g) pursuant to compensation agreements and payments permitted by Section 6.5(q) during such period and (viii) Permitted Tax Distributions.

“Excess Cash Flow Application Date”: as defined in Section 2.6(c).

“Exchange Act”: as defined in Section 7.1(k).

“Excluded Information”: as defined in Section 9.6(g)(ii).

“Excluded Subsidiary”: each (a) Subsidiary formed or acquired after the Closing Date that is designated as an Excluded Subsidiary pursuant to Section 5.12 and (b) Affiliate Transferee. For the avoidance of doubt, no Excluded Subsidiary shall be a Guarantor, and to the extent that an Excluded Subsidiary’s net income would otherwise be included in the definition of Consolidated Net Income or Consolidated EBITDA or any component thereof such Excluded Subsidiary’s net income shall not be included for purposes of calculating Consolidated Net Income or Consolidated EBITDA, in each case except to the extent provided in such definition.

“Excluded Swap Obligation”: with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 2.14(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Extended Term Loans”: as defined in Section 2.18(a).

“Extending Term Lender”: as defined in Section 2.18(a).

“Extension”: as defined in Section 2.18(a).

“Extension Amendment”: as defined in Section 2.18(c).

“Extension Offer”: as defined in Section 2.18(a).

“Facility”: (a) the Initial Term Loan Commitments and the Initial Term Loans made thereunder and (b) each tranche of Extended Term Loans.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

“Fee Letter”: the fee letter between the Administrative Agent and the Borrower, dated as of February 27, 2013.

“First ABL Amendment”: the first amendment to the ABL Credit Agreement, dated December 14, 2012.

“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Loan Party or with respect to which any Loan Party has any actual or contingent liability.

“Foreign Plan”: each employee benefit plan (within the meaning of Section 3(3) of ERISA that is not subject to US law and is maintained or contributed to by any Loan Party or with respect to which any Loan Party has any actual or contingent liability.

“Foreign Plan Event”: with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.

“Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: subject to Section 1.3, generally accepting accounting principles in the United States applied on a consistent basis.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Governmental Real Property Disclosure Requirements”: any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling, of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee Agreement”: the Guarantee Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit B.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or has the economic effect of guaranteeing, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or has the economic effect of guaranteeing, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to the Subsidiary Guarantors.

“Hazardous Material”: (i) any hazardous substances, hazardous waste, petroleum or fraction thereof, contaminant, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing material in any form or condition, radon or any other radioactive material (including any source, special nuclear or by-product material); and (ii) any other chemical, waste, material, compound, constituent or substance, subject to regulation as hazardous, toxic, a pollutant or a contaminant or which can give rise to liability under any Environmental Laws.

“Holdings”: Philadelphia Energy Solutions, LLC, a Delaware limited liability company.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Initial Term Lender”: each Lender that has an Initial Term Loan Commitment or that holds an Initial Term Loan.

“Initial Term Loan”: as defined in Section 2.1.

“Initial Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make an Initial Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Initial Term Loan Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Initial Term Loan Commitments is $550,000,000.

“Initial Term Loan Percentage”: as to any Initial Term Lender at any time, the percentage which such Lender’s Initial Term Loan Commitment then constitutes of the aggregate Initial Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Initial Term Loans then outstanding constitutes of the aggregate principal amount of the Initial Term Loans then outstanding).

“Insolvent”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement”: as defined in Section 9.18.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December (or, if an Event of Default is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, (i) each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and (ii) the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)            if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii)           the Borrower may not select an Interest Period under a particular Facility that would extend beyond the date final payment is due on the relevant Term Loans;

(iii)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv)          the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“Intermediation Amendment”: the second amendment to the Supply and Offtake Documents, which shall permit the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

“Investments”: as defined in Section 6.7.

“IP Rights”: as defined in Section 3.6.

“IPO”: the first underwritten public offering by Philadelphia Energy Solutions LLC, a Delaware limited liability company, of its Capital Stock after the Closing Date pursuant to a registration statement filed with the SEC in accordance with the Securities Act of 1933, as amended, which raises Net Cash Proceeds of at least $50,000,000.

“IRS”: the United States Internal Revenue Service.

“Joint Venture”: (a) any Person which would constitute an “equity method investee” of the Borrower or any of its Subsidiaries and (b) any Person in whom the Borrower or any of its Subsidiaries beneficially owns any Capital Stock that is not a Subsidiary.

“JPMVEC”: J.P. Morgan Ventures Energy Corporation, or any successor or assignee thereof.

“Latest Maturity Date”: at any date of determination, the latest Maturity Date applicable to any Loan hereunder at such time.

“Lenders”: as defined in the preamble hereto.

“Lien”: with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any arrangement effective to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Guarantee Agreement, the Notes (if any), the Intercreditor Agreement, any CanAm Intercreditor Agreement, the Fee Letter and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Parties”: the Borrower and Guarantors.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, financial condition or results of operations of the Loan Parties, taken as a whole, (b) Loan Parties’ ability to fully perform their respective payment obligations under any Loan Document or (c) the rights or remedies of the Administrative Agent or the Lenders hereunder or under any other Loan Document.

“Material Contract”: the ABL Credit Agreement and the other ABL Loan Documents, the Supply and Offtake Documents and any other agreement or contract to which any Loan Party is a party and the failure of which to keep in full force and effect could reasonably be expected to have a Material Adverse Effect.

“Material Permit”: permits required for the Borrower to conduct of its businesses, operations and Real Property in accordance with Requirements of Law, excluding such permits the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

“Maturity Date”: with respect to (a) Loans that have not been extended pursuant to Section 2.18, April 4, 2018 and (b) with respect to Extended Term Loans, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Lenders.

“Minimum Extension Condition”: as defined in Section 2.18(b).

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the parcels of Real Property described by metes and bounds on Schedule 1.1B and identified as Parcels A, B-1, C and D in the Owner’s Title Policy, as to which the Administrative Agent, acting in its capacity on behalf of the Lenders, shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent, acting in its capacity on behalf of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate (i) makes or is obligated to make contributions, (ii) during the preceding five plan years, has made or been obligated to make contributions or (iii) has any actual or contingent liability.

“Multiple Employer Plan”: an employee pension benefit plan (as defined in Section 3(2) of ERISA) which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds”: (a) with respect to any Asset Sale or Recovery Event, the cash proceeds actually received by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) (including cash proceeds subsequently received (as and when received by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary)) in respect of non-cash consideration initially received) net of (i) reasonable and documented selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional, advisory, consulting, investment banking and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by the Borrower or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall then constitute Net Cash Proceeds); (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale (provided, that to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such cash proceeds shall then constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or indebtedness which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness or indebtedness assumed by the purchaser of such properties); (v) any survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees in respect of any such Asset Sale; and (vi) taxes paid or reasonably estimated to be actually payable in connection therewith and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-U.S. Lender”: a Lender that is not a U.S. Person.

“North Yard”: the parcels of real property commonly referred to as the “north yard” located north of Passyunk Avenue and adjacent to Philadelphia Gas Works property and described by metes and bounds on Schedule 1.1D and identified as Parcels B-2, B-3, B-4, H-1 and H-2 in the Owner’s Title Policy.

“North Yard Assets”: collectively, the North Yard, including all improvements thereon or incidental thereto, any railroads and any other assets or personal property necessary for or incidental to the operation and maintenance of the assets located on the North Yard.

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Specified Swap Agreement (other than any Excluded Swap Obligations arising under any Specified Swap Agreement) or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OFAC”: as defined in Embargoed Persons.

“Organizational Documents”: with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Other Affiliate”: any Sponsor and any Affiliate of a Sponsor, other than the Borrower, any Subsidiary of the Borrower and any natural person.

“Other Connection Taxes”: with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Logistics Assets”: collectively, (a) the West Yard, including all improvements thereon or incidental thereto, (b) any railroads, railcars, rail loading and unloading facilities, (c) tanks that are (x) dedicated to any rail loading and unloading facility or (y) otherwise put into service after the date hereof, (d) pipeline infrastructure that connects any rail loading and unloading facility to these tanks and these tanks to the Refinery, (e) any assets and property interests which are subject to the rights of first refusal in favor of the Borrower under the Terminaling Agreements, along with any pipeline infrastructure connecting these assets or property interests to the Refinery that are acquired by any of the Loan Parties after the Closing Date, and (f) all contract rights and real estate rights related thereto.

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Owner’s Title Policy”: that certain Owner’s Policy of Title Insurance issued by First American Title Insurance Company in favor of the Borrower, Policy No. 5011442-0051311e, including any and all endorsements to the same.

“Participant”: as defined in Section 9.6(c).

“Participant Register”: as defined in Section 9.6(c).

“Patriot Act”: as defined in Section 9.17.

“PBGC”: the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.

“PCB”: as defined in Hazardous Materials.

“Pension Plan”: any employee benefit plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) which is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (i) which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Loan Party or any of their respective ERISA Affiliates or (ii) with respect to which any Loan Party or any of their respective ERISA Affiliates has any actual or contingent liability.

“Perfection Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit I.

“Permitted Acquisition”: as defined in Section 6.7(k).

“Permitted Holders”: shall mean (a) Carlyle, (b) its Controlled Investment Affiliates, (c) such Person’s Related Parties and (d) Sunoco, Inc.

“Permitted North Yard Financing”: as defined in Section 6.1(i).

“Permitted Reporting Company”: Holdings, so long as Holdings and each Subsidiary of Holdings of which the Borrower is a Subsidiary shall not (i) have conducted, transacted or otherwise engaged in, or committed to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) have incurred, created, assumed or suffered to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law and (y) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 6.5 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower.

“Permitted Tax Distributions”: payments, dividends or distributions by the Borrower, Guarantors and their respective Subsidiaries (without duplication) for the payment of income Taxes (including estimated taxes) by any Person as a result of its direct or indirect ownership of an interest in the Borrower, Guarantors or their respective Subsidiaries; provided that the amount of such distributions with respect to a taxable period shall not exceed the product of (i) the highest combined marginal income tax rate payable by natural persons residing in New York, New York, and (ii) the lower of (A) the net taxable income for such period that is used as the basis for determining the amount of tax distributions permitted to be made under Section 6.1(f) of the Philadelphia Energy Solutions LLC limited liability company agreement (as in effect on the date hereof, without regard to any amendments thereof on or after the date hereof), taking into account, without duplication, only the income, gain, losses, deductions and credits of Philadelphia Energy Solutions LLC which are (x) attributable to its direct and/or indirect interests in the Borrower and those Guarantors and their respective Subsidiaries that are partnerships or disregarded entities for U.S. federal income tax purposes and (y) includable in the taxable income of Philadelphia Energy Solutions LLC or its members, and (B) the net taxable income of Borrower (treating Borrower as a taxable entity, and including in such net taxable income Borrower’s distributive share of all tax items attributable to any Subsidiary of Borrower taxed as a partnership or disregarded entity) for such period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the date hereof (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the taxable period in question. The amount of net taxable income determined under sub-clause (A) of clause (ii) of the previous sentence excludes, and the amount of net taxable income determined under sub-clause (B) of clause (ii) of the previous sentence shall exclude, an amount equal to any taxable income or gain allocable to the Sunoco, Inc. member of Philadelphia Energy Solutions LLC for such period under Section 704(c) of the Code with respect to LIFO inventory contributed by Sunoco, Inc. (as described in the limited liability company agreement of Philadelphia Energy Solutions LLC in effect on the date hereof). Further, the amount of net taxable income determined under sub-clauses (A) and (B) of clause (ii) of the second preceding sentence shall be calculated without regard to the income, gain, losses, deductions and credits of any Excluded Subsidiary or Foreign Subsidiary; provided, however, that Borrower, Guarantors and their respective Subsidiaries may make distributions to pay income Taxes attributable to the income, gain, losses, deductions and credits of any Excluded Subsidiary to the extent of cash actually distributed by such Excluded Subsidiary to Borrower, or to a Subsidiary of Borrower that is not an Excluded Subsidiary, for purposes of paying such Taxes.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA but excluding any Multiemployer Plan), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Loan Party is an “employer” as defined in section 3(5) of ERISA.

“Platinum Sale and Leaseback Transaction”: a sale and leaseback transaction with respect to platinum and/or other precious metals used or to be used as a catalyst in the refining process, in an amount not to exceed $75,000,000.

“Preferred Stock”: with respect to any person, any and all preferred or preference Capital Stock (however designated) of such person whether now outstanding or issued after the Closing Date.

“Pre-Funded Inventory Note”: that certain pre-funded inventory promissory note, dated as of September 8, 2012, issued by the Borrower in favor of Sunoco, Inc. (R&M) pursuant to the Contribution Agreement.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Pro Forma Financial Statements”: as defined in Section 3.4(c).

“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(c) of the Code.

“Purchase Money Obligation”: for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Capital Stock of any person) or the cost of installation, construction, development or improvement of any property and any refinancing thereof; provided, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Real Property”: any parcel or tract, or portion thereof, of real property owned by any Loan Party, which for purposes of this Agreement and the other Loan Documents shall not include the North Yard or the West Yard.

“Recovery Event”: any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) which constitutes Term Loan Priority Collateral (as defined in the Intercreditor Agreement). “Recovery Event” shall include but not be limited to any taking of all or any part of any Real Property which constitutes Term Loan Priority Collateral (as defined in the Intercreditor Agreement) of the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property which constitutes Term Loan Priority Collateral (as defined in the Intercreditor Agreement) of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Reference Period”: as defined in Consolidated EBITDA.

“Refinery”: the refinery located in Philadelphia, Pennsylvania (consisting of two formerly separate refining operations commonly known as “Point Breeze” and “Girard Point”).

“Register”: as defined in Section 9.6(b)(iv).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to prepay the Loans pursuant to Section 2.6(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Notice Date”: as defined in Section 2.6(b).

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring 365 days following the date of such Reinvestment Event; provided that such time may be extended by an additional 180 days if, on or prior to the 365th day following the date of receipt of such proceeds, Borrower delivers a certificate of a Responsible Officer to the Administrative Agent detailing the intended use of such proceeds and certifying that the proceeds will be used in accordance with this clause; and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release”: any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replaced Term Loans”: as defined in Section 9.1.

“Replacement Term Loans”: as defined in Section 9.1.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than those events as to which notice is waived pursuant to DOL Reg. Section 4043 as in effect on the date hereof (no matter how such notice requirement may be changed in the future).

“Required Lenders”: at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Loans then outstanding; provided that the Loans held by any Affiliate Lender (other than any Debt Fund Affiliate) shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Response”: (a) “response” as such term is defined in Section 101(24) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Responsible Officer”: the chief executive officer, president, chief financial officer of the Borrower, or any executive officer of such Person responsible for administration of the obligations of such Person under this Agreement, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

“Restricted Payments”: as defined in Section 6.5.

“Restricted Subsidiary”: each Subsidiary of the Borrower that is not an Excluded Subsidiary.

“S&P”: Standard & Poor’s Ratings Services.

“Sale and Leaseback Transaction”: any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: collectively, the Administrative Agent, the Lenders and the Lender or affiliate of a Lender party to a Specified Swap Agreements.

“Security Agreement”: the Pledge and Security Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Security Documents”: the collective reference to the Security Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Specified Cross-Default”: (a) an event of default under Section 8.01(c), (d) or (k) of the ABL Credit Agreement unless such event of default shall not have been cured or waived within thirty (30) days after the occurrence thereof, (b) an event of default under Section 8.01(f)(iii), (iv), (v), (vi) and (vii) of the ABL Credit Agreement or (c) an event of default that exists under any other agreement evidencing or securing Indebtedness of a Loan Party for no reason other than the existence of an event of default under the Supply and Offtake Documents.

“Specified Swap Agreement”: any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by the Borrower or any Guarantor and any Person that is a Lender or an affiliate of a Lender at the time such Swap Agreement is entered into.

“Sponsors”: (a) Carlyle, (b) Energy Transfer Partners, L.P. and (c) each of their respective Control Investment Affiliates but not including, however, any portfolio companies of the foregoing.

“Subordinated Indebtedness”: Indebtedness of any Loan Party that is by its terms subordinated in right of payment to the Obligations of the Borrower and the Guarantors, as applicable, on terms reasonably acceptable to the Administrative Agent.

“Subordinated Notes”: that certain line-fill promissory note, dated as of September 8, 2012, issued by the Borrower in favor of the Sunoco, Inc. (R&M) pursuant to the Contribution Agreement.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: each Wholly-Owned Subsidiary of the Borrower other than any Excluded Subsidiary and any Foreign Subsidiary.

“Supply and Offtake Agreement”: that certain Supply and Offtake Agreement, dated as of September 8, 2012, by and between JPMVEC and the Borrower.

“Supply and Offtake Documents”: the documents listed on Schedule 1.1C.

“Swap Agreement”: any agreement related to (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction, forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (b) a transaction similar to any transaction referred to in clause (a) that is currently, or in the future becomes, regularly entered into in the financial markets (including terms and conditions incorporated by reference into such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are made and (c) any transaction that is a combination of the transactions described in clauses (a) and (b) above. For the avoidance of doubt, “Swap Agreement” shall not include the Supply and Offtake Agreement or any other Supply and Offtake Document.

“Swap Obligation”: as defined in Excluded Swap Obligation.

“Tax Return”: all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminaling Agreements”: any agreements to which the Borrower is a party as of the Closing Date with respect to the receipt, handling, storage or delivery of crude oil, refined petroleum products (or any other products reasonably related or ancillary thereto).

“Term Lenders”: the collective reference to the Initial Term Lenders.

“Term Loans”: the collective reference to the Initial Term Loans.

“Title Insurance Company”: as defined in Section 5.11(b).

“Transactions”: the entry into this Agreement and the other Loan Documents and the payment of the Dividend.

“Transferee”: any Assignee or Participant.

“Treasury Rate”: at any date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the date which is one year following the Closing Date; provided, however, that if the period from such date to the date which is one year following the Closing Date is not equal to the constant maturity of a United States Treasury security, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unfinanced Capital Expenditures”: with respect to any person and for any period, Capital Expenditures made by such person during such period and not financed from the proceeds of Indebtedness, any issuance or sale of Capital Stock, Recovery Events or Asset Sales or other dispositions of assets.

“United States”: the United States of America.

“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.14(f)(ii)(B)(3).

“Voting Stock”: with respect to any person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such person.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“West Yard”: the parcel of real properly (and any improvements to such parcel of real property) commonly referred to as the “west yard” described by metes and bounds on Schedule 1.1D and identified in the Owner’s Title Policy as Parcel E.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are used in sections 4203 and 4205, respectively, of ERISA.

1.2          Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)           As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (iv) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c)           The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3          Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by the Borrower and the Required Lenders. If, after the Closing Date, any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower and results in a change in any of the calculations required by Section 6 that would not have resulted had such accounting change not occurred, if requested by the Borrower or the Administrative Agent, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by Borrower shall be the same after such change as if such change had not been made (subject to the approval of the Required Lenders and not subject to any amendment fee or increase in pricing hereunder); provided, however, that (i) no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Section 6 shall be given effect until such provisions are amended to reflect such changes in GAAP and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between such calculations made before and after giving effect to such change in GAAP. Notwithstanding any other provision of this Agreement to the contrary, for all purposes during the term of this Agreement and any other Loan Document, each lease that pursuant to GAAP as in effect on the Closing Date would be classified as a capital lease or an operating lease will continue to be so classified, notwithstanding any change in characterization of that lease subsequent to the Closing Date based on changes to GAAP or interpretation of GAAP.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1          Initial Term Loan Commitments. Subject to the terms and conditions hereof, each Initial Term Lender severally agrees to make a term loan (an “Initial Term Loan”) to the Borrower on the Closing Date in an amount not to exceed the amount of the Initial Term Loan Commitment of such Lender. The Initial Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

2.2          Procedure for Initial Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, one (1) Business Day prior to the Closing Date) requesting that the Initial Term Lender make the Initial Term Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent, shall promptly notify each Initial Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date, each Initial Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loan or Initial Term Loans to be made by such Initial Term Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Initial Term Lenders in immediately available funds.

2.3          Repayment of Initial Term Loans. The Initial Term Loan of each Initial Term Lender shall mature in 20 consecutive quarterly installments, each in an amount equal to such Lender’s Initial Term Loan Percentage multiplied by 0.25% of the original aggregate amount of the Initial Term Loans on the last Business Day of each fiscal quarter, commencing on June 30, 2013, with the unpaid balance due on the fifth anniversary of the Closing Date.

2.4          Fees. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the Fee Letter and to perform any other obligations contained therein.

2.5          Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as set forth in clause (b) below), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M., New York City time, three (3) Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, one (1) Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof, or, if less, the amount outstanding.

(b)           If any notice is given pursuant to this Section 2.5 or in respect of an incurrence of Replacement Term Loans for prepayment of Loans, (i) at any time on or prior to the first anniversary of the Closing Date, such prepayment shall be accompanied by an amount equal to the Applicable Premium, (ii) at any time after the one-year anniversary of the Closing Date and on or prior to the two-year anniversary of the Closing Date, an amount equal to 102% of the principal amount specified in the notice shall be payable on the date specified therein, (iii) at any time after the two-year anniversary of the Closing Date and on or prior to the three-year anniversary of the Closing Date, an amount equal to 101% of the principal amount specified in the notice shall be payable on the date specified therein and (iv) at any time thereafter, an amount equal to 100% of the principal amount specified in the notice shall be payable on the date specified. Each prepayment of Loans under this Section 2.5 shall be accompanied by accrued interest to the date of prepayment on the amount prepaid.

2.6          Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be issued or incurred by any Loan Parties (excluding any Indebtedness incurred in accordance with Section 6.1), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence to the prepayment of the Loans as set forth in Section 2.6(d).

(b)           If, on any date, any Loan Party shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof on or prior to the fifth Business Day following the receipt of Net Cash Proceeds from such Asset Sale or Recovery Event (the “Reinvestment Notice Date”), such Net Cash Proceeds shall be applied after the Reinvestment Notice Date to the prepayment of the Loans as set forth in Section 2.6(d) and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of the Loans as set forth in Section 2.6(d).

(c)           If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2013, there shall be Excess Cash Flow, the Borrower shall, on the Excess Cash Flow Application Date applicable to such fiscal year, apply the ECF Percentage of such Excess Cash Flow to the prepayment of the Loans as set forth in Section 2.6(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than fifteen (15) days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 5.1(a) for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d)           Amounts to be applied in connection with prepayments made pursuant to Section 2.6 shall be applied to the prepayment of the Loans in accordance with Section 2.12(b). The application of any prepayment pursuant to Section 2.6 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)           Notwithstanding anything to the contrary in Section 2.6(d) or 2.12, the Borrower will, in lieu of applying the amount of any mandatory prepayment described in Section 2.6 (such amount, the “Initial Prepayment Amount”) to the prepayment of Loans as provided in paragraph (d) above, on the date specified in Section 2.6 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Lender a notice (each, a “Prepayment Option Notice”) as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Lender a Prepayment Option Notice, which shall be in the form of Exhibit E, and shall include an offer by the Borrower to prepay on the date (each a “Mandatory Prepayment Date”) that is ten (10) Business Days after the date of the Prepayment Option Notice, the Loans of such Lender by an amount equal to the portion of the Initial Prepayment Amount indicated in such Lender’s Prepayment Option Notice as being applicable to such Lender’s Loans. On the Mandatory Prepayment Date, the Borrower shall pay to the relevant Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Loans in respect of which such Lenders have accepted prepayment as described above.

2.7          Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 11:00 A.M., New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)           Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations or (ii) if an Event of Default specified in clause (i) or (ii) of Section 7(f) with respect to the Borrower is in existence, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.8          Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be not less than $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time (or, if less, the entire outstanding principal amount of any Loan).

2.9          Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b)           Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)           (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all overdue Loans shall bear interest at a rate per annum equal to in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d)           Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.10        Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)           Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

2.11        Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a)       the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent a manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b)       the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar

Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.12        Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower of the Initial Term Loans from the Initial Term Lenders hereunder shall be made pro rata according to the respective Initial Term Loan Percentages of the Initial Term Lenders.

(b)           Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders (except as otherwise provided in Section 2.6(e) or, in the case of Extended Term Loans, if the applicable Extension Amendment specifies a less favorable treatment). The amount of each such principal prepayment of the Loans (other than any optional prepayment made pursuant to Section 2.5) shall be applied first to the scheduled installments of the Loans occurring within the next twelve months in direct order of maturity and second to reduce the then remaining installments of the Loans pro rata based upon the respective then remaining principal amounts thereof; each optional prepayment made pursuant to Section 2.5 shall be applied as directed by the Borrower or, in the absence of such direction, to reduce the remaining installments of the Loans in direct order of maturity, unless, in the case of Extended Term Loans, the applicable Extension Amendment specifies a less favorable treatment. Amounts prepaid on account of the Loans may not be reborrowed.

(c)           All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 8.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)           Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(e)                                  Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three (3) Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f)                                   If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.12(d), 2.12(e), 2.14(e) or 8.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in any order as determined by the Administrative Agent in its discretion.

2.13                        Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or other Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)                                     shall subject any Credit Party to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)                                  shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii)                               shall impose on such Lender any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Lender or such other Credit Party, by an amount that such Lender or other Credit Party deems to be material, of making, converting into, continuing or maintaining Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Credit Party, upon its demand, any additional amounts necessary to compensate such Lender or such other Credit Party for such increased cost or reduced amount receivable. If any Lender or such other Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)                                 If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company as a consequence of its obligations hereunder (taking into consideration such Lender’s or such Lender’s holding company’s policies with respect to capital adequacy or liquidity)by an amount deemed by such Lender to be material and, in any event, to a level below that which such Lender or such Lender’s holding company could have achieve but for such change in Requirement of Law , then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for such reduction.

(c)                                  Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d)                                 A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.14                        Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14), the amounts received with respect to this agreement equal the sum which would have been received had no such deduction or withholding been made.

(b)                                 The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)                                  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 The Loan Parties shall jointly and severally indemnify each Credit Party, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis for the calculations of such payment or liability and including reasonable supporting evidence shall be prima facie evidence thereof absent manifest error.

(e)                                  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than documentation relating to U.S. federal withholding taxes, including such documentation set forth in Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                 to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                               any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

(i)                                     For purposes of this Section 2.14, the term “applicable law” includes FATCA.

2.15                        Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.16                        Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending offices to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

2.17                        Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.13 or 2.14(a), or (b) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have eliminated the need for payment of amounts owing pursuant to Section 2.13 or 2.14(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.13 or 2.14(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.

2.18                        Extensions of Loans. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Loans with the same maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans with the same maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans and otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”, and each group of Loans, in each case as so extended, as well as the original Loans (not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to pricing (interest rate, fees, funding discounts and prepayment premiums), amortization, maturity, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be set forth in the relevant Extension Offer), the Loans of any Lender that agrees to an Extension with respect to such Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then Latest Maturity Date of the Loans), (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no less than 91 days longer than the remaining Weighted Average Life to Maturity of the Facility extended thereby, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing and (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b)                                 With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.18 and (ii) each Extension Offer shall specify the minimum amount of Loans to be tendered, which shall be with respect to Loans of a Facility an integral multiple of $1,000,000 and an aggregate principal amount that is not less than $100,000,000 (or if less, the remaining outstanding principal amount thereof) (or such lesser minimum amount reasonably approved by the Administrative Agent) (a “Minimum Extension Condition”). The transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Lender or any other Person (other than as set forth in clause (c) below), and the requirements of any provision of this Agreement (including Section 2.12) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section shall not apply to any of the transactions effected pursuant to this Section 2.18.

(c)                                  The consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Administrative Agent shall be required to effectuate any Extension. No consent of any Lender or any other Person shall be required to effectuate any Extension, other than the consent of the Borrower and each Lender agreeing to such Extension with respect to one or more of its Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section. Without limiting the foregoing, in connection with any Extensions, the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage (i) that has stated within it a maturity date prior to the then Latest Maturity Date so that such stated maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent), or (ii) covers property in a state where local counsel to the Administrative Agent has advised that because of the establishment of such tranches or sub-tranches and/or the extension of such maturity date, such Mortgage should be amended in the manner specified by such local counsel.

(d)                                 In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Initial Term Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that, as of the Closing Date:

3.1                               Organization; Powers. Each Loan Party (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.2                               Authorizations; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and (other than with respect to the payment of Dividend) have been duly authorized by all necessary limited liability company action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.3                               Governmental Approvals; No Conflicts. The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as has been obtained or made and are in full force and effect, (B) filings necessary to perfect or maintain Liens created by the Security Documents, (C) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect and (D) the transfer of the Environmental Permits to the Borrower (which transfers are currently being pursued and which the Borrower believes will be issued in the ordinary course), (ii) do not violate the Organizational Documents of any Loan Party or any Requirement of Law, except, in each case, for any such violation which could not reasonably be expected to result in a Material Adverse Effect, (iii) except as set forth on Schedule 3.3, do not violate or result in a default or require any consent or approval under any Material Contract binding upon any Loan Party or its property, or under the Contribution Agreement or the Subordinated Notes, or give rise to a right under any of the foregoing to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect and (iv) do not result in the creation or imposition of any Lien on any property of any Loan Party, except Liens permitted pursuant to Section 6.2.

3.4                               Financial Statements; Material Adverse Effect; Pro Forma Financial Statements.

(a)                                 Financial Statements. All financial statements delivered pursuant to Section 4.1(b) have been prepared in accordance with GAAP consistently applied and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods to which they relate, except for, in the case of interim financial statements delivered, the absence of footnote disclosures and normal year-end adjustments.

(b)                                 No Material Adverse Effect. Since September 8, 2012, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect; provided, however, that any adverse change, event or effect arising from or related to any of the following shall not be deemed to constitute and shall not be taken into account in determining whether a material adverse effect has occurred: (i) changes in general economic conditions or changes affecting the industries in which the Borrower or any of its Subsidiaries operates (except to the extent that such changes have a disproportionately adverse effect on the Borrower and its Subsidiaries, taken as a whole), (ii) macroeconomic factors, interest rates, currency exchange rates or general financial market conditions (except to the extent that such changes have a disproportionately adverse effect on the Borrower and its Subsidiaries, taken as a whole), (iii) changes in GAAP and other accounting requirements after February 27, 2013 and/or (iv) changes in or effects arising from or relating to changes in laws, rules or regulations applicable to the Borrower or any of its Subsidiaries (except to the extent that such changes have a disproportionately adverse effect on the Borrower and its Subsidiaries, taken as a whole).

(c)                                  Pro Forma Financial Statements. The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2012 and the related consolidated statement of income for the twelve (12) month period ended on such date (including the notes thereto) (the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Transactions and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Financial Statements have been prepared based on the best information available to the Borrower (on a commercially reasonable basis taking into account the context and available timeframe in which they were prepared) as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at and for the twelve month period ended on December 31, 2012 assuming that the events specified in the preceding sentence had actually occurred at such date.

3.5                               Properties.

(a)                                 Generally. Each Loan Party has good title to, a license to or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Liens permitted pursuant to Section 6.2 and, in the case of all other property, Liens permitted pursuant to Section 6.2 and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose in either case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The property of the Loan Parties, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Loan Parties as presently conducted.

(b)                                 No Recovery Event. No Loan Party has received any written notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Recovery Event affecting all or any portion of its property, which Recovery Event could reasonably be expected to have a Material Adverse Effect.

(c)                                  Collateral. No claim has been made and remains outstanding that any Loan Party’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.6                               Intellectual Property. Each Loan Party owns, licenses or possesses the right to use all of the trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, and such IP Rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The conduct of the business of any Loan Party as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.7                               Capital Stock and Subsidiaries. Each Loan Party has no Subsidiaries other than those set forth on Schedule 3.7. Schedule 3.7 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party. All of the outstanding Capital Stock in such Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable in the relevant jurisdiction) and are owned free and clear of all Liens except Liens permitted pursuant to Section 6.2.

3.8                               Litigation; Compliance with Laws; No Default.

(a)                                 Except as set forth in Schedule 3.8(a), there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any business, property or rights of any Loan Party (i) that involve any Loan Document or, as of the Closing Date, any of the other Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)                                 Except for matters covered by Section 3.17, no Loan Party or any of its businesses, operations and Real Property is in violation of, nor will the continued operation of its businesses, operations or the facilities and properties owned, leased or operated by such Loan Party as currently conducted or contemplated by any Contractual Obligation of such Loan Party violate, any Requirements of Law where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c)                                  No Default or Event of Default has occurred and is continuing.

(d)                                 The Borrower or any Affiliate thereof has obtained all Material Permits; all such Material Permits are valid and in good standing and, where subject to renewal and/or transfer, the Loan Parties have timely submitted complete renewal and/or transfer applications; the Borrower is currently in compliance with all such Material Permits, other than any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

(e)                                  No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

3.9                               Federal Reserve Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock (as defined in Regulation U). No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of Regulation T, U or X.

3.10                        Investment Company Act. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.11                        Use of Proceeds. The Borrower will use the proceeds of the Loans to finance Capital Expenditures and for general corporate purposes of the Borrower and its Subsidiaries, including the payment, within one year of the Closing Date, of a $200,000,000 dividend to the members of the Borrower (the “Dividend”).

3.12                        Taxes. Each Loan Party has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects, (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate have a Material Adverse Effect and (c) satisfied all of its withholding tax obligations except for failures that could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Each Loan Party has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable. Each Loan Party is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

3.13                        No Material Misstatements. (a) All written information, other than projections and information of a general economic or industry specific nature, that has been made available by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby, when taken as a whole, was or is correct in all material respects and did not or does not, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates thereto that may have been subsequently delivered) and (b) the financial projections and other forward-looking information (giving effect to all supplements and updates thereto that may have been subsequently delivered) that have been made available by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by such Loan Party to be reasonable at the time furnished (it being recognized that such projections are as to future events and are not to be viewed as facts, such projections are subject to significant uncertainties and contingencies, many of which are beyond such Loan Party’s control, that no assurance can be given that any such projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material).

3.14                        Labor Matters. There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other Requirement of Law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

3.15                        Solvency. Immediately after the consummation of the Transactions, assuming the Dividend is paid on the Closing Date, (a) the sum of the present fair saleable value of the assets owned by the Loan Parties on a consolidated basis, on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Loan Parties on a consolidated basis as they become absolute and matured, the amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing at the Closing Date, represents the amount that can reasonably be expected to become an actual or matured liability, (b) the Loan Parties do not, on a consolidated basis, have unreasonably small capital in relation to their business and (c) the Loan Parties, on a consolidated basis, have not incurred, do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business.

3.16                        ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) each Loan Party (and in the case of a Pension Plan, each of their respective ERISA Affiliates) are in compliance with all applicable provisions and requirements of ERISA and the Code and other federal and state laws and the regulations and published interpretations thereunder with respect to each Plan and Pension Plan and have performed all their obligations under each Plan and Pension Plan; (b) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur; (c) each Plan which is intended to qualify under Section 401(a) of the Code has either received from the Internal Revenue Service a favorable determination letter covering such plan’s most recently completed five-year remedial amendment cycle in accordance with Revenue Procedure 2007-44, I.R.B. 2007-28, indicating that such Plan is so qualified and the trust related thereto has been determined by the Internal Revenue Service to be exempt from taxation or, if such Plan is a master or prototype plan, it has received a favorable opinion letter from the Internal Revenue Service or, if such Plan is a volume submitter plan, it has received a favorable advisory letter from the Internal Revenue Service and, there are no circumstances likely to result in revocation of any such letter; (d) no liability to the PBGC (other than required premium payments), the IRS, any Plan or Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Loan Party or any of their ERISA Affiliates; (e) no ERISA Event has occurred and the Borrower is not aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (f) each Loan Party and each of their respective ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (g) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Loan Party or to which any Loan Party has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; (h) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, no Loan Party nor any of their respective ERISA Affiliates has any potential liability for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA) that, when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, could reasonably be expected to result in a Material Adverse Effect; (i) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; (j) neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 3.16 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement; and (k) the present value of all accumulated benefit obligations under each Pension Plan did not, as of the close of its most recent plan year, exceed the fair market value of the assets of such Pension Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder), and the present value of all accumulated benefit obligations of all underfunded Pension Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).

3.17                        Environmental Matters. (a) Except as set forth in Schedule 3.17, and except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect:

(i)                                     The Loan Parties and their businesses, operations and Real Property are in compliance with all and have not violated any applicable Environmental Law; and no expenditures or operational adjustments will be required during the next five years in order to comply with the applicable Environmental Laws in effect as of the date of this Agreement (including for the avoidance of doubt any requirements under such Environmental Laws that need not be satisfied until after the date of this Agreement);

(ii)                                  The Loan Parties possess all Environmental Permits required to conduct their business and operations in accordance with applicable Environmental Law. All such Environmental Permits are valid and in good standing and, where subject to renewal and/or transfer, the Loan Parties have timely submitted complete renewal and/or transfer applications and timely and adequately responded to any requests from any Governmental Authority in connection with such applications; and (z) there are no proceedings pending or, to the knowledge of the Loan Parties, threatened which could reasonably be expected to affect the validity of any such Environmental Permit or the ability of the Loan Parties to renew, modify or transfer any Environmental Permits as required under any Environmental Law. Other than as provided in the currently effective business plan of the Borrower, to the knowledge of the Borrower, no material expenditures or operational adjustments will be required during the next five (5) years in order to renew or modify such Environmental Permits under applicable Environmental Law in effect as of the date such renewal or modification is required (including for the avoidance of doubt any requirements under such Environmental Laws that need not be satisfied until after such date);

(iii)                               There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property, or other facilities currently owned, leased or operated by the Loan Parties, or any other location, that has resulted in, or could reasonably be expected to result in, liability of the Loan Parties under any applicable Environmental Law;

(iv)                              There is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against the Loan Parties, or relating to any Real Property, or other facilities currently owned, leased or operated by the Loan Parties, and to the knowledge of the

Borrower, there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

(v)                                 No Person with an indemnity or contribution obligation to the Loan Parties relating to compliance with or liability under Environmental Law is in or, to the knowledge of any Loan Party, has threatened to default with respect to such obligation.

(b)                                 Except as set forth in Schedule 3.17 and except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect:

(i)                                     No Loan Party is obligated to perform any action or otherwise incur any expense under applicable Environmental Law pursuant to any order, decree, judgment or agreement to which it is bound or has assumed by contract or agreement, and no Loan Party is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

(ii)                                  No Real Property or facility is owned, leased or operated by any Loan Party that is material to its business is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or included on any similar list maintained by any Governmental Authority;

(iii)                               No Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Property or other assets of the Loan Parties; and

(iv)                              The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law.

3.18                        Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by each Loan Party as of the Closing Date. All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of any material violation or cancellation thereof.

3.19                        Security Documents. Each Security Document (and the Mortgage upon delivery thereof) is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, the Collateral to the extent that an enforceable Lien in such Collateral may be created under any applicable law of the United States or any state thereof, including the applicable UCC and when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 5 to the Perfection Certificate with payment of any associated filing fee and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by such Security Document), the Liens created by the Security Documents shall constitute perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Liens permitted pursuant to Section 6.2.

3.20                        Anti-Terrorism Laws.

(a)                                 No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)                                 No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c)                                  No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

3.21                        Affiliate Transactions. Except as permitted by Section 6.9, there are no existing or proposed agreements, arrangements, understandings or transactions between any Loan Party, Affiliate of any Loan Party or any of their respective officers, members, managers, directors, stockholders, parents, other interest holders or employees, or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship which competes with any Loan Party.

SECTION 4. CONDITIONS PRECEDENT

4.1                               Conditions to Initial Term Loans. The agreement of each Lender to make the Initial Term Loans is subject to the satisfaction, prior to or concurrently with the making of such Initial Term Loans on the Closing Date, of the following conditions precedent:

(a)                     Term Loan Agreement; Intercreditor Agreement; Security Agreement; Guarantee Agreement. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) the Intercreditor Agreement, executed and delivered by each Person party thereto; (iii) the Security Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iv) the Guarantee Agreement, executed and delivered by each Subsidiary Guarantor.

(b)                     Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Financial Statements, (ii) an audited consolidated balance sheet of the Borrower as of September 8, 2012 and (iii) unaudited consolidated financial statements of the Borrower for the period, commencing on September 8, 2012 through December 31, 2012.

(c)                      Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.2 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(d)                     Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Initial Term Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

(e)                      Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates; Perfection Certificate. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization, and (iii) a Perfection Certificate.

(f)                       Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

(i)                                     the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; and

(ii)                                  the legal opinion of local counsel in Pennsylvania and of such other special and local counsel as may be required by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(g)                      Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents delivered on or prior to on the Closing Date or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.2), shall be in proper form for filing, registration or recordation.

(h)                     Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(i)                         Solvency Certificate. The Administrative Agent shall have received a certificate of the Borrower signed by its chief financial officer, in form and substance reasonably acceptable to it, certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

(j)                        Report. The Administrative Agent shall have received a “Final Review and Opinions Report” of Purvin & Gertz, which shall not have been withdrawn or amended or modified in any respect adverse to the Lenders.

(k)                     ABL Amendment and Intermediation Amendment. The Administrative Agent shall have received a duly executed copy of the ABL Amendment and the Intermediation Amendment, in each case effective as of the Closing Date.

(l)                         Material Approvals. All material Governmental Authority and, except as set forth on Schedule 3.3, third party licenses, registrations, permits, consents and approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained and no law, regulation, order or decree is then in effect that materially and adversely restrains or prevents this Agreement or the Transactions or imposes conditions that materially impair the rights, or materially increase the liabilities or obligations, of the Administrative Agent or the Lenders, without the prior consent of the Administrative Agent each affected Lender (not to be unreasonably withheld or delayed).

(m)                 Flood Insurance. The Borrower shall deliver to the Administrative Agent a “Life-of-Loan” Federal Emergency Management Agency Standard Floor Hazard Determination with respect to the Mortgaged Properties or parcels thereof with improvements thereon (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower in the event any portion of such Mortgaged Properties are located in a special flood hazard area).

(n)                     Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (and in all respects if qualified by materiality) on and as of the Closing Date.

(o)                     No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or after giving effect to the extension of credit hereunder on the Closing Date.

(p)                     Patriot Act Information. The Administrative Agent and the Lenders shall have received all documentation and other information about the Loan Parties as is reasonably requested in writing at least three (3) days prior to the Closing Date by the Administrative Agent or the Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

For the purpose of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 4.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 5. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Restricted Subsidiaries to:

5.1                               Financial Statements. Furnish to the Administrative Agent for prompt distribution to each Lender:

(a)                                 as soon as available, but in any event within one hundred fifty (150) days after the end of the fiscal year of the Borrower ended December 31, 2012 and ninety (90) days after the end of each fiscal year of the Borrower ending thereafter, a copy of the audited (except for periods prior to September 8, 2012, which shall be unaudited) consolidated balance sheet of the Borrower and its consolidated Subsidiaries (or, as applicable, consolidated and consolidating balance sheets of a Permitted Reporting Company and its consolidated Subsidiaries) as at the end of such year and the related audited consolidated (and consolidating in the event that such financial statements are those of a Permitted Reporting Company) statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

(b)                                 as soon as available, but in any event not later than sixty (60) days after the end of each of the first three quarterly periods of each fiscal year of the Borrower beginning from the fiscal quarter ending on March 31, 2013, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries (or, as applicable, consolidated and consolidating balance sheets of a Permitted Reporting Company and its consolidated Subsidiaries) as at the end of such quarter and the related unaudited consolidated (and consolidating in the event that such financial statements are those of a Permitted Reporting Company) statements of income and of cash flows (if any) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosures).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

5.2                               Certificates; Other Information. Furnish to the Administrative Agent for prompt distribution to each Lender (or, in the case of clause (i), to the relevant Lender):

(a)                     concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, in such case, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto)and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, (1) a description of any change in the jurisdiction of organization of any Loan Party, (2) a list of any Trademarks (as such term is defined in the Security Agreement) acquired by any Loan Party and (3) a description of any Person that has become a Group Member, in each case since the date of the most recent report delivered pursuant to this clause (y) (or in the case of the first such report so delivered, since the Closing Date);

(b)                     as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected sources and uses of cash and projected income and a description of the underlying principal assumptions applicable thereto), accompanied by a certificate of a Responsible Officer stating that such budget is a reasonable estimate for the periods covered thereby and have been prepared in good faith on the basis of assumptions stated therein, which such assumptions were believed to be reasonable at the time of preparation of such budget, it being understood that actual results may vary from the budget and such variances may be material;

(c)                      within sixty (60) days after the end of each fiscal quarter of the Borrower (or ninety (90) days, in the case of the fourth fiscal quarter of each fiscal year), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the projections provided pursuant to Section 5.2(b) covering such periods and to the comparable periods of the previous year, if applicable;

(d)                     no later than five (5) Business Days following the effectiveness thereof, copies of any amendment, supplement, waiver or other modification with respect to the ABL Credit Agreement or any other ABL Loan Document or the Supply and Offtake Agreement;

(e)                      within five (5) days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC (provided that such financial statements and reports shall be deemed delivered pursuant to this clause (e) if made available to the Lenders at the SEC’s website);

(f)                       promptly upon request of the Administrative Agent, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Group Member (other than an Excluded Subsidiary) or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the relevant Group Members or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

(g)                      within seven (7) Business Days (or such longer period as the Administrative Agent may agree) after the delivery of financial statements pursuant to Section 5.1(a) or (b), the Borrower shall conduct a meeting by teleconference at a time during normal business hours announced to the Lenders at least one (1) Business Day in advance with the Administrative Agent and the Lenders to discuss such fiscal quarter’s results and the financial condition of the Borrower and its Subsidiaries;

(h)                     promptly, copies of any audited financial statements prepared for any Permitted Reporting Company, the Borrower or any of their respective Subsidiaries as of any date or for any period ending on or prior to September 8, 2012, and

(i)                         promptly, such additional financial and other information as any Lender may from time to time reasonably request.

5.3                               Payment of Taxes. Pay, discharge or otherwise satisfy before they become delinquent, all its Taxes of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves or other provisions in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or the failure to pay would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

5.4                               Maintenance of Existence; Compliance. (a) Preserve and keep in full force and effect its organizational existence (except, in the case of any Subsidiary, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect) and (b) comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5                               Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b)                                 Maintain, and cause each Loan Party to maintain, with financially sound and reputable companies, insurance policies (i) insuring the inventory and equipment against loss by fire, explosion, theft and such other casualties as is customary in all material respects and available on commercially reasonable terms for companies in comparable industries as the Loan Parties and (ii) to the extent requested by the Administrative Agent, insuring the Loan Parties, the Administrative Agent and the Lenders against liability for personal injury or property damage relating to such inventory and equipment, such policies to be in such form and amounts and having such coverage as is customary in all material respects and available on commercially reasonable terms for companies in comparable industries as the Loan Parties.

(c)                                  All such insurance shall (i) provide that no cancellation in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee with respect to applicable insurance policies, and (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause.

(d)                                 The Borrower shall deliver to the Administrative Agent a letter from the Borrower’s insurance consultant or provider with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements.

5.6                               Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and, unless an Event of Default has occurred and is continuing, no more than once per fiscal year, and to discuss the affairs, finances, accounts, prospects and condition of the Group Members (other than Excluded Subsidiaries) with officers and employees of the Group Members (other than Excluded

Subsidiaries) and with their independent certified public accountants. Notwithstanding anything to the contrary in this Section 5.6, none of the Group Members will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by any Requirement of Law or binding agreement or (ii) that is subject to attorney—client privilege or constitutes attorney work product.

5.7                               Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within five (5) Business Days of a Responsible Officer having knowledge of the occurrence thereof):

(a)                     (i) the occurrence of any Default or Event of Default, (ii) any event of default under the ABL Credit Agreement or (iii) no later than five (5) Business Days after delivery thereof, copies of any notices delivered pursuant to the Supply and Offtake Agreement with respect to any “Default”, “Event of Default”, “Termination Event” or “Force Majeure” (as each such term is defined in the Supply and Offtake Agreement);

(b)                     the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Loan Party or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c)                      any litigation or proceeding affecting any Group Member (other than any Excluded Subsidiary) (i) in which the amount involved is $20,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought;

(d)                     as soon as possible upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that alone, or together with any other ERISA Event, could reasonably be expected to result in liability of the Loan Parties or any of their ERISA Affiliates in an aggregate amount exceeding $1,000,000 or the imposition of a Lien on the assets of any Loan Party, a written notice specifying the nature thereof, what action any of the Loan Parties or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon Administrative Agent’s request, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of the Loan Parties or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (2) all notices received by any of the Loan Parties or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and three (3) copies of such other documents or governmental reports or filings relating to any Plan or Pension Plan as Administrative Agent shall reasonably request; and

(e)                      any development that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8                               Environmental Laws. (a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, comply in all material respects with, and exert commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and exert commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits applicable to its operations required by applicable Environmental Laws.

(b)                                 Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where failure to conduct such investigations, studies, sampling and testing would not reasonably be expected to result in a Material Adverse Effect, and promptly comply in all material respects with all orders and directives of all Governmental Authorities regarding Environmental Laws, unless all measures to challenge such requirements, orders and directives have been timely taken and the pendency of such measures, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.9                               Maintenance of Ratings. Use commercially reasonable efforts to maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

5.10                        Additional Collateral, etc. (a) Subject to the terms of the Intercreditor Agreement and this Section 5.10, with respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 6.2(e) or 6.2(j) and (z) property acquired by any Excluded Subsidiary or Foreign Subsidiary) that is of the same type as that included as Collateral in the Security Documents and that is intended to be subject to the Lien created by any of the Security Documents as to which the Administrative Agent, acting in its capacity as collateral agent on behalf of the Lenders, does not have a perfected Lien, promptly (and in any event within thirty (30) days after the acquisition thereof (or such longer period of time not to exceed an addition thirty (30) days as may be permitted by the written consent of the Administrative Agent) (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, acting in its capacity as collateral agent on behalf of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent.

(b)                                 Subject to the terms of the Intercreditor Agreement and this Section 5.10, with respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Closing Date (or owned by any Subsidiary that becomes a party to the Security Agreement pursuant to Section 5.10(c)) by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 6.2(e) and (y) real property acquired by any Excluded Subsidiary or Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) deliver to the Administrative Agent the items referred to in Section 4.1(m) and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent the items referred to in Section 5.11. For the avoidance of doubt, this clause (b) shall not apply to the North Yard or the West Yard.

(c)                                  Subject to the terms of the Intercreditor Agreement and the Borrower’s election under Section 5.12, with respect to any new Subsidiary (other than an Excluded Subsidiary or Foreign

Subsidiary) created or acquired after the Closing Date by any Group Member other than an Excluded Subsidiary (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary) or Foreign Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative Agent deems, in its reasonable discretion, to be necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) (A) to become a party to the Security Agreement and the Guarantee Agreement, (B) to take such actions reasonably necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Administrative Agent, (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments and (D) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance comparable or analogous to the applicable opinions delivered on the Closing date and shall be from counsel reasonably satisfactory to the Administrative Agent.

(d)                                 Notwithstanding anything in this Agreement or any Security Document to the contrary, in no event shall the Collateral include, and no Loan Party or any Subsidiary shall be required to take any action to create, grant or perfect a security interest in, any property or assets (i) that are subject to a jurisdiction other than the United States, any state thereof and the District of Columbia, (ii) as to which the Administrative Agent determines in its reasonable discretion that the costs of obtaining such security interest exceeds the value of the security to be afforded thereby or (iii) that constitutes Excluded Property (as defined in the Security Agreement).

5.11                        Mortgages, etc. As soon as available, but in any event within one hundred twenty (120) days after the Closing Date (or such later date as the Administrative Agent determines in its sole discretion) with respect to the Mortgaged Properties owned by the applicable Loan Party on the Closing Date:

(a)                                 the Borrower shall deliver to the Administrative Agent a Mortgage with respect to the Mortgaged Properties owned on the Closing Date, executed and delivered by a duly authorized officer of the Loan Party party thereto;

(b)                                 the Borrower shall deliver or cause to be delivered to the Administrative Agent and to the title insurance company issuing the policy referred to in clause (c) below (the “Title Insurance Company”) maps or plats of an as-built survey of such Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent; provided, that the Administrative Agent hereby acknowledges and agrees that First American Title Insurance Company is a reasonably satisfactory title insurance company and Ludgate Engineering Corporation is a reasonably satisfactory licensed land surveyor and that the 2011 ALTA/ACSM Land Title Survey & Limited Site Survey dated 8-27-12, last revised and dated September 4, 2012, prepared by Ludgate Engineering Corporation, is reasonably satisfactory, subject to field verification and mapping of location of improvements on Parcel C thereof;

(c)                                  the Borrower shall cause the Title Insurance Company to issue to the Administrative Agent in respect of such Mortgaged Properties a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance issued by a nationally recognized title insurance company, insuring the Mortgage referred to above as a first lien on such Mortgaged Properties (subject to any Lien permitted by Section 6.2), in an amount reasonably satisfactory to the Borrower and the Administrative Agent, together with such coinsurance, reinsurance, endorsements and affirmative coverages as the Administrative Agent may reasonably request and consistent with market practice and otherwise in form and substance reasonably satisfactory to the Administrative Agent; the Borrower shall provide the Administrative Agent with evidence satisfactory to it that the Mortgage has unconditionally been delivered to the Title Company with instructions for recordation or that such recordation has occurred, together with evidence that all premiums in respect of such policy, all charges for recording and filing expenses, abstract fees, searches, and all related expenses have been paid; provided, that any and all of the exceptions and the matters or documents stated therein set forth on Schedule B of the Owner’s Title Policy pertaining to any or all of the Mortgaged Properties are agreed to be permitted exceptions or Permitted Liens and any or all of the following title endorsements as may be agreed by the Administrative Agent and the Borrower are the only endorsements which the Administrative Agent will be requesting to be issued with respect to the mortgagee policy of title insurance for the Mortgaged Properties: PA 100, 300, 710, 910, 1030, 1240, 1250 and 1270.

(d)                                 the Borrower shall cause the Title Insurance Company to provide to the Administrative Agent a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (c) above and a copy of all other material documents affecting such Mortgaged Properties;

(e)                                  the Borrower shall deliver to the Administrative Agent opinions, addressed to the Administrative Agent of (i) outside counsel or in-house counsel, as to the due authorization, execution and delivery of the Mortgage referred to above by the applicable Loan Party, and (ii) local counsel in Pennsylvania, each in form and substance reasonably satisfactory to the Administrative Agent, subject to customary qualifications, exceptions and disclaimers, including those pertaining to interest rate hedges; and

(f)                                   to the extent any portion of the Mortgaged Property is located in a special flood hazard area, the Borrower shall deliver to the Administrative Agent evidence of flood insurance with a financially sound and reputable insurer and in such amounts as are generally required by institutional lenders on loans of similar amounts and, in any event, it shall be in commercially reasonable amounts and at commercially reasonable rates.

5.12                        Designation of Excluded Subsidiaries. The Borrower may designate any Subsidiary acquired or formed after the Closing Date, within thirty (30) days of the formation or acquisition thereof (or such longer period of time as may be permitted by the Administrative Agent), as an Excluded Subsidiary by written notice to the Administrative Agent; provided, that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing,and (ii) except with respect to the transfer of Affiliate Transferee Assets to an Affiliate Transferee, after giving effect to such designation, the cash or assets contributed by the Loan Parties to all Excluded Subsidiaries (other than Affiliate Transferees) shall not in the aggregate exceed the amount permitted to be contributed to such Excluded Subsidiary pursuant to Section 6.7(aa), measured, in each case, as of the date of each such designation; provided, further, that such Excluded Subsidiary may be redesignated by the Borrower as a “Subsidiary Guarantor” upon ten (10) Business Days (or such shorter period of time as may be permitted by the Administrative Agent) prior written notice to the Administrative Agent as long as (x) the requirements of Section 5.10 are satisfied either before or concurrently with it becoming a Guarantor and

(y) the Consolidated Fixed Charge Coverage Ratio for the Loan Parties after such redesignation would be greater than such ratio for the Loan Parties immediately prior to such redesignation.

5.13                        Anti-Terrorism Laws. The Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with Section 6.15.

SECTION 6. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

6.1                               Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)                     Indebtedness of any Loan Party pursuant to any Loan Document;

(b)                     Indebtedness of the Borrower to any Subsidiary and of any Subsidiary Guarantor to the Borrower or any other Subsidiary;

(c)                      Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

(d)                     Indebtedness outstanding on the date hereof and listed on Schedule 6.1 and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(e)                      Indebtedness (including, without limitation, Purchase Money Obligations, any Attributable Indebtedness and Capital Lease Obligations) secured by Liens permitted by Section 6.2(e), any Indebtedness financing the acquisition, construction, repair, replacement or improvement of any fixed or capital assets and refinancings or renewals thereof and in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding, except that such limit shall not apply to any purchase money security interest of JPMVEC under the Supply and Offtake Agreement;

(f)                       Indebtedness in respect of the ABL Credit Agreement and the ABL Loan Documents in an aggregate principal amount not to exceed $150,000,000 and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(g)                      Indebtedness (including any guaranty thereof by any Loan Party) under the Supply and Offtake Documents and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

(h)                     Indebtedness incurred in connection with CanAm Financings so long as the principal amount thereof outstanding at any time shall not exceed the sum of $50,000,000 plus (x) $85,000,000 less (y) the principal amount of Indebtedness incurred and outstanding pursuant to Section 6.1(i);

(i)                                   Indebtedness in respect of a financing of North Yard Assets in an aggregate principal amount not to exceed $85,000,000 (a “Permitted North Yard Financing”);

(j)                                  (i) Indebtedness representing deferred compensation or stock-based compensation to directors, officers, employees, consultants or independent contractors of Holdings, the Borrower and its Restricted Subsidiaries and (ii) Indebtedness consisting of obligations of Holdings, the Borrower and its Restricted Subsidiaries under deferred compensation to their directors, officers, employees, consultants or independent contractors or other similar arrangements incurred by such Persons in connection with Permitted Acquisitions or any other Investment expressly permitted under Section 6.7;

(k)                               Indebtedness in respect of indemnification, purchase price adjustments or other similar obligations incurred by the Borrower or any Restricted Subsidiary in a Permitted Acquisition or Disposition under agreements which provide for indemnification, the adjustment of the purchase price or for similar adjustments;

(l)                                   Indebtedness consisting of obligations of the Borrower or any Restricted Subsidiary under deferred consideration (e.g., earn-outs, indemnifications, incentive non-competes and other contingent obligations) or other similar arrangements incurred by such Person in connection with any Permitted Acquisition or other Investment permitted under Section 6.7;

(m)                           Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Restricted Subsidiary (or is merged or consolidated with or into the Borrower or a Restricted Subsidiary) or Indebtedness attaching to assets that are acquired by the Borrower or any Restricted Subsidiary (including any Indebtedness assumed by the Borrower or any Restricted Subsidiary in connection with any acquisition of any assets or Person), in each case after the Closing Date as the result of a Permitted Acquisition or other Investment permitted by Section 6.7 and any refinancings, refundings, renewals or extensions thereof (without increasing or shortening the maturity of the principal amount thereof); provided that (i) such Indebtedness is not incurred in contemplation of such acquisition and (ii) such Indebtedness shall not exceed $50,000,000 at any one time outstanding;

(n)                               Indebtedness in respect of netting services, overdraft protections, credit card programs, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(o)                               Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims);

(p)                               obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary;

(q)                               Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r)                                  Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit issued in the ordinary course of business (including with respect to customer deposits of advance payments received);

(s)                                 (i) unsecured Indebtedness in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (ii) unsecured Indebtedness in respect of intercompany obligations of the Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;

(t)                                  unsecured Indebtedness and Subordinated Indebtedness of any Loan Party in an aggregate amount not to exceed $10,000,000; provided, that such Indebtedness has a later final maturity date than the Indebtedness incurred under this Agreement and the other Loan Documents, and any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof and, in the case of any refinancing, refunding, renewal, replacement, waiver, amendment, amendment and restatement or extension of Subordinated Indebtedness, so long as the resulting Indebtedness shall constitute Subordinated Indebtedness);

(u)                               the Subordinated Notes, which are currently and shall continue to be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(v)                               Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of any Loan Party (solely to the extent the proceeds of such Indebtedness are ultimately contributed to the Loan Parties) in an aggregate principal amount not to exceed (x) $5,000,000 on the Closing Date and (y) an additional $5,000,000 after the Closing Date;

(w)                             Indebtedness incurred in connection with Environmental and Necessary Capex in an amount not to exceed $100,000,000 in the aggregate;

(x)                               Indebtedness in respect of cash-collateralized letter of credit facilities for the purposes set forth in Section 6.2(ee);

(y)                               Indebtedness of any Loan Party so long as any recourse against such Loan Party in respect of such Indebtedness is expressly limited to the Capital Stock of an Excluded Subsidiary (on which a Lien was permitted to be granted pursuant to Section 6.2(aa));

(z)                                Indebtedness of any Loan Party in respect of a deferred compensation plan that provides bonus payouts to employees of any Loan Party or Holdings over a defined period based on a percentage of the bonus paid in any given year;

(aa)                        unsecured Indebtedness incurred in connection with the Pre-Funded Inventory Note in an aggregate principal amount not to exceed $18,000,000; and

(bb)                        additional Indebtedness of the Borrower or any other Loan Party if at the time of incurrence of such Indebtedness, the Consolidated Leverage Ratio of the Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters ended immediately prior to such incurrence (and calculated on a pro forma basis giving effect to the incurrence of such Indebtedness on the first day of such period) shall be less than 2.5:1.0, and, without limiting any of the forgoing, any refinancings, refundings, renewals, replacement, waivers, amendments, amendments and restatements or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof).

6.2                               Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following:

(a)                               Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

(b)                               carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s, workmen’s, suppliers’, repairmen’s or other like Liens arising in the ordinary course of business that (i) do not in the aggregate materially detract from the value of the operation of the business of the Group Members, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Group Members, taken as a whole, (ii) are not overdue for a period of more than thirty (30) days or (iii) that are being contested in good faith by appropriate proceedings;

(c)                                Liens incurred in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries or under self-insurance arrangements in respect of such obligations or (iii) securing obligations in respect of letters of credit that have been posted by the Borrower or any of its Restricted Subsidiaries to support the payment of items set forth in clauses (i) and (ii);

(d)                               Liens to secure the performance of tenders, statutory obligations, bids, trade contracts, governmental contracts, leases and other contracts (other than Indebtedness for borrowed money), statutory obligations (other than any such obligation imposed pursuant to Section 430(k) of the Code or 303(k) of ERISA), surety, stay and appeal bonds, performance and return-of-money bonds, performance and completion guarantees and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations, (ii) those required or requested by any Governmental Authority and (iii) letters of credit issued in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business;

(e)                                Liens securing Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 6.1(e), 6.1(h) and 6.1(w), in each case, to finance the acquisition of fixed or capital assets (provided that (i) such Liens shall be created no later than 180 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and proceeds therefrom and (iii) the amount of Indebtedness secured thereby is not increased;

(f)                                 Liens in existence on the date hereof listed on Schedule 6.2 and any Lien granted as a replacement or substitute thereof, provided that no such Lien is spread to cover any additional property after the Closing Date (other than after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Closing Date) and that the amount of Indebtedness secured thereby is not increased;

(g)                                easements, rights-of-way, restrictions (including zoning restrictions and other similar permits), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, in each case existing on the Closing Date or as are incurred in the ordinary course of business and all other non-material exceptions to title insurance coverage that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(h)                               any conditions to the Real Property shown on a current survey of the property which has been delivered to the Administrative Agent other than encroachments on such Real property that materially detract from the value of the property subject thereto or materially and adversely interfere with the ordinary conduct of the business of the Loan Parties (unless otherwise permitted by applicable law);

(i)                                   Liens created pursuant to the Security Documents;

(j)                                  any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary (i) in the ordinary course of its business and covering only the assets so leased or (ii) pursuant to Section 6.10;

(k)                               Liens on Collateral securing obligations under the Supply and Offtake Documents and the ABL Credit Agreement and any refinancing thereof permitted pursuant to Section 6.1; provided, that such Liens are at all times subject to the Intercreditor Agreement;

(l)                                   Liens on JPMVEC Separate Assets and Collateral (as defined in the Intercreditor Agreement) (including in respect of any refinancing of the Supply and Offtake Documents permitted pursuant to Section 6.1) in favor of JPMVEC, its Affiliates and/or an agent of any of the foregoing; provided, that such Liens are at all times subject to the Intercreditor Agreement;

(m)                           Liens on North Yard Assets securing a Permitted North Yard Financing;

(n)                               Liens securing judgments for the payment of money not constituting an Event of Default under Section 7.1(h) and in respect of which the Borrower or such Restricted Subsidiary is contesting such Lien in good faith by appropriate proceedings for which adequate reserves have been established, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(o)                               Liens (i) on cash or Cash Equivalents advanced in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.7 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.4, in each case solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(p)                               Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Subsidiary after the date hereof and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii)(A) in the case of Liens securing purchase money Indebtedness or Capital Lease Obligations or any replacement, renewal, extension or refinancing thereof, such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition or such Person becomes a Restricted Subsidiary, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition or such Person becoming a Restricted Subsidiary); provided that individual financings otherwise permitted to be secured hereunder provided by one Person (or its affiliates) may be cross collateralized to other such financings provided by such Person (or its affiliates) otherwise permitted to be secured hereunder and (B) in the case of Liens securing Indebtedness other than purchase money Indebtedness or Capital Lease Obligations or any replacement, renewal, extension or refinancing thereof, such Liens do not extend to the property of any Person other than such Person and the Person acquired or formed to make such acquisition and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 6.1;

(q)                               Liens arising from precautionary UCC financing statement (or similar filings under applicable law) filings regarding consignment of goods or leases entered into by Borrower or any Subsidiary or any Sale and Leaseback Transaction permitted pursuant to this Section 6;

(r)                                  any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement or secured by a lessor’s, sublessor’s, licensee’s, sublicensee’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense permitted by this Agreement (including software and other technology licenses);

(s)                                 Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.7;

(t)                                  receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(u)                               Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, in the ordinary course of business;

(v)                               Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(w)                             any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other similar agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property, of the properties from any Loan Party to any Affiliate or Subsidiary granted by such Loan Party, if the following requirements are met: (i) no Event of Default has occurred and is continuing, (ii) such property is not necessary for the business and operations of the Refinery, (iii) such lease will not cause at any time any material discontinuation or disruption of the business or operations conducted at the Refinery, (iv) such Lease will not interfere in any material respect with the Borrower’s or any other Loan Party’s performance of and compliance with its obligations hereunder or under any Supply and Offtake Document and (v) such Loan Party has delivered to the Administrative Agent a certificate certifying as to (i) through (iv) above;

(x)                               Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(y)                               Liens securing Indebtedness incurred with respect to Swap Agreements; provided, that in the event such Liens are on any Collateral, such Liens shall at all times subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(z)                                Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(aa)                        Liens on Capital Stock of an Excluded Subsidiary;

(bb)                        Liens on assets constituting or related to Environmental and Necessary Capex (but not ABL Priority Collateral) securing Indebtedness permitted by Section 6.1(x);

(cc)                          such easements, licenses and access rights granted to SXL (as defined in the Contribution Agreement) pursuant to the Contribution Agreement to the extent required for the operation and maintenance of assets of SXL which are located at, under or on the Refinery Real Property (as defined in the Contribution Agreement) as of the Closing Date, on the express condition that the exercise of such access, license or easement rights (x) not interfere with the operation of the Refinery and (y) could reasonably not give rise to a Material Adverse Effect;

(dd)                        Liens incurred in the ordinary course of business of any Loan Party with respect to obligations that do not in the aggregate exceed $3,000,000 at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents;

(ee)                          Liens on cash collateral accounts securing obligations in connection with (A) any Governmental Authority, (B) any Swap Agreement or (C) any letter of credit posted as collateral to secure the obligations contemplated in the foregoing clauses (A) and (B); provided that, for the avoidance of doubt, the granting of such Liens shall not be required to be subject to the intercreditor agreement contemplated by Section 6.2(y);

(ff)                            bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities and/or other similar accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, (i) securing fees, charge-backs and other similar obligations and (ii) securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; and

(gg)                          Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $20,000,000 at any one time.

6.3                               Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a)                               any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation);

(b)                               any Excluded Subsidiary of the Borrower may be merged or consolidated with any Person or Dispose of any or all of its assets;

(c)                                to the extent all or substantially all of the property or business of the Borrower or Subsidiary does not constitute Collateral, such Subsidiary may Dispose of such property or business;

(d)                               any Investment expressly permitted by Section 6.7 may be structured as a merger, consolidation or amalgamation;

(e)                                any Asset Sale expressly permitted by Section 6.4; and

(f)                                 any Guarantor may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, is not reasonably expected to have a Material Adverse Effect.

6.4                               Disposition of Property. Consummate any Asset Sale, except:

(a)                               the Disposition of used, surplus, damaged, obsolete, worn out or other immaterial property in the ordinary course of business, including Intellectual Property that is, in the reasonable judgment of the Borrower, no longer commercially desirable to maintain or useful in the conduct of business taken as a whole;

(b)                               the sale of inventory in the ordinary course of business;

(c)                                the sale or issuance of any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor;

(d)                               the Disposition of property that is vacant and not required for ingress or egress for operation of the Refinery;

(e)                                a Disposition of (i) the North Yard or the West Yard or (ii) of any other North Yard Assets or Other Logistics Assets to an Affiliate Transferee;

(f)                                 any issuance or sale of Capital Stock of, or Indebtedness or other securities of, an Excluded Subsidiary;

(g)                                (i) Dispositions permitted by Section 6.3, (ii) Investments permitted by Section 6.7, (iii) Restricted Payments permitted by Section 6.5, (iv) Liens permitted by Section 6.2, and (v) Dispositions permitted by Section 6.10;

(h)                               Dispositions of cash and Cash Equivalents in the ordinary course of business consistent with past practice;

(i)                                   leases, subleases, licenses or sublicenses, in each case in the ordinary course of business consistent with past practice and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and any other similar agreements permitted under Section 6.2(w) or 6.2(cc);

(j)                                  sales, Dispositions or contributions of property (i) between Loan Parties, (ii) between Restricted Subsidiaries that are not Loan Parties or (iii) by Restricted Subsidiaries that are not Loan Parties to the Loan Parties;

(k)                               transfers of property subject to Recovery Events upon receipt of the Net Cash Proceeds of such Recovery Event;

(l)                                   the unwinding of Swap Agreements permitted hereunder;

(m)                           transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(n)                               transactions under the Supply and Offtake Documents;

(o)                               Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(p)                               Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the Joint Venture parties set forth in Joint Venture arrangements and similar binding arrangements;

(q)                               Dispositions of accounts receivable or notes receivables in the ordinary course of business in connection with the collection or compromise thereof solely to the extent not constituting Collateral; and

(r)                                  the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrower (with unused amounts in any calendar year being carried forward to the next succeeding (but no other) fiscal year).

6.5                               Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (collectively, “Restricted Payments”), except:

(a)                                 any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

(b)                                 the Borrower may pay the Dividend, so long as declared and paid within one year after the Closing Date;

(c)                                  (i) if the Borrower shall have delivered audited financial statements for the fiscal year ending on December 31, 2013 pursuant to Section 5.1(a), (ii) the Consolidated Fixed Charge Coverage Ratio for the four consecutive fiscal quarters of the Borrower ending immediately prior to the declaration of a Restricted Payment pursuant to this Section 6.5(c) is not less than 2.5:1.0 and (iii) no Default or Event of Default shall have occurred and be continuing, the Borrower may make Restricted Payments so long as, after giving pro forma effect to such Restricted Payment, the sum of, without duplication (A) Excess Availability (as defined in the ABL Credit Agreement and certified in writing to the Administrative Agent) and (B) the amount of unrestricted and unreserved cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries that is not subject to a Lien (other than a Lien permitted by Section 6.2) at such time (as certified in writing to the Administrative Agent) shall be greater than or equal to $425,000,000;

(d)                                 the Borrower or any Restricted Subsidiary may make Permitted Tax Distributions;

(e)                                  the Borrower or any Restricted Subsidiary may pay any dividend or consummate any irrevocable redemption of Disqualified Capital Stock within sixty (60) days after the date of declaration thereof if on the date of declaration such Restricted Payment would have otherwise been permitted by this Section 6.5;

(f)                                   the Borrower or any Restricted Subsidiary may make any Restricted Payment in exchange for, or out of, or with the Net Cash Proceeds (i) of the substantially concurrent sale of Capital Stock (other than Disqualified Capital Stock) of the Borrower or (ii) from the substantially concurrent contribution of common equity capital to the Borrower;

(g)                                  the Borrower or any Restricted Subsidiary may (i) (x) so long as no Default or Event of Default shall have occurred and be continuing, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower or any Restricted Subsidiary or (y) make Restricted Payments to Holdings to permit such Person to repurchase or redeem such parent company’s Capital Stock (other than Disqualified Capital Stock) held by any current or former officer, director or employee of the Borrower or any of its Subsidiaries (or their transferees, estates or beneficiaries under their estates) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or compensation plan or upon their death, disability, retirement, severance, resignation or termination of employment or service; provided that the aggregate cash consideration paid for all such repurchased, redeemed, acquired or retired equity interests shall not exceed, in any fiscal year (A) $10,000,000 (and up to 50% of such $10,000,000 not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year) plus (B) the cash proceeds from the sale of Capital Stock that is not Disqualified Capital Stock of the Borrower or any Restricted Subsidiary, in each case, to members of management, directors or consultants of the Borrower, any of its subsidiaries or any of its direct or indirect parent companies that occurred after the date hereof; plus (C) the cash proceeds of key man life insurance policies received by the Borrower after the date hereof; and (ii) cancel Indebtedness owing to the Borrower or any Restricted Subsidiary from any current or former officer, director or employee (or any permitted transferees thereof) of the Borrower or any Restricted Subsidiary (or any direct or indirect parent thereof), in connection with a repurchase of Capital Stock of the Borrower from such Persons;;

(h)                                 the Borrower or any Restricted Subsidiary may repurchase Capital Stock deemed to occur upon the exercise of stock options to the extent such Capital Stock represents a portion of the exercise of such stock options;

(i)                                     so long as no Default or Event of Default has occurred and is continuing, the Borrower or any Restricted Subsidiary may declare and pay regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Borrower issued on or after the date hereof so long as, at the time of issuance of such Disqualified Capital Stock, the Consolidated Fixed Charge Coverage Ratio for the four consecutive fiscal quarters of the Borrower then ended is not less than 2.5:1.0;

(j)                                    so long as no Default or Event of Default has occurred and is continuing, the Borrower or any Restricted Subsidiary may pay cash, dividends, distributions, advances or other Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of capital stock of any such person;

(k)                                 so long as no Default or Event of Default has occurred and is continuing, Borrower or any Restricted Subsidiary may repurchase, redeem, defease, acquire or retire for value any Indebtedness of the Borrower or such Restricted Subsidiary that is contractually subordinated to the Obligations with the Net Cash Proceeds from a substantially concurrent incurrence of Indebtedness permitted hereunder;

(l)                                     any Group member may make Restricted Payments (i) to the extent actually used by any direct or indirect parent company of the Borrower to pay franchise Taxes and other fees required to maintain the legal existence of the direct or indirect parent company, and (ii) payments by the Borrower to or on behalf of such direct or indirect parent company in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of such direct or indirect parent company in an aggregate amount not to exceed $5,000,000 in any fiscal year;

(m)                             the Borrower or any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the Capital Stock (other than Disqualified Capital Stock) of such Person;

(n)                                 any amounts may be paid to Sponsor pursuant to the terms of the Advisory Agreement, but only to the extent that no Default or Event of Default has occurred and is continuing;

(o)                                 (i) a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco, Inc., in each case in accordance with Section 11.10 of the Contribution Agreement, (ii) sale of North Yard Assets and any Other Logistics Assets to any third party to the extent such transactions constitute Restricted Payments or (iii) conveyance, transfer or assignment of North Yard Assets to an Excluded Subsidiary for the purposes of Permitted North Yard Financing;

(p)                                 Dividends permitted under Section 6.2(w); and

(q)                                 Restricted Payments may be paid to any direct or indirect parent company of the Borrower in connection with customary salary, bonus and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements payable to officers, employees or consultants of such direct or indirect parent company (and such parent’s Subsidiaries) of the Borrower (i) to the extent such salaries, bonuses and other benefits are attributable to such officers’, employees’ or consultants’ services provided to the Borrower and its Restricted Subsidiaries and (ii) otherwise, any Restricted Payments referred to in this Section 6.5(q) in an aggregate amount not to exceed $4,000,000 in any fiscal year.

6.6                               Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related or ancillary thereto or are complementary businesses (including related, complementary, synergistic or ancillary technologies).

6.7                               Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)                               investments in Cash Equivalents;

(b)                               Guarantee Obligations permitted by Section 6.1;

(c)                                loans and advances (i) to directors, employees and officers of the Borrower or any of its Subsidiaries or (ii) to Persons, including employees of the Holdings, who are engaged in the management or operations of the Borrower or any of its Subsidiaries, in the case of each of clauses (i) and (ii) above, for bona fide business purposes or to purchase, (among other things) or pay taxes related to, Capital Stock of Holdings, in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

(d)                               Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

(e)                                intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Subsidiary Guarantor;

(f)                                 Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business (including advances made to distributors), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business;

(g)                                to the extent constituting Investments, transactions expressly permitted under Sections 6.1, 6.2, 6.3, 6.4 (including the receipt of noncash consideration for the Dispositions of assets permitted thereunder) and 6.5;

(h)                               Investments (i) existing on the date hereof and/or on the Closing Date that are set forth on Schedule 6.7, (ii) existing on the Closing Date of the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and (iii) in the case of each of clauses (i) and (ii), any modification, replacement, renewal or extension thereof; provided no such modification, replacement, renewal or extension shall increase the amount of Investments then permitted under this Section 6.7(h) except pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted by this Section 6.7;

(i)                                   Investments in Swap Agreements permitted under Section 6.11;

(j)                                  promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 6.4;

(k)                               (i) any acquisition or other Investments made solely with the Net Cash Proceeds of any substantially concurrent issuance of Capital Stock or (ii) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or more than 50% of the Capital Stock in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”); provided that, with respect to each purchase or other acquisition made pursuant to this Section 6.7(k)(ii):

(A)                               each applicable Loan Party and any such newly created or acquired Subsidiary shall have complied with the requirements of Section 5.10 or made arrangements reasonably satisfactory to the Administrative Agent for such compliance after the effectiveness of such Permitted Acquisition, as applicable;

(B)                               immediately after giving effect to any such purchase or other acquisition and any incurrence of Indebtedness in connection therewith, no Event of Default shall have occurred and be continuing; and

(C)                               any Person or assets or division acquired in accordance herewith shall be in the same business or lines of business or reasonably related, ancillary or complementary businesses (including related, complementary, synergistic or ancillary technologies) in which the Borrower and/or its Subsidiaries are permitted to be engaged;

(l)                                   Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(m)                           Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n)                               the licensing, sublicensing or contribution of intellectual property rights pursuant to joint marketing arrangements with Persons other than the Borrower and its Restricted Subsidiaries in the ordinary course of business;

(o)                               loans or advances made to distributors in the ordinary course of business and consistent with past practice;

(p)                               Investments of a Person that is acquired and is not designated an Excluded Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 6.7 and/or Section 6.4, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)                               any Investments in a Restricted Subsidiary that is not a Loan Party or in a Joint Venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Subsidiary or Joint Venture;

(r)                                  the forgiveness or conversion to equity of any Indebtedness owed to a Loan Party and permitted by Section 6.1;

(s)                                 advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(t)                                  to the extent constituting additional Subsidiaries of the Borrower established or created in compliance with the requirements of Section 5.10, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 6.7, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 5.10, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(u)                               Guarantees of the Borrower or any Restricted Subsidiary of leases entered into in the ordinary course of business;

(v)                               Investments to the extent that payment for such Investments is made with Capital Stock (other than Disqualified Capital Stock) of the Borrower (or any direct or indirect parent of the Borrower);

(w)                             Investments in connection with any lease, utility and other similar deposits in the ordinary course of business;

(x)                               Capital Expenditures made by the Borrower or any Restricted Subsidiary on behalf of itself, the Borrower or any other Restricted Subsidiary;

(y)                               Capital Expenditures from: (i) proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower or any Guarantor, (ii) any portion of such expenditures attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions, and (iii) any leases that as of the date hereof qualify as operating leases under GAAP (whether or not such leases are required to be accounted for as capital leases under GAAP after the date hereof);

(z)                                to the extent constituting Investments, any Dispositions of the North Yard Assets and Other Logistics Assets permitted by Section 6.4; and

(aa)                        in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $75,000,000 during the term of this Agreement.

6.8                               Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Subordinated Notes or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Notes and any other Subordinated Indebtedness, in each case that is materially adverse to the interests of the Lenders in their capacities as such (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee); provided that, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Restricted Subsidiary may repurchase, redeem, defease or otherwise acquire or retire Indebtedness of the Borrower that is contractually subordinated to the Obligations with the Net Cash Proceeds from a substantially concurrent incurrence of Indebtedness the primary purpose of which is to refinance such Indebtedness repurchased, redeemed, defeased, acquired or retired.

6.9                               Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or the relevant Restricted Subsidiary, and (c) upon fair and reasonable terms no less favorable to the Borrower or the relevant Restricted Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, except that the following shall be permitted:

(a)                               Restricted Payments permitted by Section 6.5;

(b)                               a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco, Inc., in each case in accordance with Section 11.10 of the Contribution Agreement;

(c)                                sale of North Yard Assets and Other Logistics Assets to any third party, subject to Section 2.10(c) of the ABL Credit Agreement, to the extent applicable;

(d)                               transactions among Loan Parties and the Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction);

(e)                                the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, current and former directors, officers, employees and consultants of any of the Loan Parties or any direct or indirect parent of the Loan Parties in the ordinary course of business to the extent attributable to the ownership or operation of the Loan Parties;

(f)                                 employment, compensation, bonus, incentive, retention and severance arrangements and health, disability and similar insurance or benefit plans or other benefit arrangements between the Borrower, any direct or indirect parent company of the Borrower or any Restricted Subsidiary and their respective directors, officers, employees, managers, consultants or independent contractors (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former employees, officers, directors, managers, consultants or independent contractors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors of the Borrower (or any direct or indirect holding company thereof) or any Restricted Subsidiary;

(g)                                transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 6.9 or any amendment to any such agreement to the extent such an amendment is not materially adverse, taken as a whole, to the Lenders in any material respect;

(h)                               transactions between a Loan Party and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of any Loan Party or any direct or indirect holding company of the Borrower; provided, however, that such director abstains from voting as a director of such Loan Party or such direct or indirect holding company, as the case may be, on any matter involving such other Person;

(i)                                   the issuance of Capital Stock to the Sponsors, any direct or indirect parent company of the Borrower, or to any director, officer, employee or consultant thereof;

(j)                                  loans, guarantees and other transactions to the extent permitted under Section 6;

(k)                               reimbursement of out-of-pocket costs and expenses of the Sponsor by the Borrower and any Subsidiaries incurred in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures, whether or not consummated);

(l)                                   any issuance of Capital Stock, or other payments, awards or grants in cash, securities, Capital Stock or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Borrower or any direct or indirect holding company thereof, as the case may be;

(m)                           transactions with Wholly-Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business;

(n)                               transactions with customers, clients, suppliers, Joint Venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

(o)          sales of Capital Stock (other than Disqualified Capital Stock) of the Borrower to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

(p)          any transaction with an Affiliate where the only consideration paid by any Loan Party is Capital Stock (other than Disqualified Capital Stock) of the Borrower; and

(q)          any (i) Dispositions of the North Yard Assets and Other Logistics Assets to an Affiliate Transferee or (ii) transactions and agreements with an Affiliate Transferee or its Subsidiaries so long as such agreements contain arms-length terms as determined by the board of managers of the Borrower in good faith, taking into account the terms of similar agreements entered into between Affiliates engaged in similar transactions.

6.10        Sales and Leasebacks. Other than a Platinum Sale and Leaseback Transaction, enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property used or useful in its business that has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary, except any such arrangement in respect of a Permitted North Yard Financing.

6.11        Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

6.12        Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

6.13        Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (i) Requirements of Law, (ii) this Agreement and the other Loan Documents, (iii) the ABL Credit Agreement and the other ABL Loan Documents, (iv) the Supply and Offtake Documents, (v) the CanAm Financing, (vi) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and any proceeds thereof), (vii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Loan Party, (viii) customary provisions restricting assignment of any agreement entered into by a Loan Party in the ordinary course of business, (ix) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.4 pending the consummation of such sale, (x) any agreement in effect at the time such Subsidiary becomes a Loan Party, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Loan Party, (xi) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, (xii) any Liens permitted pursuant to Section 6.2 in respect of assets subject thereto (other than Section 6.2(g), (h), (k), (l), (n), (t), (u), (v), (w), (y), (cc) and (dd)), (xiii) customary provisions in Joint Venture agreements and other similar agreements or written arrangements applicable to Joint Ventures permitted hereunder and applicable solely to such Joint Venture, (xiv) customary restrictions in leases, subleases, licenses, asset sale or similar agreements, including with respect to intellectual property and other similar agreements, otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (xv) customary provisions restricting assignment of any agreement or (xvi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or otherwise permitted hereunder.

6.14        Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under (x) the Loan Documents, (y) the ABL Credit Agreement and the other ABL Loan Documents and (z) the Supply and Offtake Documents; (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (iii) the documents governing any CanAm Financing; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Guarantor; (v) customary provisions restricting assignment of any agreement entered into by a Guarantor in the ordinary course of business; (vi) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.4 pending the consummation of such sale; (vii) any agreement in effect at the time such Subsidiary becomes a Guarantor of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Guarantor of the Borrower; (viii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (ix) any Liens permitted pursuant to Section 6.2 in respect of assets subject thereto; (x) customary provisions in Joint Venture agreements and other similar agreements or written arrangements applicable to Joint Ventures permitted hereunder and applicable solely to such Joint Venture; (xi) customary restrictions on leases, subleases, licenses, asset sale or similar agreements, including with respect to intellectual property and other similar agreements, otherwise permitted hereby so long as such restrictions relate to the assets subject thereto; (xii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries; (xiii) customary provisions restricting assignment of any agreement; or (xiv) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or otherwise permitted hereunder.

6.15        Compliance with Anti-Terrorism Laws. (a) Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)           Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

(c)           Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Loan Parties or (ii) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

SECTION 7. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)          the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five (5) days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)          any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c)           any Loan Party shall default in the observance or performance of any agreement contained in clause (a) of Section 5.4 (with respect to the Borrower only), Section 5.7(a)(i) or Section 6 of this Agreement or Section 4.5(a) or of the Security Agreement; or

(d)          any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of thirty (30) days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e)           any Loan Party shall (A) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto beyond any applicable grace period; or (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (C) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit (unless such default, event or condition is a Specified Cross-Default) the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (A), (B) or (C) of this clause (e)(i) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (A), (B) and (C) of this clause (e)(i) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $20,000,000 or more; provided that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is expressly permitted hereunder; or

(f)           (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of any Loan

Party, or of a substantial part of the property of any Loan Party, under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property of any Loan Party or (C) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) any Loan Party shall (A) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (i) above; (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of the property of any Loan Party; (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (E) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (F) wind up or liquidate (other than as permitted by Section 6.3); or

(g)           (i) an ERISA Event and/or a Foreign Plan Event shall have occurred; (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan; (iii) the PBGC shall institute proceedings to terminate any Pension Plan; (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan, a Pension Plan, a Foreign Benefit Arrangement, or a Foreign Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to result in a Material Adverse Effect; or

(h)          one or more judgments or decrees shall be entered against any Loan Party involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed, insured or bonded pending appeal within thirty (30) days from the entry thereof; or

(i)            any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents on Collateral (other than Collateral the value of which is de minimis) shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(j)           the guarantee contained in the Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k)          (i) Holdings at any time ceases to own directly or indirectly 100% of the Capital Stock of each Loan Party, in each case, on a fully-diluted basis; (ii) prior to an IPO, the Permitted Holders (collectively) shall fail, directly or indirectly, (i) to own, or to have the power to vote or direct the voting of, Voting Stock of Holdings representing a majority of the voting power of the total outstanding Voting Stock of Holdings or (ii) to own Capital Stock

representing a majority of the total economic interests of the Capital Stock of the Borrower; or (iii) upon and following an IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Permitted Holders shall “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of Holdings and the percentage of the aggregate ordinary voting power represented by such equity interests beneficially owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by equity interests of the Borrower then beneficially owned, directly or indirectly, by the Permitted Holders, unless (i) the Permitted Holders have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings or (ii) during any period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the board of directors of Holdings shall be occupied by persons who were (x) members of the board of directors of Holdings on the Closing Date or nominated by the board of directors of the Borrower or by one or more of the Permitted Holders or persons nominated by one or more of the Permitted Holders or (y) appointed by directors so nominated (it being understood and agreed that, for purposes of this clause (k), a person shall not be deemed to have beneficial ownership of Capital Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement (unless such agreement provides for the ability of the purchaser therein to vote the Capital Stock); or

(l)            JPMVEC shall commence the exercise of remedies under Section 14.04(a)(i)(x) or Section 14.04(a)(i)(y) of the Supply and Offtake Agreement as a result of an event of default by the Borrower thereunder;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 8. THE AGENTS

8.1          Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2          Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

8.3          Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys in fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

8.4          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy or email message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

8.5          Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6          Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys in fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.

8.7          Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

8.8          Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9          Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the

Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten (10) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8 and of Section 9.5 shall continue to inure to its benefit.

8.10        Arranger. The Arranger shall not have any duties or responsibilities hereunder in its capacity as such.

SECTION 9. MISCELLANEOUS

9.1          Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that (i) no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 9.1 without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee Agreement, in each case without the written consent of all Lenders; (D) amend, modify or waive any provision of Section 2.12 without the written consent of each Lender directly affected thereby; or (E) amend, modify or waive any provision of Section 8 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent, and (ii) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as those Lenders who are not Affiliate Lenders, except with respect to (x) any amendment, modification or other action or plan of reorganization which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Affiliate Lender than it is to, other affected Lenders, in which case the consent of such Affiliate Lender shall be required. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Extension Amendments in accordance with Section 2.18, and such Extension Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Loans of a particular Facility (“Replaced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Term Loans and (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Replaced Term Loans at the time of such refinancing.

Furthermore, notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document.

Furthermore, notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliate Lender (other than a Debt Fund Affiliate) hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against any Borrower or any other Loan Party at a time when such Lender is an Affiliate Lender, such Affiliate Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliate Lender with respect to the Loans held by such Affiliate Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliate Lender to vote, in which case such Affiliate Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliate Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any such Affiliate Lender or the Obligations held by it in a manner that is less favorable in any material respect to such Affiliate Lender than the proposed treatment of similar Lenders and the Obligations held by them that are not Affiliates of any Borrower.

Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 50% of the amounts actually included in determining whether the “Required Lenders” have consented to any amendment, modification, waiver, consent or other action that is subject to such vote. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

9.2          Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:                                                                                                                                           1735 Market Street

Philadelphia, PA 19103

Attention: Philip Rinaldi

Telecopy: (###) ###-####

Telephone: (215) 339-1200

with a copy to:

PESRM Legal Department

1735 Market Street

Philadelphia, PA 19103

Telecopy: (###) ###-####

Telephone: (215) 339-1200

with a copy to:

The Carlyle Group

520 Madison Avenue, 39th Floor

Attention: David Stonehill and Rodney Cohen

Telecopy: (###) ###-####

Email: ###############@carlyle.com

Administrative Agent:                                                                       JPMorgan Chase Bank

500 Stanton Christiana Road

Newark, DE 19713-2107 Ops 2 / 3rd Floor

Attention: Evan Zacharias

Telecopy: (302) 634-1417

Telephone: (302) 634-1405

with a copy to:

JPMorgan Chase Bank

500 Stanton Christiana Road

Newark, DE 19713-2107 Ops 2 / 3rd Floor

Attention: Jonathan Foucault

Telecopy: (302) 634-1417

Telephone: (302) 634-1666

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.3          No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4          Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

9.5          Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented costs and out-of-pocket expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of one New York firm of counsel to the Administrative Agent and one local counsel, as necessary, in each appropriate jurisdiction and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from all documentary and similar Taxes and charges in respect of the Loan Documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent, their respective affiliates, and their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other losses, claims, damages, liabilities and expenses of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Real Property and the reasonable documented fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, and provided, further, that this Section 9.5(d) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws for any matters arising from the Transactions, that any of them might have by statute or otherwise against any Indemnitee, except to the extent such rights are asserted against an Indemnitee found by a final and non-appealable decision of a court of competent jurisdiction to have engaged in gross negligence or willful misconduct, for claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses resulting from such gross negligence or willful misconduct. No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any indirect, special, exemplary, punitive or consequential damages in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. All amounts due under this Section 9.5 shall be payable not later than ten (10) days after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to Evan Zacharias (Telephone No. (302) 634-1405) (Telecopy No. (302) 634-1417), at the address of the Borrower set forth in Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

9.6          Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”), other than a natural person, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of:

(A)          the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under Section 7(a) or (f) has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)                               the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an affiliate of a Lender or an Approved Fund.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans under any Facility, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)                               (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)                               the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                                  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 9.1 and (ii) directly affects such Participant. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.13 and 2.14 as if it were an assignee under paragraph (b) of this Section and (ii) shall not be entitled to receive any greater payment under Sections 2.13 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7(b) as though it were a Lender, provided such Participant shall be subject to Section 9.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this paragraph (d).

(e)                                  Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Loans to any Other Affiliate (including any Debt Fund Affiliate), but only if:

(i)                                     the assigning Lender and Other Affiliate purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto (an “Affiliate Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(ii)                                  after giving effect to such assignment, Other Affiliates (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Loans with an aggregate principal amount in excess of 20.0% of the principal amount of all Loans then outstanding (calculated as of the date of such purchase); and

(iii)                               such Other Affiliate (other than Debt Fund Affiliates) shall at all times thereafter be subject to the voting restrictions specified in Section 9.1.

(f)                                   Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Loans to the Borrower or any of its Subsidiaries, but only if:

(i)                                     (x) such assignment is made pursuant to a Dutch Auction open to all Lenders on a pro rata basis or (y) such assignment is made pursuant to an open market purchase;

(ii)                                  no Event of Default has occurred and is continuing or would result therefrom;

(iii)                               any such Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Borrower or any of its Subsidiaries; and

(iv)                              in the case of an open market purchase, the aggregate principal amount of all Loans purchased pursuant to open market purchases since the Closing Date shall not, in the aggregate, exceed 20.0% of the principal amount of all Loans then outstanding (calculated as of the date of such purchase).

(g)                                  (i) Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrowers are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative

Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives and (iii) Affiliate Lenders (other than Debt Fund Affiliates) shall not be entitled to receive advice of counsel to the Agents or other Lenders.

(ii)                                  Each Lender making an assignment to an Affiliate Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliate Lender then may have, and later may come into possession of, information regarding the Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to assign the Loans (“Excluded Information”), (2) such Lender has independently and, without reliance on the Affiliate Lender, the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender entering into such an assignment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

9.7                               Adjustments; Set off. (a) Except to the extent that this Agreement, any Extension Amendment or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 9.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)                                 In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

9.8                               Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

9.9                               Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10                        Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11                        GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12                        Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)                               submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;

(b)                               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                               agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)                                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect, special, exemplary, punitive or consequential damages.

9.13                        Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

9.14                        Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.1 or (ii) under the circumstances described in paragraph (b) below.

(b)                                 At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Swap Agreements) shall have been paid in full, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

9.15                        Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) if agreed by the Borrower in its sole discretion, to any other Person.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

9.16                        WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.17                        USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

9.18                        Intercreditor Agreement. Reference is made to the Intercreditor Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent for the ABL Secured Parties (as defined therein), JPMorgan Chase Bank, N.A., as agent for the Term Loan Secured Parties (as defined therein), J.P. Morgan Ventures Energy Corporation, as Supply and Offtake Secured Party (as defined therein) and as JPMVEC (as defined therein), Philadelphia Energy Solutions Refining and Marketing, LLC, a Delaware limited liability company, and each of the other Grantors (as defined therein) party thereto. Notwithstanding any provisions in this Agreement or any other Loan Document to the contrary, the terms, conditions and provisions of this Agreement and the other Loan Documents are subject to the terms of the Intercreditor Agreement. To the extent there is a conflict between the Loan Documents and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PHILADELPHIA ENERGY SOLUTIONS
REFINING AND MARKETING LLC

By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	CFO

[Signature Page to PESRM Term Loan Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:	/s/ Robert Traband
	Name:	ROBERT TRABAND
	Title:	MANAGING DIRECTOR

[Signature Page to PESRM Term Loan Agreement]

Schedule 1.1A

Initial Term Loan Commitments

Initial Term Loan Commitment	Amount
JPMorgan Chase Bank, N.A.	$550,000,000

Schedule 1.1B

Mortgaged Property

MORTGAGED PROPERTIES consisting of Parcels A, B-1, C and D as identified as such in the Owner’s Policy of Title Insurance

PARCEL A Description. (Parcel A)

Beginning at a point on the northern side of Lanier Avenue and the corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation, North 58°52’39” East, a distance of 31.47 feet; thence South 31°07’21” East, a distance of 136.40feet; thence South 58°52’39” West, a distance of 50.41 feet to a point a corner of lands of Conrail; thence along lands of Conrail the 14 following courses and distances:

(1) South 31°52’50” East, a distance of 90.73 feet to a point of curvature;

(2) by a curve to the right having a radius of 335.54 feet and a central angle of 39°39’00” an arc length of 232.20 feet a chord which bears South 12°03’20” East 227.60 feet to a point;

(3)South 07°46’10” West tangent to said curve, a distance of 541.48 feet;

(4) North 35°26’10” East, a distance of 282.33 feet;

(5) North 35°47’10” East, a distance of 273.76 feet;

(6) South 07°46’01” West, a distance of 1297.42 feet;

(7) South 07°54’07” West, a distance of 144.68 feet;

(8) South 09°10’51” West, a distance of 320.82 feet;

(9) South 04°26’38” West, a distance of 122.85 feet;

(10) South 07°38’04” West, a distance of 30.09 feet;

(11) South 08°09’35” West, a distance of 119.06 feet;

(12) South 06°59’31” West, a distance of 139.54 feet;

(13) South 81°41’24” East, a distance of 89.38 feet;

(14) South 07°57’20” West, a distance of 232.50 feet to a point on the pierhead and bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 56 following courses and distances:

(1) North 83°40’40” West, a distance of 484.75 feet;

(2) North 80°59’10” West, a distance of 293.05 feet;

(3) North 80°57’45” West, a distance of 291.76 feet;

(4) North 80°39’50” West, a distance of 367.78 feet;

(5) North 09°10’46” East, a distance of 47.72 feet;

(6) North 63°43’59” West, a distance of 87.28 feet;

(7) North 61°57’14” West, a distance of 104.02 feet;

(8) South 26°32’09” West, a distance of 51.72 feet;

(9) North 62°59’30” West, a distance of 133.92 feet;

(10) North 62°12’53” West, a distance of 166.29 feet;

(11) North 26°44’06” East, a distance of 55.61 feet;

(12) North 62°58’22” West, a distance of 247.86 feet;

(13) North 62°17’56” West, a distance of 287.77 feet;

(14) North 45°26’57” West, a distance of 211.11 feet;

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(15) North 46°31’00” West, a distance of 354.57 feet;

(16) North 64°57’13” West, a distance of 65.87 feet;

(17) North 34°41’49” West, a distance of 109.10 feet;

(18) North 46°10’22” West, a distance of 380.64 feet;

(19) North 29°33’57” West, a distance of 210.22 feet;

(20) North 28°49’08” West, a distance of 356.96 feet;

(21) North 29°42’09” West, a distance of 364.44 feet;

(22) North 16°12’31” West, a distance of 42.38 feet;

(23) North 09°26’20” West, a distance of 45.39 feet;

(24) North 15°41’58” West, a distance of 913.99 feet;

(25) North 15°05’58” West, a distance of 56.31 feet;

(26) North 08°17’52” West, a distance of 173.70 feet;

(27) North 05°19’22” West, a distance of 64.01 feet;

(28) North 07°37’01” West, a distance of 1136.34 feet;

(29) North 08°01’22” East, a distance of 380.08 feet;

(30) North 28°44’59” East, a distance of 7.74 feet;

(31) North 43°42’20” East, a distance of 197.15 feet;

(32) North 42°26’02” East, a distance of 89.30 feet;

(33) North 44°10’07” East, a distance of 72.09 feet;

(34) North 72°36’31” East, a distance of 27.87 feet;

(35) North 75°53’49” East, a distance of 101.72 feet;

(36) North 77°19’59” East, a distance of 293.03 feet;

(37) South 86°50’08” East, a distance of 373.53 feet;

(38) South 86°29’05” East, a distance of 408.99 feet;

(39) North 84°56’19” East, a distance of 6.58 feet;

(40) North 81°27’07” East, a distance of 156.35 feet;

(41) North 85°23’48” East, a distance of 75.71 feet;

(42) North 80°50’16” East, a distance of 28.45 feet;

(43) South 15°42’39” East, a distance of 2.48 feet;

(44) North 74°42’14” East, a distance of 40.34 feet;

(45) North 79°38’24” East, a distance of 11.24 feet;

(46) North 84°28’14” East, a distance of 78.29 feet;

(47) North 71°34’56” East, a distance of 10.59 feet;

(48) North 85°13’53” East, a distance of 68.60 feet;

(49) North 53°43’35” East, a distance of 138.34 feet;

(50)North 55°19’46” East, a distance of 24.25 feet;

(51) North 49°12’19” East, a distance of 21.57 feet;

(52) North 50°49’59” East, a distance of 22.71 feet;

(53) North 63°34’55” East, a distance of 37.80 feet;

(54) North 48°56’08” East, a distance of 17.60 feet;

(55) North 48°01’38” East, a distance of 37.79 feet;

(56) North 57°04’27” East, a distance of 220.24 feet to a point, a corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation;

thence along lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation, the following 9 courses and distances:

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(1) South 66°43’40” East, a distance of 165.74 feet;

(2) South 26°47’19” West, a distance of 173.62 feet to a point of curvature;

(3) by a curve to the left having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears South 00°06’24” West 289.88 feet;

(4) South 28°44’58” East, a distance of 198.19 feet; (5) North 78°06’33” East, a distance of 1489.09 feet;

(6) South 07°46’10” West, a distance of 1288.62 feet; (7) South 60°40’29” West, a distance of 577.59 feet;

(8) South 29°33’29” East, a distance of 525.42 feet;

(9) South 32°34’13” East, a distance of 529.63 feet to the point of Beginning. Containing 394.96 Acres, more or less.

OPA#885044000 - 3600 Lanier Ave

OPA#884096500 - 3404 Penrose Ave

OPA#884095400 - 3000 Penrose Ferry Rd

OPA#884095500 - 3002 Penrose Ferry Rd

PARCEL B-1 Description (Parcel B-1)

Beginning at a point on the western side of 26th street; thence along the western side of 26th Street the 16 following courses and distances:

(1) South 07°45’55” West, a distance of 169.94 feet;

(2) South 00°16’02” East, a distance of 38.37 feet;

(3) South 06°25’58” West, a distance of 199.87 feet;

(4) South 07°53’20” West, a distance of 211.08 feet;

(5) South 07°47’37” West, a distance of 1509.96 feet;

(6) South 07°52’07” West, a distance of 726.03 feet;

(7) South 07°38’49” West, a distance of 48.89 feet;

(8) South 09°29’34” West, a distance of 130.93 feet;

(9) South 07°13’47” West, a distance of 401.40 feet;

(10) South 07°57’21” West, a distance of 318.70 feet;

(11) South 15°50’52” West, a distance of 136.31 feet;

(12) South 07°45’11” West, a distance of 118.07 feet;

(13) North 80°01’54” West, a distance of 17.81 feet;

(14) South 14°08’03” West, a distance of 552.84 feet to a point of curvature;

(15) by a curve to the left having a radius of 200.76 feet and a central angle of 66°30’21” an arc length of 233.04 feet and a chord which bears South 34°54’40” West 220.17 feet;

(16) South 01°46’40” West, a distance of 293.89 feet;

thence along the north side of Penrose Avenue South 43°34’41” West, a distance of 665.73 feet to a point of curvature; thence by a curve to the right having a radius of 126.09 feet and a central

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angle of 73°01’54” an arc length of 160.71 feet a chord which bears South 87°07’45” West 150.05 feet point of reverse curvature;

thence by a reverse curve to the left having a radius of 167.93 feet and a central angle of 102°48’10” an arc length of 301.32 feet and a chord South 78°02’49” West and a distance of 262.49 feet;

thence along the northern side of Lanier Avenue the eight following courses and distances:

(1) South 28°41’02” West, a distance of 84.04 feet;

(2) South 30°01’19” West, a distance of 182.61 feet;

(3) South 33°23’20” West, a distance of 122.68 feet to a point of curvature;

(4) by a curve to the left having a radius of 365.09 feet and a central angle of 10°02’31” an arc length of 63.99 feet a chord which bears South 38°14’27” West 63.90 feet;

(5) South 45°13’17” West, a distance of 69.72 feet to a point of curvature;

(6) by a curve to the left having a radius of 248.69 feet and a central angle of 11°28’08” an arc length of 49.78 feet a chord which bears South 50°30’20” West 49.70 feet;

(7) South 55°40’25” West, a distance of 127.19 feet; (8) South 58°52’39” West, a distance of 504.43 feet;

thence along Girard Point property the following ten courses and distances:

(1) South 58°52’39” West, a distance of 31.47 feet;

(2) North 32°34’13” West, a distance of 529.63 feet;

(3) North 29°33’29” West, a distance of 525.42 feet;

(4) North 60°40’29” East, a distance of 577.59 feet;

(5) North 07°46’10” East, a distance of 1288.62 feet;

(6) South 78°06’33” West, a distance of 1489.09 feet;

(7) North 28°44’58” West, a distance of 198.19 feet to a point of curvature;

(8) by a curve to the right having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears North 00°06’24” East 289.88 feet to a point;

(9) North 26°47’19” East, a distance of 173.62 feet;

(10) North 66°43’40” West, a distance of 165.74 feet to a point on the bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 29 following courses and distances:

(1) North 43°24’56” East, a distance of 135.15 feet;

(2) North 32°59’59” East, a distance of 197.67 feet;

(3) North 28°46’15” East, a distance of 207.21 feet;

(4) South 67°36’32” East, a distance of 25.00 feet;

(5) North 28°53’49” East, a distance of 525.99 feet;

(6) North 23°14’16” East, a distance of 296.55 feet;

(7) North 16°27’07” East, a distance of 155.27 feet;

(8) North 09°56’26” East, a distance of 211.86 feet;

(9) North 26°32’07” East, a distance of 130.56 feet;

(10) North 45°19’27” West, a distance of 43.11 feet;

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(11) North 23°44’32” East, a distance of 11.78 feet;

(12) North 58°39’44” East, a distance of 10.33 feet;

(13) North 13°19’01” East, a distance of 20.88 feet;

(14) North 21°53’43” East, a distance of 22.65 feet;

(15) North 33°53’23” East, a distance of 15.69 feet;

(16) North 22°37’41” East, a distance of 36.18 feet;

(17) North 12°06’28” East, a distance of 42.35 feet;

(18) South 78°45’03” East, a distance of 9.60 feet;

(19) North 12°10’53” East, a distance of 13.10 feet;

(20) North 84°10’16” West, a distance of 12.72 feet;

(21) North 23°48’41” East, a distance of 452.70 feet;

(22) North 23°48’41” East, a distance of 453.47 feet;

(23) South 72°18’38” East, a distance of 4.28 feet;

(24) North 19°03’43” East, a distance of 23.84 feet;

(25) North 15°47’28” East, a distance of 46.32 feet;

(26) South 80°51’48” East, a distance of 21.53 feet;

(27) North 13°26’19” East, a distance of 231.84 feet;

(28) North 07°22’43” East, a distance of 111.24 feet;

(29) North 03°41’43” West, a distance of 175.93 feet;

(30) North 15°46’02” West, a distance of 105.60 feet;

thence North 74°54’45” East, a distance of 126.56 feet; thence continuing along same North 74°54’45” East, a distance of 225.13 feet; thence South 14°27’15” East, a distance of 45.83 feet to a point on the southern side of Passyunk Avenue; thence along the southern side of Passyunk Avenue North 74°50’12” East, a distance of 1289.66 feet; thence leaving said side of Passyunk Avenue South 15°09’48” East, a distance of 364.36 feet; thence North 74°50’12” East, a distance of 218.00 feet; thence South 15°09’48” East, a distance of 63.00 feet; thence South 89°08’54” East, a distance of 10.00 feet; thence South 25°09’48” East, a distance of 60.00 feet; thence South 63°09’48” East, a distance of 27.00 feet; thence North 71°05’39” East, a distance of 79.00 feet; thence North 66°10’39” East, a distance of 201.00 feet; thence North 04°50’39” East, a distance of 61.00 feet; thence South 85°09’21” East, a distance of 82.00 feet; thence North 74°50’39” East, a distance of 253.00 feet; thence South 82°09’21” East, a distance of 224.77 feet to the Point of Beginning. Containing 360.55 Acres, more or less.

OPA #884097044 - 3144 W. Passyunk Ave

PARCEL C Description. (Parcel C)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit: Beginning at a point on the eastern side of Essington Avenue and a corner of lands of Pacific Atlantic Terminal; thence along lands of Pacific Atlantic Terminal South 82°10’16” East, a distance of 367.00 feet; thence continuing along said lands

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South 77°59’17” East, a distance of 668.27 feet to a point of curvature; thence by a curve to the left having a radius of 1463.35 feet and a central angle of 25°44’18” an arc length of 657.36 feet a chord which bears South 18°58’02” East 651.85 feet; thence South 31°50’11” East a distance of 827.78 feet; thence South 31°50’11” East, a distance of 1456.50 feet; thence along Mingo Creek South 58°16’51” West, a distance of 2698.79 feet; thence North 64°39’14” West, a distance of 673.96 feet to a point on the eastern side of Mingo Avenue; thence along Mingo Avenue North 00°03’26” West, a distance of 1413.86 feet to a point on the eastern side of Essington Avenue; thence along Essington Avenue North 10°51’10” East, a distance of 2507.54 feet to the Point of Beginning.

Containing 171.18 Acres, more or less.

Being a portion of OPA#884096700 — 6900 Essington Avenue

PARCEL D Description. (Parcel D)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point a corner of lands of Pacific Atlantic Terminal; thence along lands of Pacific Atlantic Terminal South 89°16’27” East, a distance of 989.92 feet to a point on the west side of the Schuylkill River; thence along said river the 4 following courses and distances: (1) South 03°54’17” East, a distance of 294.15 feet; (2) South 15°35’28” East, a distance of 973.86 feet; (3) South 15°35’28” East, a distance of 196.10 feet; (4)South 29°06’56” East, a distance of 955.16 feet; thence South 54°55’41” West, a distance of 467.65 feet to a point on the east side of lands of Pacific Atlantic Terminal; thence along lands of Pacific Atlantic Terminal the three following courses and distances: (1) North 31°50’11” West, a distance of 1423.21 feet; (2) North 31°50’11” West, a distance of 857.35 feet to a point of curvature; (3) by a curve to the right having a radius of 1397.46 feet a central angle of 26°08’53” an arc length of 637.75 feet a chord which bears North 18°45’45” West a distance of 632.23 feet to the Point of Beginning.

Containing 39.90 Acres, more or less.

Being a portion of OPA#884096700 — 6900 Essington Avenue

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Schedule 1.1C

Supply and Offtake Documents

The PESRM Transaction Documents (as defined in the Supply and Offtake Agreement).

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Schedule 1.1D

North Yard and West Yard

NORTH YARD consisting of Parcels B-2, B-3, B-4, H-1 and H-2 as identified as such in the Owner’s Policy of Title Insurance

PARCEL B-2 Description. (Parcel B-2)

Beginning at a point on the south side of Passyunk Avenue and on the pierhead and bulkhead of the Schuylkill River; thence along the bulkhead of the Schuylkill River the thirty-three following courses and distances:

(1) North 15°46’02” West, a distance of 155.02 feet;

(2) North 31°09’33” West, a distance of 148.28 feet;

(3) North 39°25’25” West, a distance of 180.29 feet;

(4) North 44°07’32” West, a distance of 80.71 feet;

(5) North 65°32’53” West, a distance of 13.18 feet;

(6) North 49°22’28” West, a distance of 8.41 feet;

(7) North 65°46’02” West, a distance of 30.05 feet;

(8) South 54°50’25” West, a distance of 5.48 feet;

(9) North 40°45’12” West, a distance of 48.68 feet;

(10) North 56°19’58” West, a distance of 156.17 feet;

(11) North 57°58’20” West, a distance of 145.68 feet;

(12) North 75°17’24” West, a distance of 42.80 feet;

(13) North 83°31’11” West, a distance of 86.58 feet;

(14) North 83°31’11” West, a distance of 95.61 feet;

(15) North 83°00’35” West, a distance of 187.03 feet;

(16) South 80°37’47” West, a distance of 809.03 feet;

(17) South 80°01’56” West, a distance of 46.99 feet;

(18) South 85°22’16” West, a distance of 35.86 feet;

(19) South 86°42’51” West, a distance of 95.79 feet;

(20) North 05°28’09” West, a distance of 30.00 feet;

(21) North 72°05’27” West, a distance of 480.36 feet;

(22) North 49°21’34” West, a distance of 277.55 feet;

(23) North 44°46’47” West, a distance of 91.93 feet;

(24) North 27°49’54” West, a distance of 198.68 feet;

(25) North 23°47’26” West, a distance of 139.41 feet;

(26) North 27°22’11” West, a distance of 140.79 feet;

(27) North 00°58’58” West, a distance of 695.54 feet;

(27) North 14°12’09” East, a distance of 375.02 feet;

(28) North 06°23’54” West, a distance of 78.53 feet;

(29) North18°25’26” East, a distance of 447.84 feet;

(30) South 74°33’15” East, a distance of 65.04 feet;

(31) North 24°55’08” East, a distance of 22.18 feet;

(32) South 81°55’09” East, a distance of 191.39 feet;

(33) North 42°08’32” East, a distance of 43.36 feet;

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thence leaving bulkhead and along lands of Conrail South 82°20’38” East, a distance of 644.83 feet; thence continuing along lands of Conrail the 11 following courses and distances:

(1) South 16°15’57” East, a distance of 120.19 feet to a point of curvature;

(2) by a curve to right having a radius of 653.39 feet and a central angle of 54°52’25” an arc length of 625.77 feet a chord which bears South 44°45’52” East 602.12 feet;

(3) South 82°10’05” East, a distance of 379.22 feet;

(4) South 81°54’46” East, a distance of 281.13 feet;

(5) South 82°09’55” East, a distance of 185.06 feet;

(6) South 82°22’37” East, a distance of 375.54 feet;

(7) South 82°19’05” East, a distance of 329.39 feet;

(8) South 81°52’05” East, a distance of 339.43 feet;

(9) South 82°21’18” East, a distance of 639.33 feet;

(10) South 82°07’25” East, a distance of 230.24 feet to a point of curvature;

(11) by a of a curve to the right having a radius of 1028.90 feet and a central angle of 18°15’10” an arc length of 327.78 feet a chord which bears South 73°24’01”East 326.40 feet;

thence South 07°48’50” West, a distance of 86.27 feet to a point in line of lands owned by the City of Philadelphia; thence along lands of Philadelphia the 16 following courses and distances:

(1) by a curve to the left having a radius of 499.91 feet and a central angle of 22°54’36” an arc length of 199.89 feet a chord which bears South 82°53’51” West 198.56 feet;

(2) South 68°52’37” West, a distance of 368.16 feet to a point of curvature;

(3) by a curve to the left having a radius of 759.85 feet and a central angle of 9°50’11” an arc length of 130.45 feet a chord which bears South 74°48’53” West 130.29 feet;

(4) South 79°06’45” West, a distance of 310.68 feet;

(5) South 74°37’16” West, a distance of 96.75 feet;

(6) South 56°20’07” West, a distance of 70.00 feet;

(7) South 64°28’35” West, a distance of 251.25 feet;

(8) South 67°27’07” West, a distance of 302.11 feet;

(9) South 67°27’07” West, a distance of 402.58 feet;

(10) South 67°27’07” West, a distance of 141.14 feet;

(11) South 53°20’14” West, a distance of 50.00 feet;

(12) South 23°28’34” East, a distance of 32.51 feet;

(13) South 23°28’34” East, a distance of 299.99 feet;

(14) South 35°54’01” East, a distance of 737.38 feet;

(15) South 16°59’51” East, a distance of 113.90 feet;

(16) South 44°15’26” East, a distance of 25.66 feet;

thence South 74°54’45” West, a distance of 126.56 feet to the Point of Beginning.

Containing 141.00 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

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PARCEL B-3 Description. (Parcel B-3)

Beginning at a point on the right of way of Moore Street; thence along the southern right of way of Moore Street South 76°59’06” East, a distance of 85.84 feet; thence continuing along said right of way South 76°04’48” East, a distance of 329.50 feet to a point on the western right of way line of 35th Street; thence along the western right of way line of 35th Street South 13°57’01” West, a distance of 518.75 feet; thence South 82°07’46” East, a distance of 497.03 feet to a point on the western right of way line of 34th Street; thence along the western right of way line of 34th Street South 20°22’25” West, a distance of 139.66 feet to a point on the southern right of way line of Maiden Lane; thence along the southern right of way line of Maiden Lane South 64°11’02” East, a distance of 1256.82 feet to a point of curvature; thence by a curve to the right entering the western side of 26th Street having a radius of 491.39 feet and a central angle of 18°49’29” an arc length of 161.45 feet and a chord which bears South 55°27’35” East 160.72 feet;

thence along the western side of 26th Street the eight following courses and distances:

(1) South 43°44’58” West, a distance of 2.95 feet;

(2) South 40°36’48” East, a distance of 169.81 feet;

(3) South 37°29’46” East, a distance of 210.70 feet;

(4) South 37°08’53” East, a distance of 599.67 feet;

(5)South 37°13’25” East, a distance of 255.57 feet;

(6) South 45°31’16” West, a distance of 2.49 feet;

(7) South 34°13’50” East, a distance of 144.39 feet;

(8) South 33°56’02” East, a distance of 266.03 feet;

thence leaving the western side of 26th Street and going along the northern side of lands of Conrail the 24 following courses and distances:

(1) North 81°59’00” West, a distance of 236.77 feet;

(2) North 58°22’13” East, a distance of 33.81 feet;

(3) North 74°29’15” West, a distance of 121.44 feet;

(4) North 76°18’45” West, a distance of 250.63 feet;

(5) North 84°05’02” West, a distance of 285.50 feet;

(6) South 47°15’52” West, a distance of 15.18 feet;

(7) North 75°52’55” West, a distance of 46.21 feet;

(8) North 82°02’14” West, a distance of 525.00 feet;

(9) North 02°36’38” East, a distance of 6.00 feet;

(10)North 82°03’42” West, a distance of 209.46 feet;

(11) North 82°26’26” West, a distance of 197.26 feet;

(12) North 82°16’24” West, a distance of 149.97 feet;

(13)North 82°06’49” West, a distance of 452.25 feet;

(14) South 11°06’33” West, a distance of 15.19 feet;

(15) North 81°57’23” West, a distance of 288.33 feet;

(16) North 80°02’02” West, a distance of 92.49 feet;

(17)North 83°48’02” West, a distance of 66.93 feet:

(18) North 79°34’03” West, a distance of 240.34 feet to a point of curvature;

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(19) by a curve to the right having a radius of 665.76 feet and a central angle of 55°53’57” an arc length of 649.53 feet and a chord which bears North 53°19’49” West 624.07 feet to a point of compound curvature;

(20) by a compound curve to the right having a radius of 733.68 feet and a central angle of 44°51’23” an arc length of 574.39 feet and a chord which bears North 00°47’49” East 559.84 feet;

(21) North 21°41’17” East, a distance of 358.44 feet;

(22) North 26°05’47” East, a distance of 92.79 feet; (23) South 82°19’34” East, a distance of 223.64 feet;

(24) North 13°55’44” East, a distance of 990.16 feet to the Point of Beginning.

Containing 106.64 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

PARCEL B-4 Description. (Parcel B-4)

Beginning at a point on the northerly side of Moore Street with the centerline of the said former 36th Street, stricken from the city plan at 50 feet wide; thence along the centerline of the said former 36th Street North 13°59’19” East, a distance of

240.14 feet to a point on the southerly side of the said former Fish House Lane (at 23.208 feet wide); thence along the said former Fish House Lane the following 5 courses and distances:

(1) North 79°29’59” West, a distance of 30.06 feet;

(2) North 13°59’19” East, a distance of 23.25 feet;

(3) South 79°29’59” East, a distance of 495.93 feet;

(4) South 13°59’19” West, a distance of 23.25 feet;

(5) North 79°29’59” West, a distance of 25.05 feet to a point on the centerline of the said former 35th Street (50 feet wide); thence along the centerline of said former 35th Street South 13°59’19” West, a distance of 266.97 feet to a point on the northerly side of Moore Street; thence along the northerly side of Moore Street North 76°00’41” West, a distance of 440.00 feet to the Point of Beginning.

Containing 2.83 Acres, more or less.

OPA#884214115 — 3515 Moore Street

PARCELS H-1 and H-2 Descriptions.

ALL THOSE CERTAIN tracts, pieces or parcels of land, situate former 36th Street and Moore Street, 36th Ward, City of Philadelphia, Commonwealth of Pennsylvania, as shown on a plan prepared by Van Demark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware, Drawing No. 39945-F, dated April 23, 2010, entitled “Subdivision Plat, Premises “H”, prepared for Sunoco, Inc.” and being more particularly described as follows, to wit:

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PARCEL “H-1”:

BEGINNING at a point, the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of former 36th Street, stricken from the city plan at 50 feet wide, being the southwesterly corner of Premises ‘H-1’, Sunoco Propane Terminal (13-S-23/3) on a easterly line for land now or formerly of CSX Transportation, Inc. (13-S-24/4);

THENCE through the said land now or formerly of CSX Transportation, Inc. the seven (7)

following described courses and distances:

(Courses 1 through 3 along or near a 6 foot chain link fence)

1.                                      North 68° 50’ 44” West, 77.400 feet to a point;

2.                                      North 18° 57’ 36” East, 199.926 feet to a point;

3.                                      North 23° 20’ 54” East, 201.193 feet to a fence corner;

4.                                      North 25° 18’ 02” East, 84.179 feet to a point;

5.                                      North 27° 45’ 33” East, 22.761 feet to a point; and

6.                                      South 68° 50’ 44” East, 43.650 feet to a point, the northwesterly corner for the herein described Parcel “B” on the westerly line of the said former 36th Street;

(Course 7 along the said westerly side of former 36th Street, being the westerly line for the said Parcel “H-2”)

7.                                      South 21° 09’ 16” West, 245.524 feet to a point on the northerly side of former Fish House Lane, at 23.208 feet wide;

THENCE along the northerly side, westerly terminus and southerly side of the said former Fish House Lane the three (3) following described courses and distances:

1.                                      North 72° 20’ 02” West, 5.018 feet to a point;

2.                                      South 21° 09’ 16” West, 23.250 feet to a point; and

3.                                      South 72° 20’02” East, 30.064 feet to a point on the said centerline of former 36th Street;

THENCE along the said centerline of former 36th Street, South 21° 09’ 16” West, 240.143 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 33,558 square feet (0.770 acres) of land, being the same, more or less.

PARCEL H-2

BEGINNING at a point, a southeasterly corner for the above described Parcel “H-1”, the intersection of the westerly side of former 36th Street, stricken from the city plan at 50 feet wide, with the northerly side of former Fish House Lane, at 23.208 feet wide, being on a southeasterly line for land now or formerly of CSX Transportation, Inc. (13-S-2414), said point being measured the four (4) following courses and distances from the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of the said former 36th Street;

(Course 1 along the centerline of said former 36th Street)

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1.                                      North 21° 09’ 16” East, 240.143 feet to a point on the southerly side of the said former Fish House Lane;

(Course 2 through 4 along the said former Fish House Lane)

2.                                      North 72° 20’ 02” West, 30.064 feet to a point;

3.                                      North 21° 09’ 16” East, 23.250 feet to a point; and

4.                                      South 72° 20’ 02” East, 5.018 feet to the Point of Beginning;

THENCE from said point of Beginning, through the said land now or formerly of CSX Transportation, Inc. the two (2) following courses and distances:

(Course 1 along an easterly line for the said Parcel “H-1”)

1.                                      North 21° 09’ 16” East, 245.524 feet to a point; and

2.                                      South 68° 50’ 44” East, 25.000 feet to a point on the centerline for the said formerly 36th Street;

THENCE along the said centerline of the former 36th Street, South 21° 09’ 16” West, 244.000 feet to a point on the said northerly side of former Fish House Lane;

THENCE along the said northerly side of former Fish House Lane, North 72° 20’ 02” West, 25.046 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 6,119 square feet (0.140 acres) of land, being the same, more or less.

CONTAINING within said metes and bounds for Parcels “H-1” and “H-2”, a total of 39,677 square feet (0.911 acres) of land, being the same, more or less.

WEST YARD consisting of Parcel E as identified as such in the Owner’s Policy of Title Insurance

PARCEL E: West Yard Description. (Parcel E)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the southern right of way of Passyunk Avenue and a corner of lands of now or late Thy B. Ma; thence along said lands of Ma and along lands of now or late Joseph & Rosanna Mitchell South 69°19’58” East, a distance of 315.10 feet to a point a corner of lands of the now or late Phing Tan and Khanh Buu Huynh; thence along said lands and lands of Passyunk Avenue Realty En. North 82°44’45” East, a distance of 601.48 feet to a point a corner of the now or late lands of Passyunk Avenue Realty En; thence along said lands South 61°00’00” East, a distance of 218.91 feet; thence South 68°14’30” East, a distance of 251.05 feet; thence along lands of Auto Recycling Real Estate North 88°16’32” East, a distance of

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288.19 feet; thence continuing along said lands and along lands of S.R.S. Inc. North 35°03’05” East, a distance of 1800.00 feet near the Schuylkill River;

thence in and along the Schuylkill River the 10 following courses and distances:

(1) South 80°39’14” East, a distance of 401.15 feet;

(2) South 42°01’03” East, a distance of 297.66 feet;

(3) South 04°55’59” West, a distance of 350.17 feet;

(4) South 15°52’29” West, a distance of 487.33 feet;

(5) South 23°42’54” West, a distance of 196.89 feet;

(6) South 22°35’18” West, a distance of 384.45 feet;

(7) South 14°15’27” West, a distance of 121.55 feet;

(8) South 15°59’35” West, a distance of 219.74 feet;

(9) South 21°40’33” West, a distance of 445.70 feet;

(10) South 23°20’44” West, a distance of 324.02 feet to a point a corner of lands of Convoy Realty LP;

thence along lands of Convoy North 63°18’58” West, a distance of 1362.47 feet; thence North 07°11’32” East, a distance of 231.25 feet to a point of curvature; thence by a curve to the left having a radius of 5000.00 feet and a central angle of 1°29’17” an arc length of 129.85 feet a chord which bears North 70°46’37” West 129.85 feet;

thence along lands of Point Breeze Terminal LLC the eight following courses and distances:

(1) North 67°11’05” West, a distance of 14.72 feet;

(2) South 83°51’36” West, a distance of 839.02 feet;

(3) North 60°55’04” East, a distance of 31.00 feet;

(4) North 25°30’00” East, a distance of 145.00 feet;

(5) North 00°00’00” East, a distance of 50.83 feet;

(6) North 00°00’00” East, a distance of 41.00 feet;

(7) North 85°21’56” West, a distance of 972.06 feet;

(8) North 07°07’07” East, a distance of 171.91 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue the three following courses and distances:

(1) North 74°48’30” East, a distance of 226.91 feet;

(2) South 15°11’30” East, a distance of 6.00 feet;

(3) North 74°48’30” East, a distance of 349.28 feet to the Point of Beginning.

Containing 80.84 Acres, more or less.

OPA# 884097130 — 6300 W. Passyunk Avenue

OPA#884097140 — 6030 W. Passyunk Avenue

OPA#884097110 - 3701 S. 63rd Street

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Schedule 3.3

Conflicts; Material Approvals

None.

16

Schedule 3.7

Subsidiaries

PES Administrative Services, LLC, a Delaware limited liability company, with 100% of equity interests owned by Philadelphia Energy Solutions Refining and Marketing LLC.

17

Schedule 3.8(a)

Litigation

None.

18

Schedule 3.16

ERISA — Pension Plan

None.

19

Schedule 3.17

Environmental Matters

None.

20

Schedule 3.18

Insurance

Worker’s Compensation (WC)/Employer’s Liability (EL):

Statutory WC/ $ 2 million EL/ $ 2 million Maritime Employer’s Liability (MEL); WC policy to be endorsed to include MEL and USL&H (Longshore Harbor Worker’s Compensation).

Automobile Liability (ex Physical Damage)

$2 million each accident; including heavy units/trucking operations, with MCS-90 endorsement.

Finpro

$5 million Crime limit

$10 million Directors and Officers, Employment Practices Liability, Fiduciary Liability

$30 million excess Directors and Officers Liability only

$10 million excess Directors and Officers Liability Side-A Only

Commercial General Liability

$5 million per occurrence Self Insured Retention.

Umbrella/Excess Liability

$400 million each occurrence/ annual aggregate; First $190 million is placed on occurrence form with additional excess layers placed on occurrence as reported and/or claims made basis.

The umbrella policy has same or broader coverage terms as primary policies (Employers Liability, Auto, and MTOL policies) and does cover pollution and clean-up costs of up to $400 million limit each occurrence/annual aggregate.

Wharfingers Liability/Stevedores Legal Liability/ Charterers Legal Liability

$25 million combined Warfingers/Stevedores / Charterers Limits; With Wharfingers/ Stevedores and Charterers scheduled into the Umbrella/Excess Liability above $25 million; Policy includes pollution/environmental clean-up costs. $25 million will be excess of a $5 million Self Insured Retention.

Premises Pollution Liability

$15 million per “Pollution Condition”/ $30 million aggregate limit for all “Pollution Conditions” excess of a $1,000,000 “Per Pollution Condition” Retention.

Business Interruption

Business Interruption coverage is included in the $1 billion combined Property Damage and Business Interruption limit. Coverage is on basis of annual USD $439.6 million Business Interruption amount with an Indemnity Period of 24 months. Business Interruption is covered in excess of 60 working days in a combined single limit of USD 1bn per occurrence Property Damage and Business Interruption combined.

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Property Damage (PD)

Property Damage is covered on the basis of All Risk coverage with a number of exclusions excess of USD 10m deductible per occurrence up to a combined single limit Property Damage and Business Interruption combined of USD 1bn per occurrence. Within this loss limit several sublimits apply. Flood A&V has an average aggregate limit of at least USD 300 million, Windstorm and Earth movement have an average aggregate limit of at least USD 400 million.

Terrorism

$500 million Property Damage and Business Interruption; $500 million per occurrence and $500 million in the aggregate.

ALL RISK CARGO INSURANCE

$10 million each conveyance subject to a $500,000 deductible.

All insurance companies used are Reputable Insurance companies rated not less than A-, VIII by A.M. Best or otherwise reasonably satisfactory to Administrative Agent.

Administrative Agent named as additional insured on all liability policies other than Worker’s Compensation and Employers Liability.

Administrative Agent named as loss payee on all property policies.

Cancellation provision (30 days notice to Administrative Agent prior to cancellation).

Waiver of subrogation against Administrative Agent.

All insurance maintained on a primary, non-contributory basis.

Insurance certificates provided to Administrative Agent.

LENDERS LOSS PAYABLE CLAUSE

(From the “Commercial Property Policy” by and among PESRM and Certain Insurers, effective as of 3/XX/2013 11:59 PM)

a)             Loss or damage, if any, under this Policy, shall be paid to the designated Lender, hereinafter referred to as “the Lender”, as their interests may appear, its successors and assigns in whatever form or capacity its interests may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

b)             The insurance under this Policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, its successors and assigns, shall not be invalidated nor suspended: (a) by any error, omission, or chance respecting the ownership, description, possession, or location of the subject of the insurance or the interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this Policy by virtue of any mortgage or trust deed; (c) by any breach of warranty, act, omission, neglect or non-compliance with any of the

22

provisions of this Policy, including any and all riders now or hereafter attached thereto, by the Named Insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant, or by the agents of either or any of them or by the happening of any event permitted by them or either of them, or their agents, or which they failed to prevent, whether occurring before or after the attachment of this clause, or whether before or after a loss, which under the provisions of this Policy of insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the Named Insured, excluding herefrom, however, any acts or omissions of the Lender while exercising active control and management of the property.

c)              In the event of failure of the Insured to pay any premium or additional premium which shall be or become due under the terms of this Policy or on account of any change in occupancy or increase in hazard not permitted by this Policy, this Insurer agrees to give written notice to the Lender of such non-payment of premium after thirty (30) days from and within one hundred twenty (120) days after due date of such premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by this Insurer of the failure of the Insured to pay such premium shall pay or cause to be paid the premium due within ten (10) days following receipt of the Insurer’s demand in writing therefor. If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender’s Loss Payable Clause shall not be terminated before ten (10) days after receipt of said written notice by the Lender.

d)             Whenever this Insurer shall pay to the Lender any sum for loss or damage under this Policy and shall claim that as to the Insured no liability therefor exists, this Insurer, at its option, may pay the Lender the whole principle sum and interest and other indebtedness due or to become due from the Insured, whether secured or unsecured, (with refund of all interest not accrued), and this Insurer, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

e)              If there be any other insurance upon the within described property, this Insurer shall be liable under this Policy as to the Lender for the proportion of such loss or damage that the sum hereby insured bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to the Lender. Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the Insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards. The Lender upon the payment to it of the full amount of its claim, will subrogate this Insurer (pro rata with all other insurers contributing to said payment) to all of the Lender’s rights of contribution under said other insurance.

f)               This Insurer reserves the right to cancel this Policy at any time, as provided by its terms, but in such case this Policy shall continue in force for the benefit of the Lender for ninety

23

(90) days after a written notice of such cancellation is received by the Lender and shall then cease.

g)              This Policy shall remain in full force and effect as to the interest of the Lender for a period of ten (10) days after its expiration unless an acceptable Policy in renewal thereof with loss thereunder payable to the Lender in accordance with the terms of this Lender’s Loss Payable Clause shall have been issued by some insurance Insurer and accepted by the Lender.

h)             Should legal title to and beneficial ownership of any of the property covered under this Policy become vested in the Lender or its agents, insurance under this Policy shall continue for the term thereof for the benefit of the Lender but, in such event, any privileges granted by this Lender’s Loss Payable Clause which are not also granted the Insured under the terms and conditions of this Policy and/or under other riders or endorsements attached thereto shall not apply to the insurance hereunder as respects such property.

i)                 All notices herein provided to be given by the Insurer to the Lender in connection with this Policy and this Lender’s Loss Payable Clause shall be mailed to or delivered to the Lender at its office or branch described on the first page of the Policy.

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Schedule 6.1

Existing Indebtedness

None.

25

Schedule 6.2

Existing Liens

None.

26

Schedule 6.7

Existing Investments

None.

27

Schedule 6.9

Existing Affiliate Transactions

Advisory Agreement dated September 8, 2012, by and among Sunoco, Inc., Carlyle Investment Management L.L.C. and Philadelphia Energy Solutions LLC.

28

EXHIBIT A

FORM OF

SECURITY AGREEMENT

[See attached]

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

among

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC,

as Grantor,

the other Grantors party hereto,

and

JPMORGAN CHASE BANK, N.A., as Administrative Agent

Dated as of April 4, 2013

i

EXHIBIT 1                            Form of Joinder Agreement

ii

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of April 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), among PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), as grantor, and the other Grantors listed on the signature pages hereto or becoming party hereto by execution and delivery of a Joinder Agreement (together with the Borrower, the “Grantors,” and each a “Grantor”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent under the Credit Agreement (as hereinafter defined), as secured party (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, in connection with the execution and delivery of this Agreement, the Borrower, the lending institutions signatory thereto (the “Lenders”) and the Administrative Agent have entered into that certain Term Loan Agreement, dated as of April 4, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement));

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement;

WHEREAS, this Agreement is given by the Grantors in favor of the Administrative Agent for the benefit of the holders of the Obligations (the “Secured Parties”) to secure the payment and performance of all of the Obligations;

WHEREAS, certain subsidiaries of the Borrower (the “Guarantors”) have, pursuant to the Guarantee Agreement referred to in the Credit Agreement, unconditionally guaranteed the Obligations; and

WHEREAS, it is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement that each of the Grantors executes and delivers the applicable Loan Documents, including this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1                     Definitions.

(a)                                 Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided, that, in any event, the following terms shall have the meanings assigned to them in the UCC:

“Accounts”; “Certificated Securities”; “Chattel Paper”; “Commercial Tort Claims”; “Deposit Account”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “Fixtures”; “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)                                 Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Section 1.2 of the Credit Agreement shall apply herein mutatis mutandis.

(c)                                  The following terms shall have the following meanings:

“ABL/SOA Agent” shall mean JPMorgan Chase Bank, N.A. as collateral agent under the ABL Credit Agreement.

“ABL/SOA Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“ABL/SOA Termination Date” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Account Debtor” shall mean each Person who is obligated on a Receivable or Supporting Obligation related thereto.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Catalyst Assets” shall mean all catalyst assets and inventory, precious metals assets and precious metals inventory and all additions, accessions and all rights and privileges related thereto.

2

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Current Assets Collateral and shall include any security agreement or other agreement granting a Lien on such real or personal property.

“Contracts” shall mean, collectively, with respect to the Grantors, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), in each case, between a Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereto or thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” shall mean any Deposit Account Control Agreement and any other control agreements entered into in connection with this Agreement and the other Loan Documents.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals.

“Current Assets Collateral” shall have the meaning assigned to such term in Section 2.1.

“Deposit Account Control Agreement” shall mean an agreement in such form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account.

“Equity Interests” shall mean (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Excluded Deposit Account” means any Deposit Account (i) for which all or substantially all of the funds on deposit therein are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits, and any trust accounts with respect to any of the foregoing or (ii) holding at all times less than $5,000,000 in the aggregate, together with all such other Deposit Accounts excluded pursuant to this clause (ii).

“Excluded Property” shall mean:

(a)                                 assets owned by a Grantor on the date hereof or hereafter acquired that are subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement and any cash Proceeds thereof, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease

3

Obligation) validly prohibits the creation of any other Lien on such assets or Proceeds thereof, it being understood and agreed that, upon the termination of such contract, agreement or documentation, or the extinguishment of the Lien securing such Purchase Money Obligation or Capital Lease Obligation, such assets and Proceeds shall cease to be an Excluded Property unless they shall otherwise independently continue to qualify as such;

(b)                                 JPMVEC Separate Assets and Collateral;

(c)                                  to the extent constituting Inventory, Catalyst Assets;

(d)                                 cash and Cash Equivalents securing obligations with respect to Swap Agreements with any Person to the extent not prohibited under the Credit Agreement;

(e)                                  each Excluded Deposit Account, to the extent that such Deposit Account, if an Excluded Deposit Account pursuant to clause (ii) of the definition thereof, together with all other Excluded Deposit Accounts, continues to qualify as such pursuant to the definition thereof;

(f)                                   any assets, the granting or perfection of a Lien on which is prohibited by any Requirement of Law;

(g)                                  any ABL/SOA Priority Collateral and any other asset, property or property right of a de minimis value in which a security interest in favor of the Secured Parties is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;

(h)                                 Equity Interests of any Subsidiary to the extent not otherwise required to be pledged pursuant to the terms of the Credit Agreement (including the Equity Interests of all Excluded Subsidiaries and all Foreign Subsidiaries);

(i)                                     any asset consisting of a leasehold interest in personal property;

(j)                                    the North Yard Assets and any Other Logistics Assets;

(k)                                 any Vehicles; and

(l)                                     any assets with respect to which the Administrative Agent determines, in its sole discretion, that the costs of obtaining security interests therein exceeds the value of the security afforded thereby.

“General Intangibles” shall mean, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in the UCC, of the Grantor and, in any event, includes, without limitation, (i) all of such Grantor’s rights, title and interest in, to and under all

4

Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Grantor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Grantor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantors” shall have the meaning assigned to such term in the Recitals.

“Instruments” shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and includes all promissory notes, drafts, bills of exchange or acceptances.

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 9.15.

“Issuer” shall mean an issuer of Pledged Equity Interests.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 1 hereto.

“JPMVEC” shall have the meaning assigned to such term in the Intercreditor Agreement.

“JPMVEC Separate Assets and Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Lenders” shall have the meaning assigned to such term in the Recitals.

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“Notice of Exclusive Control” shall have the meaning assigned to such term in Section 7.1(viii).

“Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by a Grantor in favor of the Administrative Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Administrative Agent) executed and delivered by the Grantors in favor of the Administrative Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.3 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement or upon the reasonable request of the Administrative Agent.

“Permitted Liens” shall mean Liens permitted by Section 6.2 of the Credit Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Pledged Equity Interests” shall have the meaning assigned to such term in Section 2.1.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of the Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Secured Parties” shall have the meaning assigned to such term in the Recitals.

“Supply and Offtake Secured Party” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Term Loan Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, services marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 9(a) or 9(b) to the Perfection Certificate, and (ii) the right to obtain all renewals thereof.

“transferable record” shall have the meaning assigned to such term in Section 3.2(c).

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“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s Lien on any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Vehicles” shall mean all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

SECTION 1.2                     Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that it shall not cite to any rule of construction, or make any claim or argument, to the effect that ambiguities should be resolved against the drafting party (i.e., the Administrative Agent) in the interpretation of this Agreement.

SECTION 1.3                     Perfection Certificate. Each Grantor and the Administrative Agent agree that the Perfection Certificate, and all descriptions of Pledged Collateral, and all schedules, amendments and supplements hereto and thereto, are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1                     Grant of Security Interest. As collateral security for the payment and performance in full of all of the Obligations, each Grantor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a Lien on all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, and in each case excluding any Excluded Property, the “Pledged Collateral”):

(i)                                     all Accounts;

(ii)                                  all Inventory, including all raw materials, work in process and finished goods, relating to any of the foregoing items in this clause (ii);

(iii)                               all Money and Deposit Accounts (together with the items in clauses (i) and (ii) above, the “Current Assets Collateral”);

(iv)                              all of the following: (A) to the extent evidencing Current Assets Collateral, Documents, (B) to the extent evidencing Current Assets Collateral, Instruments, (C) to the extent related to Current Assets Collateral, General Intangibles, (D) to the extent related to Current Assets Collateral, Commercial Tort Claims, and (E) to

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the extent related to Current Assets Collateral, Supporting Obligations and all other forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

(v)                                 all Letters of Credit and Letter-of-Credit Rights supporting payment of any Current Assets Collateral;

(vi)                              all Equipment;

(vii)                           all Fixtures;

(viii)                        all Trademarks;

(ix)                              all Equity Interests in each Subsidiary directly owned by such Grantor as of the Closing Date (including the Pledged Equity Interests listed on Schedule 7 to the Perfection Certificate) and any other Equity Interests in any Subsidiary directly owned in the future by such Grantor, together in each case with (i) all certificates representing such Equity Interests, (ii) all shares, securities, cash or other property representing a dividend on or a distribution or return of capital on or in respect of such Equity Interests, or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, such Equity Interests, and (iii) without prejudice to any provision of the Credit Agreement prohibiting any merger or consolidation by the Borrower or any of its Subsidiaries, all Equity Interests of any successor entity of any such merger or consolidation (collectively, the “Pledged Equity Interests”);

(x)                                 to the extent not otherwise included above, all Records evidencing any of the foregoing; and

(xi)                              all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xi) above, inclusive, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property. The Grantors shall, from time to time or at the reasonable request of the Administrative Agent, give written notice to the Administrative Agent identifying in reasonable detail the Excluded Property and shall provide to the Administrative Agent such other information regarding the Excluded Property as the Administrative Agent may reasonably request.

The Administrative Agent (on behalf of the Secured Parties) agrees that its security interest in all payments and distributions of property of any type which are permitted pursuant to the terms of the Credit Agreement made by any Issuer to a Grantor, solely to the extent that such payments or distributions are not Pledged Collateral, in respect of, or distributed on account of, any of the Grantor’s Pledged Equity Interests and permitted by the terms of the Loan Documents shall be automatically released (for the avoidance of doubt, without any further action by the

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Administrative Agent) from the security interest granted hereunder and shall no longer by part of the “Pledged Collateral” upon the making of such payment and/or distribution.

SECTION 2.2                     Filings. (a)  Each of the Grantors hereby irrevocably authorizes the Administrative Agent and its counsel and representatives at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether a Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law. The Grantors shall provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request by the Administrative Agent. In addition, each Grantor authorizes and agrees that such financing statements may contain an indication and description of collateral that describes items (i) through (xi) of the definition of Pledged Collateral in Section 2.1 herein. Without derogating the Liens granted hereunder, at any time from time to time, at the sole expense of any Grantor, the Administrative Agent shall execute and deliver to such Grantor or otherwise authorize the filing of such instruments, including any financing statement amendment, as such Grantor may reasonably request, to confirm, evidence or otherwise reflect in the public record the exclusion from the Pledged Collateral of all or any portion of the Excluded Property.

(b)                                 The Administrative Agent and its counsel and representatives are hereby authorized to make any such filing or take other actions necessary to ensure the validity and perfection of the Liens on the Pledged Collateral contemplated in this Agreement.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1                     Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Grantor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it (to the extent such security interest can be perfected by such filings and other actions) to the Administrative Agent in respect of the Pledged Collateral have been delivered to the Administrative Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate. Each Grantor agrees that at the sole cost and expense of the Grantors, the Grantors will maintain, subject to the terms of the Intercreditor Agreement and the Credit Agreement, the security interest created by this Agreement in the Pledged Collateral as a perfected security interest subject only to Permitted Liens.

SECTION 3.2                     Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s Lien on the Pledged Collateral, each Grantor represents and warrants (as

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to itself) as follows and agrees, in each case at the Grantors’ own expense, to take the following actions with respect to the following Pledged Collateral:

(a)                                 Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral with an aggregate value in excess of $10,000 are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 8 to the Perfection Certificate. Subject to the Intercreditor Agreement, to the extent such Instrument or item of Tangible Chattel Paper has a value in excess of $10,000 in the aggregate for all Grantors, each such Instrument and each item of Tangible Chattel Paper listed in Schedule 8 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. Subject to the terms of the Intercreditor Agreement, if any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Administrative Agent exceeds $10,000 in the aggregate for all Grantors, the Grantor acquiring such Instrument or Tangible Chattel Paper, shall promptly (but in any event within five Business Days after receipt thereof) endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

(b)                                 Deposit Accounts. As of the date hereof, the Grantors have no Deposit Accounts other than the accounts listed in Schedule 5 to the Perfection Certificate. The Administrative Agent has a security interest, subject to the Intercreditor Agreement, in each Deposit Account specified on Schedule 5 to the Perfection Certificate hereto (behind only the liens of the ABL/SOA Agent and the Supply and Offtake Secured Party), which security interest (other than in the case of an Excluded Deposit Account or a Deposit Account that is Excluded Property) is perfected by Control by virtue of execution and delivery of a Control Agreement in favor of the Administrative Agent or, prior to the ABL/SOA Termination Date, the ABL/SOA Agent (as collateral agent and bailee for the Administrative Agent pursuant to the Intercreditor Agreement) with respect to each such Deposit Account. Subject to the Intercreditor Agreement, no Grantor shall hereafter establish or maintain, any Deposit Account (other than an Excluded Deposit Account) unless such account is with JPMorgan Chase Bank, N.A. (or an affiliate thereof) and contemporaneously with (i) the establishment thereof or (ii) in the case of any Deposit Account which ceases to qualify as an Excluded Deposit Account in accordance with the definition of “Excluded Deposit Account,” promptly after such time that such Deposit Account ceases to be an Excluded Deposit Account, such Grantor enters into a Control Agreement in favor of the Administrative Agent or, prior to the ABL/SOA Termination Date, the ABL/SOA Agent (as collateral agent and bailee for the Administrative Agent pursuant to the Intercreditor Agreement) with respect to such Deposit Account. Subject to the Intercreditor Agreement, the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account (excluding Excluded Deposit Accounts) or withhold any withdrawal rights from the Grantors with respect to funds from time to time credited to any Deposit Account

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(excluding Excluded Deposit Accounts) unless an Event of Default has occurred and is continuing, and upon the cure or waiver of such Event of Default, the Administrative Agent shall deliver a notice rescinding such instructions and thereupon control of such Deposit Account shall revert to the Grantors. Subject to the terms of the Intercreditor Agreement, the Grantors shall not grant or purport to grant Control of any Deposit Account (excluding Excluded Deposit Accounts or any Deposit Account that constitutes Excluded Property) to any person other than the Administrative Agent or, prior to the ABL/SOA Termination Date, the ABL/SOA Agent (as collateral agent and bailee for the Administrative Agent pursuant to the Intercreditor Agreement).

(c)                                  Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 8 to the Perfection Certificate. Subject to the Intercreditor Agreement, if at any time any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, when acquiring such Electronic Chattel Paper or transferable record the Grantors shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent or, prior to the ABL/SOA Termination Date, the ABL/SOA Agent (as collateral agent and bailee for the Administrative Agent pursuant to the Intercreditor Agreement) may reasonably request to vest in the ABL/SOA Agent, as collateral agent and bailee for the Administrative Agent pursuant to the Intercreditor Agreement) control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Administrative Agent or, prior to the ABL/SOA Termination Date, the ABL/SOA Agent (as collateral agent and bailee for the Administrative Agent pursuant to the Intercreditor Agreement) has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $500,000 in the aggregate for all Grantors. Subject to the Intercreditor Agreement, the Administrative Agent agrees with the Grantors that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s (or the ABL/SOA Agent’s, as bailee and collateral agent for the Administrative Agent under the Intercreditor Agreement) loss of control, for the Grantors to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantors with respect to such Electronic Chattel Paper or transferable record.

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(d)                                 Letter-of-Credit Rights. Subject to the Intercreditor Agreement, if any Grantor is at any time a beneficiary under a Letter of Credit that is Pledged Collateral now or hereafter issued, the Grantors shall promptly notify the Administrative Agent thereof and the Grantors shall, at the reasonable request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such Letter of Credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Intercreditor Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clauses (i) and (ii) have not been taken, does not exceed $5,000,000 in the aggregate for all Grantors.

(e)                                  Pledged Equity Interests.

(i)                                     Percentage Pledged Equity Interests. Each Grantor will cause the Pledged Equity Interests constituting part of the Pledged Collateral to constitute at all times 100% of the total number of Equity Interests of each Issuer then outstanding directly owned by such Grantor.

(ii)                                  Delivery and Other Perfection. Each Grantor, and without limiting its obligations under Section 3.4, shall:

(A)                               if any of the Pledged Equity Interests constituting part of the Collateral are received by such Grantor, forthwith (i) deliver to the Administrative Agent the certificates or instruments representing or evidencing the same (if any), duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request, all of which thereafter shall be held by the Administrative Agent, pursuant to the terms of this Agreement, as part of the Pledged Collateral and (ii) take such other action as the Administrative Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Pledged Equity Interests (and each Grantor agrees that the Administrative Agent may from time to time attach as Schedule 7 of the Perfection Certificate an updated list of the Pledged Equity Interests reflecting the addition of such Pledged Equity Interests);

(B)                               promptly from time to time enter into such control agreements, each in form and substance reasonably acceptable to the Administrative Agent, as may be required to perfect the security interest created hereby in the Pledged Equity Interests, and will promptly furnish to the Administrative Agent executed copies thereof;

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(C)                               to the extent that any Pledged Equity Interests are represented by Certificated Securities, keep full and accurate books and records relating to the Pledged Equity Interests, and stamp or otherwise mark such books and records in such manner as the Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(D)                               only with respect to Grantors other than the Borrower, agrees to comply with the obligations set forth in Section 5.6(b) of the Credit Agreement, as if it were set forth herein mutatis mutandis.

(iii)                               Voting Rights; Dividends.

(A)                               Voting Rights. So long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity Interests for any purpose permitted by the terms of this Agreement and the Loan Documents; provided that no such vote shall be cast or such power exercised, and no consent, waiver or ratification shall be given by such Grantor, if in any such case the effect thereof would be to materially impair any of the Pledged Equity Interests or would be in violation of any of the provisions of this Agreement or any of the other Loan Documents. The Administrative Agent shall execute and deliver to each Grantor or cause to be executed and delivered to such Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section.

(B)                               Dividends, Etc. Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain any dividends, distributions or proceeds in respect of the Pledged Equity Interests. If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right to declare any Obligations due and payable or seek or pursue any other relief or remedy available to them under applicable law or under this Agreement, the Loan Documents or any other agreement relating to such Obligation, upon request of the Administrative Agent, all dividends and distributions on the Pledged Equity Interests shall be paid directly to the Administrative Agent and retained by it as part of the Pledged Collateral, subject to the terms of this Agreement, and, if the Administrative Agent shall so request in writing, each Grantor agrees to execute and deliver to the Administrative Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Administrative Agent shall, upon request of such Grantor (except to the extent theretofore applied to the Obligations), be returned by the Administrative Agent to such Grantor.

SECTION 3.3                     Joinder of Additional Guarantors. The Grantors shall cause each of their Subsidiaries (other than an Excluded Subsidiary or a Foreign Subsidiary) that, from

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time to time after the date hereof, shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement and to the extent required thereby, to execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form of Exhibit 1 hereto and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created, and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Grantor”, for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein. The execution and delivery of such Joinder Agreement shall not require the consent of the Grantors hereunder. The rights and obligations of the other Grantors hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

SECTION 3.4                     Supplements; Further Assurances. Subject to the proviso in Section 3.1, the Grantors shall take such further actions, and execute and/or deliver to the Administrative Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the Lien on the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Administrative Agent’s Lien on the Pledged Collateral or, subject to the Intercreditor Agreement, permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the Lien on the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, the Grantors shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request by the Administrative Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Administrative Agent shall reasonably request. Subject to the Intercreditor Agreement, if an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of the Grantors, such suits and proceedings as the Administrative Agent may be advised by counsel as being necessary, desirable or expedient to prevent any impairment of the Lien on or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

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ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

SECTION 4.1                     Title. Except for the Lien granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, each Grantor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in, each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

SECTION 4.2                     Validity of Security Interest. The Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes and will at all times constitute (a) a legal and valid Lien on all the Pledged Collateral securing the payment and performance of the Obligations, and (b) subject to the filings and other actions described in Schedule 4 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), and subject to the Intercreditor Agreement, (i) a perfected first priority Lien on all Pledged Collateral that is Term Loan Priority Collateral, subject only to Permitted Liens, and (ii) a Lien on all Pledged Collateral that is ABL/SOA Priority Collateral (behind only the liens securing the ABL/SOA Secured Obligations (as such term is defined in the Intercreditor Agreement)), subject only to Permitted Liens (in each case, to the extent such Lien can be perfected by such filings and other actions that are required pursuant to Section 2.2).

SECTION 4.3                     Defense of Claims; Transferability of Pledged Collateral. The Grantors shall, at their own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Administrative Agent or any other Secured Party other than Permitted Liens.

SECTION 4.4                     Other Financing Statements. It has not filed, and has not authorized any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Administrative Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 10 to the Perfection Certificate. The Grantors shall not execute, authorize or permit to be filed in any public office any financing

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statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by the Grantors to the holder of the Permitted Liens.

SECTION 4.5                     Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) Such Grantor will not, except upon 15 days’ (or such later time as agreed to by the Administrative Agent) prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional duly authorized and, where required, executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or principal place of business from that referred to on Schedule 2(a) or 2(c) to the Perfection Certificate or (ii) change its name.

(b)                                 The Administrative Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in clause (a) above. If the Grantors fail to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected Lien on the Grantors’ property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if the Grantors do not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by the Grantors.

SECTION 4.6                     Location of Inventory and Equipment. On the date hereof, the Inventory and Equipment (other than mobile goods) are kept at the locations listed in the relevant Schedules to the Perfection Certificate. The Grantors shall not move any Inventory that constitutes Eligible Hydrocarbon Inventory to any location, other than any location that is listed in the relevant Schedules to the Perfection Certificate or any other location for which a Third Party Consent Agreement (as defined in the Supply and Offtake Agreement (as in effect on the date hereof) has been entered into, which locations shall be deemed to be added to the Schedules to the Perfection Certificate, unless they have given the Collateral Agent not less than 10 days’ prior written notice (or such shorter period of time as may be permitted by the Collateral Agent in its sole discretion) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request; provided, however, that in no event shall any Inventory be moved to any location outside of the continental United States.

SECTION 4.7                     Consents, etc. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, the Grantors shall use commercially reasonable efforts to assist and aid

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the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8                     Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects for the purposes for which it was delivered. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral required to be so scheduled and owned or held by the Grantors.

SECTION 4.9                     Trademarks. (a) Schedule 9(a) to the Perfection Certificate lists all Trademark applications and registrations owned by such Grantor in its own name on the date hereof.

(b)                                 On the date hereof, to such Grantor’s knowledge all material Trademarks are valid, subsisting, unexpired and enforceable, have not been abandoned and do not infringe in any material respect the intellectual property rights of any other Person.

(c)                                  Except as set forth in Schedule 9(b) to the Perfection Certificate, on the date hereof, none of the Trademarks are the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)                                 No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)                                  No action or proceeding is pending, or, to the knowledge of such Grantor, threatened in writing, on the date hereof (i) seeking to limit, cancel or question the validity of any Trademark or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have an adverse effect on the value of any Trademark, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(f)                                   Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in a manner consistent with the use thereof as of the date of this Agreement, except for any change in such manner in the ordinary course of business, (ii) maintain the quality of products and services offered under such Trademark in a manner consistent with such quality as of the date of this Agreement, and (iii) use such Trademark with notices of registration and other notices and legends in a manner consistent with such use as of the date of this Agreement except in each case of the foregoing (i) through (iii) as could not reasonably be expected to have a Material Adverse Effect.

(g)                                  Such Grantor will notify the Administrative Agent if it knows, or has reason to know, that any application or registration relating to any material Trademark may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including any such determination or development in any proceeding in the United

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States Patent and Trademark Office) regarding such Grantor’s ownership of, or right to register or use such Trademark.

(h)                                 Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Trademark with the United States Patent and Trademark Office, such Grantor shall report such filing to the Administrative Agent within ten (10) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon the request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments and documents as the Administrative Agent may request to evidence and perfect the Administrative Agent’s and the Lenders’ security interest in such Trademark.

(i)                                     In the event that any material Trademark is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Trademark.

SECTION 4.10                                        Pledged Equity Interests. (a) As of the date hereof, Schedule 7 to the Perfection Certificate correctly sets forth the name and jurisdiction of each Issuer of, and the ownership interest (including class of Equity Interests (if applicable), certificate number (if applicable), number of shares or units and percentage owned) of each Grantor in, the Pledged Equity Interests. As of the date hereof, the Pledged Equity Interests with respect to each Grantor constitute 100% of the issued and outstanding Equity Interests of each Subsidiary of the Borrower that are required to be pledged pursuant to this Agreement and are directly owned by such Grantor on the date hereof. As of the date hereof, each Grantor hereby represents and warrants that none of the limited liability company interests or limited partnership interests of any Subsidiary in which a security interest is granted by such Grantor hereunder are or represent interests in Issuers that (i) are registered investment companies, (ii) are dealt in or traded on securities exchanges or markets or (iii) are issued by an Issuer that has opted to have them treated as securities under the Uniform Commercial Code of any jurisdiction.

(b)                                 The Pledged Equity Interests listed on Schedule 7 to the Perfection Certificate are, and all other Pledged Equity Interests in which such Grantor shall hereafter grant a security interest pursuant to Section 2.1 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Equity Interests are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, or other organizational instrument of the respective Issuer, of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder (except for any such restriction contained herein or in the Credit Agreement or permitted thereunder).

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ARTICLE V

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 5.1                            Maintenance of Records. The Grantors shall keep and maintain at their own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise or inventory returned and all other documentation relating thereto. Subject to the Intercreditor Agreement, the Grantors shall, at the Grantors’ sole cost and expense, upon the Administrative Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by the Grantors). Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of the Grantors’ books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Administrative Agent’s security interest therein without the consent of any Grantor.

SECTION 5.2                            Modification of Terms, etc. On and after the ABL/SOA Termination Date, the Grantors shall not rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice, in each case, without the prior written consent of the Administrative Agent.

SECTION 5.3                            Collection. On and after the ABL/SOA Termination Date, the Grantors shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that the Grantors may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with the Grantors’ ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees and disbursements) of collection, in any case, whether incurred by the Grantors, the Administrative Agent or any Secured Party, shall be paid by the Grantors.

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ARTICLE VI

TRANSFERS

SECTION 6.1                            Transfers of Pledged Collateral. Each Grantor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except to the extent expressly permitted by the Loan Documents.

ARTICLE VII

REMEDIES

SECTION 7.1                            Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may from time to time, subject to the Intercreditor Agreement, exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)                                     Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from the Grantors or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Grantors’ premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use such communications and remittances and any and all services, supplies, aids and other facilities of the Grantors in connection with such removal and possession;

(ii)                                  Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Grantors, prior to receipt by any such obligor of such instruction, the Grantors shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Administrative Agent;

(iii)                               Sell, assign, grant a license to use or otherwise liquidate, or direct the Grantors to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv)                              Take possession of the Pledged Collateral or any part thereof, by directing the Grantors in writing to deliver the same to the Administrative Agent at any place or

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places so designated by the Administrative Agent, in which event the Grantors shall at their own expense: (a) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and therewith delivered to the Administrative Agent, (b) store and keep any Pledged Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (c) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. The Grantors’ obligation to deliver the Pledged Collateral as contemplated in this Section 7.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by the Grantors of such an obligation;

(v)                                 Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Grantors constituting Pledged Collateral for application to the Obligations as provided in Article VIII hereof;

(vi)                              Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all other rights and powers with respect to any Pledged Collateral;

(vii)                           Exercise all the rights and remedies of a secured party on default under the UCC, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 7.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and the Administrative Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of the Grantors, and the Grantors hereby waive, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantors hereby waive, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been

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obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree;

(viii)                        the Administrative Agent may require such Grantor to cause the Pledged Equity Interests to be transferred of record into the name of the Administrative Agent or its nominee (and the Administrative Agent agrees that if any of such Pledged Equity Interests is transferred into its name or the name of its nominee, the Administrative Agent will thereafter promptly give to such Grantor copies of any notices and communications received by it with respect to the Pledged Equity Interests);

(ix)                              the Administrative Agent in its sole discretion may send to each bank, securities intermediary or issuer party to any Control Agreement a “Notice of Exclusive Control” as defined in and under such agreement or any other similar notice; and

(x)                                 exercise all other rights and remedies with respect to the Receivables and the other Pledged Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.

The Administrative Agent acknowledges that, in connection with any exercise of remedies pursuant to this Section 7.1, it is subject to all applicable Requirements of Law (including Environmental Laws.

(b)                                 Each Grantor hereby authorizes and instructs each Issuer of any Pledged Equity Interests pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity Interests directly to the Administrative Agent; provided that, the Administrative Agent shall not take any such action referred to in this clause (b) unless, subject to the Intercreditor Agreement, an Event of Default shall have occurred and be continuing.

SECTION 7.2                               Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to the Grantors of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to the Grantors if they have signed, after the occurrence and during the continuance of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 7.3                               Waiver of Notice and Claims. Each of the Grantors hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent’s taking possession or the Administrative Agent’s disposition of the Pledged Collateral or any part thereof after the occurrence and during the continuance of an Event of Default, including any and all prior notice and hearing for any prejudgment remedy or

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remedies and any such right that such Grantor would otherwise have under law, and each of the Grantors hereby further waives, to the fullest extent permitted by applicable law, (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VII in the absence of gross negligence or willful misconduct on the part of the Administrative Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantors therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantors and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Grantors.

SECTION 7.4                               Certain Sales of Pledged Collateral.

(a)                                 Each of the Grantors recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each of the Grantors acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

(b)                                 Each of the Grantors further agrees that a breach of any of the covenants contained in this Section 7.4 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.4 is specifically enforceable against the Grantors. Each of the Grantors agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred and is continuing, and any right to assert such other defenses is hereby waived by such Grantor. Each of the Grantors shall reimburse the Secured Parties upon demand for the costs and expenses (including reasonable attorneys’ fees, transfer taxes and any other charges) incurred by the Secured Parties in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Pledged Collateral hereunder.

SECTION 7.5                               No Waiver; Cumulative Remedies.

(a)                                 No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security,

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collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)                                 In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason shall have been determined adversely to the Administrative Agent, then and in every such case, the Grantors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

(c)                                  This Agreement and the Liens on the Pledged Collateral shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Grantors in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each of the Grantors agrees that it will indemnify the Administrative Agent and the other Secured Parties, and its employees, directors, officers and agents on demand for all reasonable costs and expenses (including reasonable fees, costs and expenses of counsel) incurred by the Administrative Agent and the other Secured Parties or their respective its employees, directors, officers and agents in connection with such reinstatement, rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 7.6                                Deficiency. If the proceeds of, or other realization upon, the Pledged Collateral by virtue of the exercise of remedies under this Article VII are insufficient to cover the costs and expenses of such exercise and the payment in full of the Obligations, the Grantors shall remain liable for any deficiency.

ARTICLE VIII

APPLICATION OF PROCEEDS

SECTION 8.1                               Application of Proceeds. Subject to the Intercreditor Agreement, the proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall, subject to the terms of the Intercreditor Agreement, be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

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Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full shall be paid over to the Borrower or as otherwise may be required by applicable law.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1                                 Concerning the Administrative Agent.

(a)                                 The Administrative Agent has been appointed as administrative agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b)                                 The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar property, instruments or interests, it being understood that neither the Administrative Agent nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c)                                  The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with

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respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)                                 If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the terms of this Agreement shall control.

SECTION 9.2                             Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact. If the Grantors fail to perform any covenants contained in this Agreement and such failure results in an Event of Default that has occurred and is continuing, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation that the Grantors fail to pay or perform as and when required hereby and that the Grantors do not contest in accordance with the provisions of the Credit Agreement. The Grantors shall pay any and all amounts so expended by the Administrative Agent in accordance with the provisions of Section 9.5 of the Credit Agreement. Neither the provisions of this Section 9.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 9.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. The Grantors hereby appoint the Administrative Agent their attorney-in-fact, with full power and authority in the place and stead of the Grantors and in the name of the Grantors, or otherwise, from time to time during the occurrence and continuance of an Event of Default, in the Administrative Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, including, in the case of any Trademarks, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Trademarks and the goodwill and the general intangibles of such Grantor relating thereto or represented thereby (but the Administrative Agent shall not be obligated to and shall have no liability to the Grantors or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Grantors hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 9.3                               Continuing Security Interest; Assignment. This Agreement shall create a continuing Lien on the Pledged Collateral and (i) shall be binding upon the Grantors, their respective successors and assigns and (ii) inures, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and permitted assigns. No other persons (including any other creditor of the Grantors) have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with

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all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

SECTION 9.4                                 Termination; Release. When all the Obligations have been paid in full (other than those expressly stated to survive such payment in full), this Agreement shall terminate. Upon termination of this Agreement or upon any sale, transfer or other disposition of Pledged Collateral or any part thereof in a transaction or series of transactions not prohibited by the provisions of the Credit Agreement (including, without limitation, upon any Pledged Collateral becoming property of an Excluded Subsidiary or a Foreign Subsidiary), the Pledged Collateral (or any part thereof) shall automatically be released from the Lien of this Agreement and all rights to the Pledged Collateral shall revert to the Grantors. Upon such release or any such sale, transfer or disposition of Pledged Collateral or any part thereof, the Administrative Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Administrative Agent and as have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 9.5                                 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Grantors therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and shall be in writing and signed by the Administrative Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Grantors from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on the Grantors in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances.

SECTION 9.6                                  Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Grantors, addressed to it at the address of the Grantors set forth in Section 4.2 of the Guarantee Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.6.

SECTION 9.7                                 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 9.11, 9.12 and 9.16 of the Credit Agreement are incorporated herein, mutatis mutandis, as if set forth herein in their entirety.

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SECTION 9.8                                   Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 9.9                                    Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of a counterpart by electronic means shall be effective as manual delivery thereof.

SECTION 9.10                             Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 9.11                             No Credit for Payment of Taxes or Imposition. No Grantor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and no Grantor shall be entitled to any credit against any other sums that may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 9.12                             No Claims Against Administrative Agent. Nothing contained in this Agreement constitutes any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving the Grantors any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 9.13                              No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Administrative Agent of any of the rights or remedies hereunder, shall relieve the Grantors from the performance of any term, covenant, condition or agreement on the Grantors’ part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral; or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Grantors’ part to be so performed or observed; or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of the Grantors relating thereto or for any breach of any representation or warranty on the part of the Grantors contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary

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notwithstanding, neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of the Grantors contained in this Section 9.13 shall survive the termination hereof and the discharge of the Grantors’ other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 9.14                               Obligations Absolute. All obligations of the Grantors hereunder are absolute and unconditional irrespective of:

(i)                                     any lack of validity or enforceability of the Credit Agreement, any Specified Swap Agreement or any other Loan Document;

(ii)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Specified Swap Agreement or any other Loan Document;

(iii)                               any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(iv)                              any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Specified Swap Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 9.5 hereof;

(v)                                 any other circumstances that might otherwise constitute a defense (other than the defense of payment) available to, or a discharge of, the Grantors; or any bankruptcy, insolvency, reorganization, arrangement, readjustment,

(vi)                              composition, liquidation or the like of any Grantor.

SECTION 9.15                                 Intercreditor Agreement. Reference is made to the Intercreditor Agreement dated as of April 4, 2013 (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent for the ABL Secured Parties (as defined therein), JPMorgan Chase Bank, N.A., as agent for the Term Loan Secured Parties (as defined therein) J.P. Morgan Ventures Energy Corporation, as Supply and Offtake Secured Party (as defined therein), Philadelphia Energy Solutions Refining and Marketing, LLC, a Delaware limited liability company, and each of the other Grantors (as defined therein) party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the

29

Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall govern and control.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Grantors and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, as Grantor

By:
Name: James T. Rens
Title: CFO

PES ADMINISTRATIVE SERVICES, LLC, as Grantor

By:
Name: James T. Rens
Title: CFO

[Signature Page to Term Loan Pledge and Security Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:	/s/ Robert Traband
Name: ROBERT TRABAND
Title: MANAGING DIRECTOR

[Signature Page to Term Loan Pledge and Security Agreement]

EXHIBIT 1

[Form of]

JOINDER AGREEMENT

[Name of New Grantor]

[Address of New Grantor]

[Date]

Ladies and Gentlemen:

Reference is made to the Pledge and Security Agreement, dated as of April 4, 2013, (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Security Agreement”), is made by PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a Delaware limited liability company (the “Borrower”), as grantor, the other Grantors party thereto (together with the Borrower and any successors in such capacity, the “Grantors,” and each a “Grantor”), in favor of JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent under the Credit Agreement (as hereinafter defined), as grantee and secured party (in such capacities and together with any successors in such capacities, the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Security Agreement.

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [ ] (the “New Grantor”), pursuant to Section 3.3 of the Security Agreement. The New Grantor hereby agrees to be bound as a Guarantor and as a Grantor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder. The New Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantor contained in the Security Agreement.

Annexed hereto as Annex A is the Perfection Certificated required to be delivered by the New Grantor pursuant to Section 3.3 of the Security Agreement.

Exhibit 1-1

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Exhibit 1-2

IN WITNESS WHEREOF, the New Grantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Annex A to

Joinder Agreement

Perfection Certificate

Attached.

Exhibit 1-3

EXHIBIT B

FORM OF

GUARANTEE AGREEMENT

[See attached]

GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT, dated as of April 4, 2013, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Term Loan Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC (the “Borrower”), the Lenders and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses; and

WHEREAS, the Borrower and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1.                            DEFINED TERMS

1.1                               Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)                                 The following terms shall have the following meanings:

“Bankruptcy Code”: as defined in Section 2.1.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Specified Swap Agreement (other than any

Excluded Swap Obligations arising under any Specified Swap Agreement) or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Guarantee”: this Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Guaranteed Obligations”: as defined in Section 2.1.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement to which such Guarantor is a party (other than any Excluded Swap Obligations arising under any Specified Swap Agreement), in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Unasserted Contingent Obligations”: taxes, costs, indemnifications, reimbursements, damages and other claims and liabilities in respect of which no written assertion of liability or no claim or demand for payment has been made at such time.

1.2                               Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.                            GUARANTEE

2.1                               The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code or any other insolvency

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laws (the “Bankruptcy Code”) after any bankruptcy or insolvency petition under the Bankruptcy Code) the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document or Specified Swap Agreement entered into with a counterparty that is a Secured Party, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection, in each case, strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Loan Party(ies) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Loan Parties will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.2                               Rights of Secured Parties. Each Guarantor agrees that any Secured Party, upon such terms as it deems appropriate, without notice or demand to or on any person and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may, in accordance with the terms of this Agreement and the other Loan Documents, (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of any Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of any Guaranteed Obligations and take and hold security for the payment hereof or any Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any Guaranteed Obligations, any other guaranties of any Guaranteed Obligations, or any other obligation of any person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or any Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent with the applicable Loan Document or the applicable Specified Swap Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for its Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents and any Specified Swap Agreement; provided that the foregoing shall not affect the right of any Loan Party to consent to any amendment, modification or waiver to any Loan Document to which it is a party.

2.3                               Obligations Unconditional. The obligations of the Guarantors under Section 2.1 shall constitute a guarantee of payment and, to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable

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discharge or defense of a surety or Loan Party (except for payment in full or an amendment or waiver adopted in accordance with Section 9.1 of the Credit Agreement). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)                                 at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)                                  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents, any Specified Swap Agreement or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected; or

(e)                                  the release of any other Loan Party pursuant to Section 2.10, Section 9.1 of the Credit Agreement or Section 9.14 of the Credit Agreement.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive (i) any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee, (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than any Unasserted Contingent Obligations), and (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns,

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notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding until payment in full thereof (other than Unasserted Contingent Obligations, or any amendment or waiver adopted in accordance with Section 9.1 of the Credit Agreement or any other express provision set forth in a Loan Document).

2.4                               Reinstatement. The obligations of the Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

2.5                               Subrogation; Subordination. Each Guarantor hereby agrees that, until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than Unasserted Contingent Obligations) and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 2.1, whether by subrogation or otherwise, against the Borrower or any other Loan Party of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Guarantor permitted pursuant to Section 6.1(b) of the Credit Agreement shall be subordinated to such Guarantor’s Secured Obligations in the manner set forth in the intercompany note evidencing such Indebtedness.

2.6                               Remedies. Subject to the terms of the Intercreditor Agreement, the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 7 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 7 of the Credit Agreement) for purposes of Section 2.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 2.1.

2.7                               Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

2.8                               Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

2.9                               General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 2.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 2.1, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any other Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 2.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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2.10                        Release of Loan Parties. If, in compliance with the terms and provisions of the Loan Documents, all of the Capital Stock of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is the Borrower, a Guarantor or an Affiliate thereof, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 9.5of the Credit Agreement) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document shall be automatically released, and, so long as the Borrower shall have provided the Administrative Agent such reasonable certifications or reasonable documents as the Administrative Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary or reasonably requested by the Borrower to effect each release described in this Section 2.10 in accordance with the relevant provisions of the Security Documents.

2.11                        Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.5. The provisions of this Section 2.11 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount of the Guaranteed Obligations.

2.12                        Default; Remedies; Bankruptcy; Etc. (a) The Guaranteed Obligations of each Guarantor hereunder are independent of and separate from the Obligations of such Guarantor. If any Obligation of the Borrower is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other Loan Document or Specified Swap Agreement, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations of the Borrower then due, without first proceeding against the Borrower or any other guarantor (including the Guarantors) of its Guaranteed Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor (including the Guarantors) in any proceeding against any Guarantor. At any time after maturity of the Guaranteed Obligations of a Guarantor, the Administrative Agent may (unless such Guaranteed Obligations have been paid in full (other than Unasserted Contingent Obligations)), without notice to such Guarantor and regardless of the acceptance of any Collateral for the payment thereof, appropriate and apply toward the payment of such Guaranteed Obligations (a) any indebtedness due or to become due from any Secured Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Secured Party or any of its respective Affiliates.

(b)                                 So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or applicable body resulting from any such proceeding (except as described in Section 2.9). Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in the immediately preceding sentence (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have

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accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced. In the event that all or any portion of any Guaranteed Obligations are paid by the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment or payments are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

2.13                        Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.13, or otherwise under this Guarantee, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement is terminated pursuant to Section 4.15. Each Qualified ECP Guarantor intends that this Section 2.13 constitute, and this Section 2.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.                            REPRESENTATIONS AND WARRANTIES

As of the date hereof, each Guarantor hereby represents and warrants as to itself to each Lender that each of the representations and warranties contained in Article III of the Credit Agreement are true, insofar as they refer to such Guarantor, or to the assets, operations, conditions, agreements, business or actions of such Guarantor, as one of the Loan Parties, or to the Loan Documents to which such Guarantor is a party.

SECTION 4.                            MISCELLANEOUS

4.1                               Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

4.2                               Notices. All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

4.3                               No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 4.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a

7

waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

4.4                               Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its documented costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent.

(b)                                 Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(c)                                  Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(d)                                 The agreements in this Section 4.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

4.5                               Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Administrative Agent.

4.6                               Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Guarantor, any such notice being expressly waived by each Guarantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Guarantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Guarantor. Each Lender agrees promptly to notify the relevant Guarantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

4.7                               Counterparts. This Guarantee may be executed by one or more of the parties to this Guarantee on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.8                               Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or

8

unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.9                               Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.10                        Integration. This Guarantee and the other Loan Documents represent the entire agreement of the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

4.11                        GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.12                        Submission To Jurisdiction; Waivers. Each Guarantor hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 4.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect, special, exemplary, punitive or consequential damages.

4.13                        Acknowledgements. Each Guarantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent

9

and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Lenders.

4.14                        Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 5.10 of the Credit Agreement shall become a Guarantor for all purposes of this Guarantee upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

4.15                        Releases. At such time as the Loans and the other Obligations shall have been paid in full, this Guarantee and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the request and sole expense of any Guarantor following any such termination, the Administrative Agent shall execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

4.16                        WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

PES Administrative Services, LLC

By:
	Name:	James T. Rens
	Title:	CFO

[Signature Page to Team Loan Guarantee]

Annex 1 to

Guarantee

ASSUMPTION AGREEMENT, dated as of                          , 201   , made by                                       (the “Additional Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, certain Subsidiaries of the Borrower (other than the Additional Guarantor) have entered into the Guarantee, dated as of                                     , 201    (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Administrative Agent for the ratable benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

1.              Guarantee. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 4.14 of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.              Governing Law. THIS ASSUMPTION AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

EXHIBIT C

FORM OF

CLOSING CERTIFICATE

Pursuant to Section 4.1(e)(i) of the Credit Agreement, dated as of April 4, 2013 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC (the “Borrower”), the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF LOAN PARTY] (the “Certifying Loan Party”) hereby certifies, in its capacity as [INSERT TITLE] and not in its individual capacity, as follows:

1.     The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.                           is the duly elected and qualified Corporate Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature.

3.     No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [Borrower only]

The undersigned Corporate Secretary of the Certifying Loan Party certifies, in its capacity as Corporate Secretary and not in its individual capacity, as follows:

4.     There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party.

5.     The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.

6.     Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on                                ; such resolutions have not in any way been amended, modified, revoked or rescinded and are in full force and effect on and as of the date hereof and are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

7.     Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Certifying Loan Party as in effect on the date hereof.

8.     Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof.

9.     The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:		Name:
Title:		Title:	Corporate Secretary

Date:	, 20

EXHIBIT D-1

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is a an Affiliate/Approved Fund of [identify Lender](1)]/Lender

3.	Borrower(s):	Philadelphia Energy Solutions Refining and Marketing LLC

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of April 4, 2013 among Philadelphia Energy Solutions Refining and Marketing LLC, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

(1) Select as applicable.

6.             Assigned Interest:

	Aggregate Amount of	Amount of Loans	Percentage Assigned of
Facility Assigned(2)	Loans for all Lenders	Assigned	Loans(3)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                     , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.](4)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Initial Term Loans”).

(3) Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders.

(4) Insert only if Assignee is not a Lender.

[Consented to and](5) Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[Consented to:](6)

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By
Title:

(5) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement

(6) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders party thereto) and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.              Representations and Warranties.

1.1                       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.              Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.              General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT D-2

FORM OF

AFFILIATE LENDER ASSIGNMENT AND ASSUMPTION

This Affiliate Lender Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is a Debt Fund Affiliate(7)]

3.	Borrower(s):	Philadelphia Energy Solutions Refining and Marketing LLC

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of April 4, 2013 among Philadelphia Energy Solutions Refining and Marketing LLC, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

(7) Select as applicable.

6.                                      Assigned Interest:

	Aggregate Amount of	Amount of Loans	Percentage Assigned of
Facility Assigned(8)	Loans for all Lenders	Assigned	Loans(9)
	$	$		%
	$	$		%
	$	$		%

Effective Date:                  , 20   [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Title:

(8)	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Initial Term Loans,”).

(9)	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders.

[Consented to and](10) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By
Title:

[Consented to:](11)

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By
Title:

(10) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement

(11) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders party thereto ) and JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, the “Administrative Agent”)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1                               Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) after giving effect to this Assignment and Assumption, Other Affiliates (other than Debt Fund Affiliates) in the aggregate do not own or hold Loans with an aggregate principal amount in excess of 20.0% of the principal amount of all Loans then outstanding and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                     Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E

FORM OF

PREPAYMENT OPTION NOTICE

Attention of [      ]

Telecopy No. [      ]

[Date]

Ladies and Gentlemen:

The undersigned,                             , JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), refers to the Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing (the “Borrower”), the Lenders party thereto and the Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The Administrative Agent hereby gives notice of an offer of prepayment made by the Borrower pursuant to Section 2.6(e) of the Credit Agreement of the Loan Prepayment Amount (as described below). Amounts applied to prepay the Loans shall be applied pro rata to the Loan held by you. The portion of the prepayment amount to be allocated to the Loan held by you and the date on which such prepayment will be made to you (should you elect to receive such prepayment) are set forth below:

(A)                               Total Loan Prepayment Amount

(B)                               Portion of Loan Prepayment Amount to be received by you

(C)                               Mandatory Prepayment Date (10 Business Days after the date of this Prepayment Option Notice)

IF YOU DO NOT WISH TO RECEIVE ALL OF THE LOAN PREPAYMENT AMOUNT TO BE ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE INDICATED IN PARAGRAPH (C) ABOVE, please sign this notice in the space provided below and indicate the percentage of the Loan Prepayment Amount otherwise payable which you do not wish to receive. Please return this notice as so completed via telecopy to the attention of [             ] at             , no later than [10:00] a.m., New York City time, on the Mandatory Prepayment Date, at Telecopy No. [             ]. IF YOU DO NOT RETURN THIS NOTICE, YOU WILL RECEIVE 100% OF THE LOAN PREPAYMENT AMOUNT ALLOCATED TO YOU ON THE MANDATORY PREPAYMENT DATE.

[Signature page follows]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Title:

,
(Name of Lender)

By:
Title:

Percentage of Loan
Prepayment Amount Declined: %

EXHIBIT F-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.14 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20

EXHIBIT G

FORM OF

INTERCREDITOR AGREEMENT

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated as of April 4, 2013

among

JPMORGAN CHASE BANK, N.A.,

as ABL Agent,

JPMORGAN CHASE BANK, N.A.,

as Term Loan Agent,

J.P. MORGAN VENTURES ENERGY CORPORATION,

as Supply and Offtake Secured Party and as JPMVEC

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING, LLC,

and

THE OTHER GRANTORS PARTY HERETO

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS

Section 1.01. UCC Definitions	1
Section 1.02. Definitions	2
Section 1.03. Terms Generally	16

ARTICLE 2
LIEN PRIORITIES

Section 2.01. Subordination of Liens	17
Section 2.02. Nature of Obligations	18
Section 2.03. Agreements Regarding Actions to Perfect Liens; Similar Liens	18
Section 2.04. No New Liens	19
Section 2.05. Delivery of Termination Date Notices	20
Section 2.06. Delivery of ABL/JPMVEC Intercreditor Agreement Notices	20

ARTICLE 3
ENFORCEMENT RIGHTS

Section 3.01. Exclusive Enforcement	20
Section 3.02. Standstill and Waivers	20
Section 3.03. Judgment Creditors	21
Section 3.04. Cooperation with respect to ABL/SOA Priority Collateral and JPMVEC Separate Assets and Collateral	22
Section 3.05. No Additional Rights for the Grantors Hereunder	26
Section 3.06. Option to Purchase	26
Section 3.07. Actions Upon Breach	28

ARTICLE 4
APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND
RELEASES OF COMMON COLLATERAL; INSPECTION AND INSURANCE

Section 4.01. Application of Proceeds; Turnover Provisions	28
Section 4.02. Releases of Second Priority Lien	29
Section 4.03. Certain Real Property Notices; Inspection Rights and Insurance	30

ARTICLE 5
INSOLVENCY PROCEEDINGS

Section 5.01. Filing of Motions	31
Section 5.02. Financing Matters	31
Section 5.03. Relief from the Automatic Stay	32
Section 5.04. Adequate Protection	32
Section 5.05. Avoidance Issues	32
Section 5.06. Asset Dispositions in an Insolvency Proceeding	32

i

ii

Annex I — Grantors

Annex II — Provisions for Finance Documents

Annex III — Joinder Agreement

Schedule I — Blendstock, Non-Crude Feedstock and Refined Product

Schedule II — North Yard and West Yard

Exhibit A — JPMVEC Separate Assets and Collateral

iii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) dated as of April 4, 2013 by and among JPMORGAN CHASE BANK, N.A., as agent (in such capacity, with its successors and assigns, the “ABL Agent”) for the ABL Secured Parties (as defined below), JPMORGAN CHASE BANK, N.A., as agent (in such capacity, with its successors and assigns, the “Term Loan Agent”) for the Term Loan Secured Parties (as defined below), J.P. MORGAN VENTURES ENERGY CORPORATION, on its own behalf (including its successors and assigns from time to time, “JPMVEC”) and in its capacity as the secured party under the Supply and Offtake Documents (as defined below) (including its successors and assigns in such capacity from time to time, the “Supply and Offtake Secured Party”), PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING, LLC, a Delaware limited liability company (the “Company”), and each of the other Grantors (as defined below) party hereto.

WHEREAS, the Company is a party to the ABL Agreement (as defined below), pursuant to which the lenders party thereto have agreed to make loans and extend other financial accommodations to the Company; and

WHEREAS, the Company is a party to the Term Loan Agreement (as defined below), pursuant to which the lenders party thereto have agreed to make loans to the Company; and

WHEREAS, the Company is a party to the Supply and Offtake Agreement (as defined below), which provides certain arrangements for (i) the purchase and sale of certain crude oil and non-crude feedstock by JPMVEC to the Company and (ii) the purchase and sale of certain refined products and blendstocks provided by the Refinery between the Company and JPMVEC; and

WHEREAS, the Grantors have granted Liens on certain of their respective assets (i) to the ABL Agent pursuant to the ABL Security Documents (as defined below) to secure the ABL Secured Obligations (as defined below), (ii) to the Term Loan Agent pursuant to the Term Loan Security Documents (as defined below) to secure the Term Loan Secured Obligations (as defined below) and (iii) to the Supply and Offtake Secured Party pursuant to the Supply and Offtake Security Documents (as defined below) to secure the Supply and Offtake Obligations (as defined below); and

WHEREAS, the Company, the other grantors from time to time party thereto, the ABL Agent and the Supply and Offtake Secured Party are party to an Intercreditor Agreement, dated as of September 8, 2012, as amended by (i) that certain First Amendment to Intercreditor Agreement, dated as of February 8, 2013 and (ii) that certain Second Amendment to Intercreditor Agreement, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified, the “ABL/JPMVEC Intercreditor Agreement”); and

WHEREAS, it is the desire of the parties hereto to set forth their respective rights and priorities with respect to the Common Collateral (as defined below);

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.                          UCC Definitions. Unless otherwise defined herein, the following terms are used herein as defined in the Uniform Commercial Code: Accounts, Commercial Tort Claims, Commodities

Account, Deposit Account, Documents, Instruments, Inventory, Letter-of-Credit Rights, Letters of Credit, Money, Proceeds, Records and Securities Account, and Supporting Obligations.

Section 1.02.                          Definitions. The following terms, as used herein, have the following meanings:

“ABL Agent” means, initially, the ABL Agent as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing in full of the ABL Agreement, the Person identified as the collateral agent under such replacement ABL Agreement or, if there is more than one replacement ABL Agreement or if there is no ABL Agreement outstanding at any time, the Controlling ABL Agent.

“ABL Agreement” means the Revolving Credit and Guaranty Agreement, dated as of September 8, 2012, as amended by (w) that certain Waiver to Revolving Credit and Guaranty Agreement, dated as of December 14, 2012, (x) that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of December 14, 2012, (y) that certain Second Amendment to Revolving Credit and Guaranty Agreement, dated as of February 8, 2013, and (z) that certain Third Amendment to Revolving Credit and Guaranty Agreement, dated as of the date hereof, by and among the Company, the other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, collateral agent, swingline lender and issuing bank and the other agents party thereto, and any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation incurred or provided in connection with any Refinancing of Indebtedness thereunder permitted hereby.

“ABL Deposit Account” has the meaning set forth in Section 4.01(e).

“ABL/JPMVEC Intercreditor Agreement” has the meaning set forth in the recitals of this Agreement.

“ABL Loan Documents” means the ABL Agreement, the ABL Security Documents and any other “Loan Document” (as defined in the ABL Agreement or any corresponding definition thereunder), other than this Agreement.

“ABL Required Lenders” means the “Required Lenders” as defined in the ABL Agreement or any corresponding definition thereunder.

“ABL Secured Obligations” means all “Secured Obligations” as defined in the ABL Agreement or any corresponding definition thereunder.

“ABL Secured Parties” means the ABL Agent and all other holders of the ABL Secured Obligations.

“ABL Security Documents” means the “Security Documents” as defined in the ABL Agreement or any corresponding definition thereunder.

“ABL/SOA Agent” means, initially, the ABL Agent as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing in full of the ABL Agreement, the Person identified as the collateral agent under such replacement ABL Agreement or, if there is more than one replacement ABL Agreement or if there is no ABL Agreement outstanding at any time, the Controlling ABL/SOA Agent.

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“ABL/SOA Documents” means the ABL Loan Documents and the Supply and Offtake Documents.

“ABL/SOA Initial Access Date” has the meaning set forth in Section 3.04(b)(i).

“ABL/SOA Priority Collateral” means, with respect to each Grantor, all such Grantor’s now existing or hereinafter arising (i) Accounts; (ii) Inventory (including inventory designated as “ABL Commodities, and containing Infrastructure” with reference to a specific physical facility, identified on Table 2 of Exhibit A attached hereto, which, for the avoidance of doubt shall not include the assets and property designated as “Intermediation Commodities and containing Infrastructure” on Table 1 of Exhibit A), including all raw materials, work in process and finished goods, relating to any of the foregoing items in this clause (ii); (iii) all Money and Deposit Accounts; (iv) to the extent required pursuant to Section 5.10(f) of the ABL Agreement, Securities Accounts, Commodities Accounts and other investment accounts and on any and all cash, Cash Equivalents, checks, negotiable instruments, security entitlements, securities and other financial assets or other property or investment property credited to or held therein (together with the items in clauses (i), (ii) and (iii) above, the “Current Assets Collateral”); (v) all of the following: (A) to the extent evidencing Current Assets Collateral, Documents, (B) to the extent evidencing Current Assets Collateral, Instruments, (C) to the extent related to Current Assets Collateral, General Intangibles, (D) to the extent related to Current Assets Collateral, Commercial Tort Claims, and (E) to the extent related to Current Assets Collateral, Supporting Obligations and all other forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance; (vi) all Letters of Credit and Letter-of-Credit Rights supporting payment of any Current Assets Collateral; (vii) to the extent not otherwise included above, all Records evidencing any of the foregoing; and (viii) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing. Notwithstanding anything to the contrary contained in clauses (i) through (viii) above, inclusive, the ABL/SOA Priority Collateral shall not include any Excluded Property.

“ABL/SOA Priority Collateral Enforcement Action Notice” has the meaning set forth in Section 3.04(b)(i).

“ABL/SOA Priority Collateral Enforcement Actions” has the meaning set forth in Section 3.04(b)(i).

“ABL/SOA Priority Collateral Processing and Sale Period” has the meaning set forth in Section 3.04(b)(i).

“ABL/SOA Required Lenders” means the ABL Required Lenders and the Secured and Offtake Secured Party.

“ABL/SOA Secured Obligations” means the ABL Secured Obligations and the Supply and Offtake Obligations.

“ABL/SOA Secured Parties” means the ABL Secured Parties and the Supply and Offtake Secured Party.

“ABL/SOA Security Documents” means the ABL Security Documents and the Supply and Offtake Security Documents.

3

“ABL/SOA Termination Date” means the first date on which (i) the ABL Secured Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in full in cash (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not such interest would be allowed in such Insolvency Proceeding and other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time), (ii) all commitments to extend credit under the applicable ABL Loan Documents have been terminated or expired, (iii) there are no outstanding letters of credit issued under the ABL Agreement (other than such as have been cash collateralized or backstopped in accordance with the terms of the ABL Loan Documents in form reasonably satisfactory to the ABL Agent), (iv) the ABL/SOA Agent has delivered a written notice to the Term Loan Agent with respect to the ABL/SOA Priority Collateral stating that the ABL/SOA Termination Date has occurred to the satisfaction of ABL/SOA Agent and (v) the Discharge of Supply and Offtake Obligations shall have occurred. For the avoidance of doubt, a Refinancing of the ABL Secured Obligations shall not give rise to the ABL/SOA Termination Date unless the terms thereof expressly so provide with reference to this Agreement. Notwithstanding the foregoing, if at any time after the ABL/SOA Termination Date has occurred, any Grantor enters into any ABL Agreement evidencing the ABL Secured Obligations and/or any Supply and Offtake Agreement evidencing the Supply and Offtake Obligations permitted hereby, then such ABL/SOA Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such ABL Agreement or such Supply and Offtake Agreement, as the case may be, shall automatically be treated as ABL Secured Obligations or Supply and Offtake Obligations, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the collateral agent under such ABL Agreement shall be the ABL Agent for all purposes of this Agreement. Upon receipt of a notice stating that any Grantor has entered into a new ABL Agreement (which notice shall include the identity of the collateral agent thereunder, such agent, the “New ABL Agent”), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New ABL Agent may reasonably request in order to provide to the New ABL Agent the rights contemplated with respect to the ABL Agent and the ABL Secured Parties hereunder. Upon receipt of a notice stating that any Grantor has entered into a new Supply and Offtake Agreement (which notice shall include the identity of the counterparty thereunder, such agent, the “New Supply and Offtake Secured Party”), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New Supply and Offtake Secured Party may reasonably request in order to provide to the New Supply and Offtake Secured Party the rights contemplated with respect to the Supply and Offtake Secured Party and JPMVEC hereunder.

“Adequate Protection Liens” means any Liens granted in any Insolvency Proceeding to any Secured Party as adequate protection of the Secured Obligations held by such Secured Party.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Blendstock” means a substance having the Commodity ID, Commodity Description and Typical Specification set forth under the heading Blendstocks in Schedule I of this Agreement.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as

4

capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Cash Equivalents” means, as to any person, (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twelve (12) months or less from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank in the United States having capital and surplus of not less than $500,000,000; (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above; (d) commercial paper rated at least P-1 by Moody’s Investors Service, Inc. (“Moody’s”) or at least A-1 by Standard & Poor’s Ratings Services (“S&P”) and in each case maturing within twenty-four (24) months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of twenty-four (24) months or less from the date of acquisition; (e) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating of “BBB+” or higher from S&P or “Baa1” or higher from Moody’s with maturities of twenty-four (24) months or less from the date of acquisition; or (f) advances, loans, extensions of credit (by way of guaranty or otherwise) or capital contributions to, or purchases of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s.

“Catalyst Assets” means all catalyst assets and inventory, precious metals assets and precious metals inventory and all additions, accessions and all rights and privileges related thereto.

“Certain Hydrocarbon Assets” means all Crude Oil and Non-Crude Feedstock, all products of such hydrocarbon assets (other than Intermediate Products and Non-Hedgeable RP/B) and all Proceeds of such hydrocarbon assets (it being understood and agreed that, as of any date of determination, to the extent that title to any such hydrocarbon assets has been transferred to the Company or any other Grantor pursuant to the Supply and Offtake Agreement as of such date and either (a) (i) the net amount payable pursuant to Article V of the Supply and Offtake Agreement (as in effect on the date hereof) is owed to the Company or any other Grantor as of such date or (ii) no such net amount is owed to either the Company (or any other Grantor) or JPMVEC as of such date, or (b)(i) the net amount payable pursuant to Article V of the Supply and Offtake Agreement (as in effect on the date hereof) is owed to JPMVEC as of such date, and (ii) a Supply and Offtake Reserve has been implemented in respect of such amount as of such date, in each case of each of clauses (a) and (b) above, such Proceeds shall cease to be “Certain Hydrocarbon Assets”).

“Certain Hydrocarbon Receivables” means all Accounts originated by the sale of Refined Products, Intermediate Products and Blendstocks sold by the Company or any other Grantor to JPMVEC and/or its Affiliates pursuant to the Supply and Offtake Documents and all Proceeds of such Accounts (it

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being understood and agreed that upon collection of such Accounts by virtue of payment in cash in respect thereof to the Company or any other Grantor such cash proceeds shall cease to be “Certain Hydrocarbon Receivables”).

“Certain Rack Sale Refined Products Assets” means all Refined Products sold by JPMVEC to the Company or any other Grantor and all Proceeds of such Refined Products (it being understood and agreed that, as of any date of determination, to the extent that title to any such Refined Products has been transferred to the Company or any other Grantor pursuant to the Supply and Offtake Agreement as of such date and either (a) (i) the net amount payable pursuant to Article V of the Supply and Offtake Agreement (as in effect on the date hereof) is owed to the Company or any other Grantor as of such date or (ii) no such net amount is owed to either the Company, any other Grantor or JPMVEC as of such date, or (b)(i) the net amount payable pursuant to Article V of the Supply and Offtake Agreement (as in effect on the date hereof) is owed to JPMVEC as of such date, and (ii) a Supply and Offtake Reserve has been implemented in respect of such amount as of such date, in each case of each of clauses (a) and (b) above, such Proceeds shall cease to be “Certain Rack Sale Refined Products Assets”).

“Certain Refined Products Assets” means all Refined Products, Intermediate Products and Blendstocks sold by the Company or any other Grantor to JPMVEC and/or its affiliates pursuant to the Supply and Offtake Documents and all Proceeds of such Refined Products (it being understood and agreed that, as of any date of determination, to the extent that any Certain Rack Sale Refined Products Assets cease to be Certain Rack Sale Refined Products Assets pursuant to the parenthetical in the definition of that term, such Certain Rack Sale Refined Products Assets also cease to be Certain Refined Products Assets at the same time).

“Class” refers to the determination in relation to any particular Type of Common Collateral, (i) with respect to any Secured Obligations, whether such Secured Obligations are First Priority Obligations or Second Priority Obligations and (ii) with respect to any Secured Party, whether such Secured Party is a First Priority Secured Party or a Second Priority Secured Party.

“Common Collateral” means, collectively, the ABL/SOA Priority Collateral and the Term Loan Priority Collateral.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Comparable Second Lien Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, the Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“Contracts” means, collectively, with respect to the Grantors, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), in each case, between a Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereto or thereof.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling ABL Agent” means the collateral agent under the replacement ABL Agreement that represents the largest outstanding principal amount of (or committed amount in respect of) the ABL Secured Obligations then outstanding.

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“Controlling ABL/SOA Agent” means the Controlling ABL Agent or, if there is no ABL Agreement outstanding at any time, the Supply and Offtake Secured Party.

“Controlling Term Loan Agent” means the collateral agent under the replacement Term Loan Agreement that represents the largest outstanding principal amount of Term Loan Secured Obligations then outstanding.

“Crude Oil” means crude oil of any type or grade.

“DIP Financing” has the meaning set forth in Section 5.02(a).

“Discharge of Supply and Offtake Obligations” means that (a) the Supply and Offtake Agreement has been terminated, either (i) at the expiration or deemed expiration of its Term (as defined in the Supply and Offtake Agreement), (ii) by mutual agreement or (iii) pursuant to Section 3.09(d), 6.01, 6.02, 6.09, 14.03, 14.04 and 15.04 of the Supply and Offtake Agreement and (b) payment has been made in full in cash of all Supply and Offtake Obligations (including all Termination Payments (as defined in the Supply and Offtake Agreement)) that are due and payable or otherwise accrued and owing in connection with any such termination of the Supply and Offtake Agreement (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Domestic Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

“Enforcement Action” means, with respect to any Class of Secured Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies (other than any demand for payment or acceleration) under the Finance Documents of such Class, or applicable law, including the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction.

“Equity Interests” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Event of Default” means a First Priority Event of Default or a Second Priority Event of Default, as applicable.

“Excluded Deposit Account” means any Deposit Account (i) for which all or substantially all of the funds on deposit therein are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits, and any trust accounts with respect to any of the foregoing or (ii) holding at all times less than $5,000,000 in the aggregate, together with all such other Deposit Accounts excluded pursuant to this clause (ii).

“Excluded Property” means, (a) assets owned by a Grantor on the date hereof or hereafter acquired that are subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Finance Documents and any cash Proceeds

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thereof if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such assets or Proceeds thereof, it being understood and agreed that, upon the termination of such contract, agreement or documentation, or the extinguishment of the Lien securing such Purchase Money Obligation or Capital Lease Obligation, such assets and Proceeds shall cease to be Excluded Property unless they shall otherwise independently continue to qualify as such; (b) JPMVEC Separate Assets and Collateral; (c) to the extent constituting Inventory, Catalyst Assets; (d) cash and Cash Equivalents securing obligations with respect to (x) Swap Agreements with any Person or (y) the Supply and Offtake Documents, in each case, to the extent not prohibited under the Finance Documents; (e) each Excluded Deposit Account, to the extent that such Deposit Account, if an Excluded Deposit Account pursuant to clause (ii) of the definition thereof, together with all other Excluded Deposit Accounts, continues to qualify as such pursuant to the definition thereof; (f) any assets, the granting or perfection of a Lien on which is prohibited by any Requirement of Law; (g) any assets, property or property rights of a de minimis value in which a security interest in favor of the Secured Parties is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; (h) Equity Interests of any Subsidiary to the extent not otherwise required to be pledged pursuant to the terms of the Finance Documents (including the Equity Interests of all Excluded Subsidiaries (as defined in the ABL Credit Agreement and the Term Loan Agreement, as applicable) and all Foreign Subsidiaries); (i) any asset consisting of a leasehold interest in personal property; (j) the North Yard Assets and any Other Logistics Assets; (k) any Vehicles; and (l) any assets with respect to which the Term Loan Agent or the ABL/SOA Agent, as applicable, determines, in its sole discretion, that the costs of obtaining security interests therein exceeds the value of the security afforded thereby.

“Finance Document” means any of the ABL Loan Documents, Supply and Offtake Documents or the Term Loan Documents, as applicable.

“First Priority Documents” means, with respect to any Type of Common Collateral, the Finance Documents governing the First Priority Obligations.

“First Priority Event of Default” means an “Event of Default” or “Termination Event”, as applicable, in each case, as defined in the applicable First Priority Documents or any corresponding definition thereunder.

“First Priority Lien” means any Lien on any Type of Common Collateral securing any First Priority Obligation.

“First Priority Obligations” means (i) with respect to the ABL/SOA Priority Collateral, all ABL/SOA Secured Obligations and (ii) with respect to the Term Loan Priority Collateral, all Term Loan Agreement Obligations. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

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“First Priority Obligations Payment Date” means (i) with respect to the ABL/SOA Priority Collateral, the ABL/SOA Termination Date and (ii) with respect to the Term Loan Priority Collateral, the Term Loan Termination Date.

“First Priority Representative” means, with respect to any Type of Common Collateral, the applicable Representative for the holders of the First Priority Obligations with respect to such Common Collateral.

“First Priority Secured Parties” means, with respect to any Type of Common Collateral, the First Priority Representative and the holders of the First Priority Obligations.

“First Priority Security Documents” means, with respect to any Type of Common Collateral, the Security Documents governing the related First Priority Obligations.

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“General Intangibles” means, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in the UCC, of the Grantor and, in any event, includes, without limitation, (i) all of such Grantor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Current Assets Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Current Assets Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Current Assets Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Grantor’s operations or any of the Current Assets Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Grantor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union, the European Central Bank or the Organisation for Economic Co-operation and Development).

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“Grantor” means the Company and each other Person that has (or may have from time to time hereafter) granted a Lien on any assets that constitute Common Collateral or guaranteed any Secured Obligations. The Grantors existing on the date hereof are set forth on Annex I hereto.

“Indebtedness” means and includes all obligations and liabilities that constitute “Indebtedness” as defined in the ABL Agreement, the Supply and Offtake Agreement or the Term Loan Agreement, as applicable.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Intermediate Product” means any hydrocarbon intermediate product (but excluding any Blendstock) that has been processed by the Refinery and that either will require further processing by the Refinery or will be sold to a third party in its present state; provided, that the terms “processed” and “processing” as used herein do not include blending.

“JPMVEC” has the meaning set forth in the introductory paragraph of this Agreement.

“JPMVEC Collateral Enforcement Action Notice” has the meaning set forth in Section 3.04(c)(i).

“JPMVEC Collateral Enforcement Actions” has the meaning set forth in Section 3.04(c)(i).

“JPMVEC Collateral Processing and Sale Period” has the meaning set forth in Section 3.04(c)(i).

“JPMVEC Initial Access Date” has the meaning set forth in Section 3.04(c)(i).

“JPMVEC Separate Assets and Collateral” means (i) Certain Hydrocarbon Assets, (ii) Certain Refined Products Assets, (iii) Certain Rack Sale Refined Products Assets, (iv) Certain Hydrocarbon Receivables, (v) without duplication of clauses (i) through (iv), all assets and property of any Grantor, whether real, personal or mixed, designated as “Intermediation Commodities, and containing Infrastructure” with reference to a specific physical facility identified in Table 1 of Exhibit A hereto (which, for the avoidance of doubt, shall not include the assets and property designated as “ABL Commodities, and containing Infrastructure” with reference to a specific physical facility identified in Table 2 of Exhibit A hereto), as such Exhibit A may be amended or modified in accordance with the terms of this Agreement, (vi) all Renewable Identification Numbers, (vii) all payments under any insurance, indemnity, warranty, or guaranty of the foregoing, (viii) all Letters of Credit or Letters-of-Credit Rights in favor JPMVEC supporting payment of any amounts owed by the Company or any other Grantor or otherwise in connection with the Supply and Offtake Documents and (ix) all Proceeds of or with respect to the foregoing. It is understood and agreed that assets and property of a Grantor may from time to time constitute either “Common Collateral” or “JPMVEC Separate Assets and Collateral” but shall not constitute both simultaneously.

“License Expiration Date” has the meaning set forth in Section 3.04(c).

“Lien” means, with respect to any property (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any arrangement effective to provide priority or preference or any filing of any financing statement

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under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale, capital lease or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Mortgage” means each of the mortgages and deeds of trust made by any Grantor to secure any Secured Obligations or under which rights or remedies with respect to any such Lien are governed.

“Non-Crude Feedstock” means a substance having the Commodity ID, Commodity Description and Typical Specification set forth under the heading Non-Crude Feedstock in Schedule I of this Agreement.

“Non-Hedgeable RP/B” means any refined product or blendstock that is not a Refined Product or Blendstock.

“North Yard” means the parcels of real property commonly referred to as the “north yard” located north of Passyunk Avenue and adjacent to Philadelphia Gas Works property and described by metes and bounds on Schedule II and identified as Parcels B-2, B-3, B-4, H-1 and H-2 in the Owner’s Title Policy.

“North Yard Assets” means collectively, the North Yard, including all improvements thereon or incidental thereto, any railroads and any other assets or personal property necessary for or incidental to the operation and maintenance of the assets located on the North Yard.

“Option Exercise Notice” has the meaning set forth in Section 3.06(a).

“Other Logistics Assets” means, collectively, (a) the West Yard, including all improvements thereon or incidental thereto, (b) any railroads, railcars, rail loading and unloading facilities, (c) tanks that are (x) dedicated to any rail loading and unloading facility or (y) otherwise put into service after the date hereof, (d) pipeline infrastructure that connects any rail loading and unloading facility to these tanks and these tanks to the Refinery, (e) any assets and property interests which are subject to the rights of first refusal in favor of the Company under the Terminaling Agreements, along with any pipeline infrastructure connecting these assets or property interests to the Refinery that are acquired by any of the Grantors after the date hereof, and (f) all contract rights and real estate rights related thereto.

“Owner’s Title Policy” means that certain Owner’s Policy of Title Insurance issued by First American Title Insurance Company in favor of the Company, Policy No. 5011442-0051311e, including any and all endorsements to the same.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Equity Interests” means all Equity Interests in each Subsidiary directly owned by a Grantor as of the date hereof and any other Equity Interests in any Subsidiary directly owned in the future by such Grantor, together in each case with (i) all certificates representing such Equity Interests, (ii) all shares, securities, cash or other property representing a dividend on or a distribution or return of capital on or in respect of such Equity Interests, or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, such Equity Interests, and (iii) without prejudice to any

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provision of the Finance Documents prohibiting any merger or consolidation by the Company or any of its Subsidiaries, all Equity Interests of any successor entity of any such merger or consolidation.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Purchase Date” has the meaning set forth in Section 3.06(b).

“Purchase Money Obligations” means, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Capital Stock of any person) or the cost of installation, construction, development or improvement of any property and any refinancing thereof; provided that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property of such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Purchasing Secured Parties” has the meaning set forth in Section 3.06(a).

“Real Property” means parcel or tract, or portion thereof, of real property owned by any Grantor, which for purposes of this Agreement shall not include the North Yard or the West Yard.

“Recovery” has the meaning set forth in Section 5.05.

“Reduced Operating Capacity” has the meaning set forth in Section 3.04(b)(i).

“Refinance” means, in respect of any Indebtedness, to refinance, renew or replace or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part, whether in a single instrument or multiple instruments. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refined Products” mean a substance having the Commodity ID, Commodity Description and Typical Specification set forth under the heading Refined Product in Schedule I of this Agreement.

“Refinery” has the meaning assigned to that term in the Supply and Offtake Agreement (as in effect on the date hereof).

“Renewable Identification Number” has the meaning assigned to that term in the Supply and Offtake Agreement (as in effect on the date hereof).

“Representatives” means the ABL/SOA Agent or the Term Loan Agent, as applicable.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Second Priority Documents “ means, with respect to any Type of Common Collateral, the Finance Documents governing the Second Priority Obligations.

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“Second Priority Event of Default” means an “Event of Default” or “Termination Event”, as applicable, in each case, as defined in the applicable Second Priority Documents or any corresponding definition thereunder.

“Second Priority Lien” means any Lien on any Type of Common Collateral securing any Second Priority Obligation.

“Second Priority Obligations” means (i) with respect to the ABL/SOA Priority Collateral, all Term Loan Secured Obligations and (ii) with respect to the Term Loan Priority Collateral, all ABL/SOA Secured Obligations. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Obligations Payment Date” means (i) with respect to the ABL/SOA Priority Collateral, the Term Loan Termination Date and (ii) with respect to the Term Loan Priority Collateral, the ABL/SOA Termination Date.

“Second Priority Representative” means, with respect to any Type of Common Collateral, the applicable Representative for the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Secured Parties” means, with respect to any Type of Common Collateral, the Second Priority Representative and the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Security Documents” means, with respect to any Type of Common Collateral, the Security Documents governing the related Second Priority Obligations.

“Second Priority Standstill Period” has the meaning set forth in Section 3.02(g).

“Secured Obligations” means the First Priority Obligations and the Second Priority Obligations.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Security Document” means any of the ABL/SOA Security Documents and the Term Loan Security Documents.

“Selling Secured Parties” has the meaning set forth in Section 3.06(a).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise

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qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Supply and Offtake Agreement” means the Supply and Off-Take Agreement, dated as of September 8, 2012, as amended and modified by (w) that certain First Amendment to Supply and Off-Take Agreement, dated as of December 14, 2012, (x) that certain Waiver to Supply and Off-take Agreement, dated as of December 14, 2012, (y) that certain Second Waiver and Consent, dated as of February 8, 2013, (z) that certain Second Amendment and Consent to Supply and Offtake Agreement, dated as of April 4, 2013, by and between JPMVEC and the Company.

“Supply and Offtake Documents” means the Supply and Offtake Agreement, the Supply and Offtake Security Documents and the other “PESRM Transaction Documents” (as defined in the Supply and Offtake Agreement as of the date hereof) and each of the other agreements, documents and instruments providing for or evidencing any other Supply and Offtake Obligation, and any other document or instrument executed or delivered at any time in connection with any Supply and Offtake Obligations.

“Supply and Offtake Obligations” means all “Obligations” as defined in the Supply and Offtake Agreement or any corresponding definition thereunder.

“Supply and Offtake Reserve” means, as at any date of determination, a reserve in an amount equal to the net amount (if any) payable to JPMVEC pursuant to Article V of the Supply and Offtake Agreement (as in effect on the date hereof) as of such date, unless the ABL Agent and the Supply and Offtake Secured Party agree otherwise.

“Supply and Offtake Secured Party” means, initially, the Supply and Offtake Secured Party as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing or replacement of the Supply and Offtake Documents, the Person identified as the collateral agent under such replacement Supply and Offtake Documents. Upon receipt of a notice stating that any Grantor has entered into new Supply and Offtake Documents (which notice shall include the identity of the collateral agent thereunder, such agent, the “New Supply and Offtake Secured Party”), the Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New Supply and Offtake Secured Party may reasonably request in order to provide to the New Supply and Offtake Secured Party the rights contemplated hereunder with respect to the Supply and Offtake Secured Party.

“Supply and Offtake Security Documents” means the Supply and Offtake Security Documents (as defined in the Supply and Offtake Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Supply and Offtake Obligations or under which rights or remedies with respect to such Liens are governed.

“Swap Agreement” means any agreement related to (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction, forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (b) a transaction similar to any transaction referred to in clause (a) that is currently, or in the future becomes, regularly entered into in the financial markets (including terms and

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conditions incorporated by reference into such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are made and (c) any transaction that is a combination of the transactions described in clauses (a) and (b) above. For the avoidance of doubt, “Swap Agreement” shall not include the Supply and Offtake Agreement or any other Supply and Offtake Document.

“Termination Date” means any of the ABL/SOA Termination Date and the Term Loan Termination Date, as applicable.

“Term Loan Agent” means initially the Term Loan Agent as set forth in the introductory paragraph of this Agreement or, from and after the date of any Refinancing in full of the Term Loan Agreement, the Person identified as the collateral agent under such replacement Term Loan Agreement or, if there is more than one replacement Term Loan Agreement outstanding at any time, the Controlling Term Loan Agent.

“Term Loan Agreement” means the Term Loan Agreement dated as of April 4, 2013, among the Company, the lenders party thereto, the Term Loan Agent and the other agents party thereto, and any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation incurred or provided in connection with any Refinancing of Indebtedness thereunder permitted hereby.

“Term Loan Documents” means the Term Loan Agreement, the Term Loan Security Documents and any other “Loan Documents” (as defined in the Term Loan Agreement or any corresponding definition thereunder), other than this Agreement.

“Term Loan Priority Collateral” means all Collateral (as defined in the Term Loan Agreement) that is not ABL/SOA Priority Collateral or Excluded Property.

“Term Loan Priority Collateral Enforcement Actions” has the meaning set forth in Section 3.04(b).

“Term Loan Required Lenders” means the “Required Lenders” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Secured Obligations” means all “Obligations” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Secured Parties” means the Term Loan Agent and all other holders of the Term Loan Secured Obligations.

“Term Loan Security Documents” means the “Security Documents” as defined in the Term Loan Agreement or any corresponding definition thereunder.

“Term Loan Termination Date” means the first date on which (i) the Term Loan Secured Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full, (ii) all commitments to extend credit under the applicable Term Loan Documents have been terminated and (iii) the Term Loan Agent has delivered a written notice to the ABL/SOA Agent with respect to the Term Loan Priority Collateral stating that the Term Loan Termination Date has occurred to the satisfaction of the Term Loan Agent. For the avoidance of doubt, a Refinancing of the Term Loan

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Secured Obligations shall not give rise to the Term Loan Termination Date unless the terms thereof expressly so provide with reference to this Agreement. Notwithstanding the foregoing, if at any time after the Term Loan Termination Date has occurred, any Grantor enters into any Term Loan Agreement evidencing the Term Loan Secured Obligations permitted hereby, then such Term Loan Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Term Loan Agreement shall automatically be treated as Term Loan Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein, and the collateral agent under such Term Loan Agreement shall be the Term Loan Agent for all purposes of this Agreement. Upon receipt of a notice stating that any Grantor has entered into a new Term Loan Agreement (which notice shall include the identity of the collateral agent thereunder, such agent, the “New Term Loan Agent”), the ABL/SOA Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as such Grantor or such New Term Loan Agent may reasonably request in order to provide to the New Term Loan Agent the rights contemplated with respect to the Term Loan Agent and the Term Loan Secured Parties hereunder.

“Terminaling Agreements” means any agreements to which the Company is a party as of the date hereof with respect to the receipt, handling, storage or delivery of crude oil, refined petroleum products (or any other products reasonably related or ancillary thereto).

“Type” when used to describe any Common Collateral, refers to whether such Common Collateral is ABL/SOA Priority Collateral or Term Loan Priority Collateral.

“Unasserted Contingent Obligations” means, at any time, with respect to any Class of Secured Obligations, Secured Obligations of such Class for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation of such Class and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations of such Class for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

“United States” means the United States of America.

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“West Yard” means the parcel of real properly (and any improvements to such parcel of real property) commonly referred to as the “west yard” described by metes and bounds on Schedule II and identified in the Owner’s Title Policy as Parcel E.

Section 1.03.                          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise

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(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified, restated, replaced, refinanced, extended, renewed or restructured (subject to any restrictions on such supplements, amendments, modifications, replacements, refinancings, extensions, renewals, restatements or restructurings set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law (including by succession of comparable successor laws), and (g) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

ARTICLE 2

LIEN PRIORITIES

Section 2.01.                          Subordination of Liens. Until the First Priority Obligations Payment Date:

(a)                                 Any and all Second Priority Liens now existing or hereafter created or arising, regardless of how or when acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b)                                 No Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien on the Common Collateral granted to any other Secured Party, provided that nothing in this Section 2.01(b) shall be construed to prevent or limit any party hereto from instituting any such suit or other proceeding to enforce the terms of this Agreement. No Second Priority Secured Party shall take, or cause to be taken, any action the purpose of which is to make any Second Priority Lien pari passu with or senior to the First Priority Lien.

(c)                                  Notwithstanding any failure by any Secured Party to perfect its Lien on the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to such Secured Party, the priority and rights as among the Secured Parties with respect to the Common Collateral shall be as set forth herein.

(d)                                 Nothing in this Agreement shall affect the right of (i) any Secured Party to receive payments of interest, principal and other required amounts in respect of their respective Secured

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Obligations, unless the payment or receipt of amounts or performance thereof is expressly prohibited by this Agreement or any of the Finance Documents or (ii) the Supply and Offtake Secured Party to (A) require performance from the Company or any other Grantor pursuant to the Supply and Offtake Documents or (B) terminate the commitments and/or other arrangements under the Supply and Offtake Documents in accordance therewith, in each unless the payment or receipt of amounts or performance thereof is expressly prohibited by this Agreement or any of the Supply and Offtake Documents.

Section 2.02.                          Nature of Obligations.

(a)                                 The Term Loan Agent, for and on behalf of itself and the other Term Loan Secured Parties, expressly acknowledges and agrees that (i) certain of the ABL/SOA Secured Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (ii) the terms of such ABL/SOA Secured Obligations may be modified, supplemented, renewed, restructured, replaced, refinanced, extended or amended from time to time, and that the aggregate amount of the ABL/SOA Secured Obligations may be increased, replaced, renewed, extended, restructured or refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Article 6) and (iii) all ABL/SOA Priority Collateral received by the ABL/SOA Agent may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, to the ABL/SOA Secured Obligations at any time, in each case, without affecting the provisions hereof. The lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restructuring, application, reversal, restatement or refinancing of or waiver, consent or accommodation with respect to, any ABL/SOA Secured Obligations, or any portion thereof.

(b)                                 The ABL Agent, for and on behalf of itself and the other ABL Secured Parties, and the Supply and Offtake Secured Party each expressly acknowledges and agrees that (i) the terms of such Term Loan Secured Obligations may be modified, supplemented, renewed, restructured, replaced, refinanced, extended or amended from time to time, and that the aggregate amount of the Term Loan Secured Obligations may be replaced, renewed, extended, restructured or refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Article 6) and (ii) all Term Loan Priority Collateral received by the Term Loan Agent may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, to the Term Loan Secured Obligations at any time, in each case, without affecting the provisions hereof. The lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restructuring, application, reversal, restatement or refinancing of or waiver, consent or accommodation with respect to, any Term Loan Secured Obligations, or any portion thereof.

Section 2.03.                          Agreements Regarding Actions to Perfect Liens; Similar Liens.

(a)                                 With respect to each Type of Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of such Second Priority Representative or any other Second Priority Secured Party (or any agent or other representative thereof) shall be in form reasonably satisfactory to the First Priority Representative, it being understood and agreed that, subject to Section 2.04, the parties hereto intend that the collateral securing each of the First Priority Obligations and the Second Priority Obligations be identical, except, for the avoidance of doubt, that it is understood and agreed that only the Supply and Offtake Obligations shall be secured by the JPMVEC Separate Assets and Collateral.

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(b)                                 With respect to each Type of Common Collateral, the First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over such Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties, but solely to the extent required to perfect their security interest by possession or control in such Common Collateral as a gratuitous bailee for the other Secured Parties (such bailment being intended, among other things, to satisfy the requirements of Section 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with respect to such Common Collateral with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, as the case may be, provided that with respect to each Type of Common Collateral, after the First Priority Obligations Payment Date and prior to the Second Priority Obligations Payment Date, the First Priority Representative shall (x) deliver to the Second Priority Representative (and each Grantor hereby directs such First Priority Representative to so deliver), at the Company’s sole cost and expense, any stock certificates, promissory notes or other possessory collateral evidencing or constituting such Common Collateral in its possession together with any necessary endorsements or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(c)                                  Other than as set forth in the first proviso to the second sentence of the immediately preceding clause (b), any First Priority Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Second Priority Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as bailee with respect to such Common Collateral.

Section 2.04.                          No New Liens. Except with respect to the JPMVEC Separate Assets and Collateral, until the occurrence of the First Priority Obligations Payment Date, the parties hereto agree that there shall be no Lien, and no Grantor shall have any right to create any Lien, on any asset of such Grantor securing any Secured Obligation of such Grantor if such asset is not also subject to a Lien securing each other Secured Obligation of such Grantor, except that nothing contained in this Section 2.04 shall preclude (i) the First Priority Secured Parties from being granted Adequate Protection Liens regardless of whether any Adequate Protection Liens are granted to the holders of any other Secured Obligations or (ii) the Second Priority Secured Parties from being granted Adequate Protection Liens in accordance with Section 5.04. If any Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing the Secured Obligations of such Grantor (other than the Liens described in clauses (i) and (ii) above), which assets are not also subject to a Lien securing the other Secured Obligations of such Grantor as required by the first sentence of this Section 2.04, then such Secured Party shall, without the need for any further consent of any other Secured Party, and notwithstanding anything to the contrary in any Finance Document, be deemed to hold and have held such Lien for the benefit of the Secured Parties holding Secured Obligations that are required to have a Lien on such assets by the first sentence of this Section 2.04 (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including the lien subordination

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provisions set forth in Section 2.01) and the applicable Grantors shall promptly grant additional Liens on such assets to the other Secured Parties.

Section 2.05.                          Delivery of Termination Date Notices. Upon the occurrence of the Termination Date in respect of any Class of Secured Obligations, the Representative in respect of such Class of Secured Obligations shall deliver a written notice to the Representatives of the other Classes of Secured Obligations then outstanding stating that such Termination Date has occurred to the satisfaction of the Secured Parties of such Class of Secured Obligations.

Section 2.06.                          Delivery of ABL/JPMVEC Intercreditor Agreement Notices. The ABL Agent shall promptly deliver to the Term Loan Agent copies of all notices provided to the ABL Agent by the Supply and Offtake Secured Party under the ABL/JPMVEC Intercreditor Agreement.

ARTICLE 3

ENFORCEMENT RIGHTS

Section 3.01.                          Exclusive Enforcement. With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to such Common Collateral in accordance with the applicable First Priority Documents, without any consultation with or consent of any Second Priority Secured Party with respect to such Common Collateral, subject to Section 3.02(g) and the proviso set forth in Section 5.01. With respect to each Type of Common Collateral, upon the occurrence and during the continuance of a First Priority Event of Default (and subject to the provisions of the First Priority Documents), the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the applicable First Priority Obligations and such Common Collateral in such order and manner as they may determine in their sole discretion.

Section 3.02.                          Standstill and Waivers.

(a)                                 With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, subject to Sections 3.02(g) and 5.01, it will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of such Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Second Priority Lien is automatically released pursuant to Section 4.02(a)) or any other Enforcement Action with respect to Common Collateral taken by or on behalf of the First Priority Representative or any other First Priority Secured Party;

(b)                                 With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), it has no right to (x) direct the First Priority Representative or any other First Priority Secured Party to take any Enforcement Action with respect to such Common Collateral or (y) consent or object to the taking by the First Priority Representative or any other First Priority Secured Party of any Enforcement Action with respect to such Common Collateral or to the timing or manner thereof (or, to the extent they may have any such right described in this clause (b) as a junior lien creditor, they hereby irrevocably waive such right);

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(c)                                  With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any First Priority Secured Party with respect to such Common Collateral or pursuant to the First Priority Documents; provided that nothing in this Section 3.02(c) shall be construed to prevent or limit any party hereto from instituting any such suit or other proceeding to enforce the terms of this Agreement;

(d)                                 With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), it will not take any Enforcement Action with respect to such Common Collateral;

(e)                                  With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), it will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such Common Collateral;

(f)                                   With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date and subject to Section 3.02(g), it will not seek, and hereby waives any right, to have such Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral; and

(g)                                  Notwithstanding the foregoing clauses of this Section 3.02 or Section 3.01, any Second Priority Secured Party may exercise its rights and remedies in respect of the applicable Type of Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 180 days (the “Second Priority Standstill Period”) from the date of delivery of a notice in writing to the First Priority Representative of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of a Second Priority Event of Default; provided that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Second Priority Standstill Period, (A) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of such Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative) or (B) an Insolvency Proceeding in respect of any Grantor shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Grantor, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Article 5.

Section 3.03.                          Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor with respect to Common Collateral as a result of its enforcement of its rights as

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an unsecured creditor in respect of its Second Priority Obligations (it being understood that any such party may exercise its rights and remedies as an unsecured creditor against the relevant Grantors in accordance with the terms of the Second Priority Documents and applicable law, provided that such exercise of rights or remedies is not a violation of this Agreement), such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Second Priority Liens (created pursuant to the Second Priority Security Documents), subject to this Agreement.

Section 3.04.                          Cooperation with respect to ABL/SOA Priority Collateral and JPMVEC Separate Assets and Collateral.

(a)                                 Access to Information. If any Representative (other than the ABL/SOA Agent) takes actual possession of any documentation of a Grantor in accordance with the terms and conditions of the applicable Finance Documents (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of such Representative), then upon request of the ABL/SOA Agent and reasonable advance notice, such Representative will permit the ABL/SOA Agent or its representative to inspect and copy such documentation if and to the extent the ABL/SOA Agent certifies to such Representative that:

(i)                                     such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL/SOA Agent, to the enforcement of the ABL/SOA Agent’s Liens upon any ABL/SOA Priority Collateral; and

(ii)                                  the ABL/SOA Agent and the ABL/SOA Secured Parties are entitled to receive and use such information under applicable law and the ABL Loan Documents and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure, or use of such information (including any applicable confidentiality restrictions).

(b)                                 Access by ABL/SOA Agent to Property to Process and Sell Inventory.

(i)                                     In addition to the rights granted to the ABL/SOA Agent under clause (a) of this Section 3.04, if the ABL/SOA Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the ABL/SOA Priority Collateral (“ABL/SOA Priority Collateral Enforcement Actions”) or if the Term Loan Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the Term Loan Priority Collateral and the Term Loan Agent takes actual or constructive possession of the Term Loan Priority Collateral of any Grantor (“Term Loan Priority Collateral Enforcement Actions”), then (1) the Term Loan Agent shall promptly notify the ABL/SOA Agent in writing of that fact, (2) if the ABL/SOA Agent has commenced an ABL/SOA Priority Collateral Enforcement Action, the ABL/SOA Agent shall furnish the Term Loan Agent with prompt written notice of the commencement of such action (the “ABL/SOA Priority Collateral Enforcement Action Notice”) and (3) in all cases, the Term Loan Agent shall (x) cooperate with the ABL/SOA Agent (and with its officers, employees, representatives and agents) in its efforts to conduct ABL/SOA Priority Collateral Enforcement Actions in the ABL/SOA Priority Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the ABL/SOA Priority Collateral, (y) not hinder or restrict in any respect the ABL/SOA Agent from conducting ABL/SOA Priority Collateral Enforcement Actions in the ABL/SOA Priority Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or

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disposing of, in any lawful manner, the ABL/SOA Priority Collateral and (z) permit the ABL/SOA Agent, its employees, agents, advisers and representatives, to enter upon and use the Term Loan Priority Collateral and provide the ABL/SOA Agent (and its officers, employees, representatives and agents) with an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item of the Term Loan Priority Collateral, for a period commencing on the earlier of (I) the date of the initial ABL/SOA Priority Collateral Enforcement Action or (II) the date of delivery of the ABL/SOA Priority Collateral Enforcement Action Notice, as the case may be, and ending on the earlier of (A) the date occurring 180 days after the date (the “ABL/SOA Initial Access Date”) on which the ABL/SOA Agent initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Loan Priority Collateral plus such number of days, if any, after the ABL/SOA Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated ABL/SOA Priority Collateral, and (B) the date on which all ABL/SOA Priority Collateral (other than any ABL/SOA Priority Collateral that is abandoned by the ABL/SOA Agent and confirmed in writing) has been sold or disposed of (such period, as the same may be extended with the written consent of the Term Loan Agent, which shall not be unreasonably withheld, delayed or conditioned, the “ABL/SOA Priority Collateral Processing and Sale Period”), provided, however, the Term Loan Agent shall not foreclose or otherwise sell, remove or dispose of any of the Term Loan Priority Collateral during the ABL/SOA Priority Collateral Processing and Sale Period with respect to such Term Loan Priority Collateral if the ABL/SOA Agent (acting in good faith) informs the Term Loan Agent in writing that such Term Loan Priority Collateral is reasonably necessary to enable the ABL/SOA Agent to process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, the ABL/SOA Priority Collateral as described above, provided, further, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agent from selling, assigning, or otherwise transferring any Term Loan Priority Collateral prior to the expiration of such ABL/SOA Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the ABL/SOA Agent and the ABL/SOA Secured Parties) to be bound by the provisions of this Section 3.04. If (x) any stay or other order prohibiting the exercise of remedies with respect to the ABL/SOA Priority Collateral has been entered by a court of competent jurisdiction or (y) the Refinery is not operating (in the aggregate) at a level equal to at least fifty percent (50%) of its aggregate named capacity (a “Reduced Operating Capacity”), then such ABL/SOA Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order or during any such Reduced Operating Capacity.

(ii)                                  During the period of actual occupation, use and/or control by the ABL/SOA Secured Parties and/or the ABL/SOA Agent (or their respective employees, agents, advisers and representatives) of any parcel or item of Term Loan Priority Collateral, the ABL/SOA Secured Parties and the ABL/SOA Agent shall be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting from such occupancy, use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, (i) in no event shall the ABL/SOA Secured Parties or the ABL/SOA Agent have any liability to the Term Secured Parties pursuant to this Section 3.04(b) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan Priority Collateral existing prior to the date of the exercise by the ABL/SOA Secured Parties (or the ABL/SOA Agent, as the case may be) of their rights under this Section 3.04(b) and (ii) the ABL/SOA Secured Parties shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL/SOA Secured Parties, or for any diminution in the

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value of the Term Loan Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Priority Collateral by the ABL/SOA Secured Parties in the manner and for the time periods specified under this Section 3.04(b). Without limiting the rights granted in this Section 3.04(b), the ABL/SOA Secured Parties and the ABL/SOA Agent shall reasonably cooperate with the Term Loan Secured Parties in connection with any efforts made by the Term Loan Secured Parties to sell the Term Loan Priority Collateral, to the extent that the ABL/SOA Priority Collateral Processing and Sale Period shall have ended.

(c)                                  Access by JPMVEC to Property to Process and Sell Inventory.

(i)                                     In addition to the rights granted to JPMVEC under Article 9, (1) if JPMVEC commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the JPMVEC Separate Assets and Collateral (“JPMVEC Collateral Enforcement Actions”), if JPMVEC has commenced JPMVEC Collateral Enforcement Action, then JPMVEC shall furnish to the Term Loan Agent with prompt written notice of the commencement of such action (the “JPMVEC Collateral Enforcement Action Notice”), (2) if the Term Loan Agent commences any Term Loan Priority Collateral Enforcement Actions, then the Term Loan Agent shall promptly notify JPMVEC in writing of that fact, and, (3) in all cases, the Term Loan Agent shall (x) cooperate with JPMVEC (and with its officers, employees, representatives and agents) in its efforts to conduct JPMVEC Collateral Enforcement Actions in the JPMVEC Separate Assets and Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the JPMVEC Separate Assets and Collateral, (y) not hinder or restrict in any respect JPMVEC from conducting a JPMVEC Collateral Enforcement Actions in the JPMVEC Separate Assets and Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the JPMVEC Separate Assets and Collateral and (z) permit JPMVEC, its employees, agents, advisers and representatives, to enter upon and use the Term Loan Priority Collateral and provide JPMVEC (and its officers, employees, representatives and agents) with an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item of the Term Loan Priority Collateral, for a period commencing on the earlier of (I) the date of the initial JPMVEC Collateral Enforcement Action or (II) the date of delivery of the JPMVEC Collateral Enforcement Action Notice, as the case may be, and ending on the earlier of (A) the date occurring 180 days after the date (the “JPMVEC Initial Access Date”) on which JPMVEC initially obtains the ability to take physical possession of, remove or otherwise control physical access to, or actually uses, such parcel or item of Term Loan Priority Collateral plus such number of days, if any, after the JPMVEC Initial Access Date that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated JPMVEC Separate Assets and Collateral, and (B) the date on which all JPMVEC Separate Assets and Collateral (other than any JPMVEC Separate Assets and Collateral that is abandoned by JPMVEC and confirmed in writing) has been sold or disposed of (such period, as the same may be extended with the written consent of the Term Loan Agent, which shall not be unreasonably withheld, delayed or conditioned, the “JPMVEC Collateral Processing and Sale Period”), provided, however, the Term Loan Agent shall not foreclose or otherwise sell, remove or dispose of any of the Term Loan Priority Collateral during the JPMVEC Collateral Processing and Sale Period with respect to such Term Loan Priority Collateral if JPMVEC (acting in good faith) informs the Term Loan Agent in writing that such Term Loan Priority Collateral is reasonably necessary to enable JPMVEC to process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, JPMVEC Separate Assets and Collateral as described above. If (x) any stay or other order prohibiting the exercise of remedies with respect

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to the JPMVEC Separate Assets and Collateral has been entered by a court of competent jurisdiction or (y) there occurs a Reduced Operating Capacity, then such JPMVEC Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order or during any such Reduced Operating Capacity.

(ii)                                  During the period of actual occupation, use and/or control by JPMVEC (or their respective employees, agents, advisers and representatives) of any parcel or item of Term Loan Priority Collateral, JPMVEC shall be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting from such occupancy, use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, (i) in no event shall JPMVEC have any liability to the Term Secured Parties pursuant to this Section 3.04(b) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan Priority Collateral existing prior to the date of the exercise by JPMVEC of their rights under this Section 3.04(b) and (ii) JPMVEC shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by JPMVEC, or for any diminution in the value of the Term Loan Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Priority Collateral by JPMVEC in the manner and for the time periods specified under this Section 3.04(c). Without limiting the rights granted in this Section 3.04(c), JPMVEC shall reasonably cooperate with the Term Loan Secured Parties in connection with any efforts made by the Term Loan Secured Parties to sell the Term Loan Priority Collateral, to the extent that the JPMVEC Collateral Processing and Sale Period shall have ended. Nothing in this Section 3.04(c) shall contravene, or give any rights in contravention of, the enforcement and remedy provisions set forth in the ABL/JPMVEC Intercreditor Agreement.

(d)                                 License. The Term Loan Agent, on behalf of the Term Loan Secured Parties, hereby irrevocably grants the ABL/SOA Agent and JPMVEC a non-exclusive worldwide license to or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Agent’s interest therein, exercisable without payment of royalty or other compensation, any of the intellectual property now or hereafter owned by, licensed to, or otherwise used by the Grantors in order for the ABL/SOA Agent, JPMVEC and the ABL/SOA Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the ABL/SOA Priority Collateral or, with respect to JPMVEC, the JPMVEC Separate Assets and Collateral in connection with the liquidation, disposition, foreclosure or realization upon, with respect to the ABL/SOA Secured Parties, the ABL/SOA Priority Collateral and, with respect to JPMVEC, the JPMVEC Separate Assets and Collateral, in accordance with the terms of the ABL/SOA Documents; provided that such license shall expire on the earlier of (i) the ABL/SOA Termination Date and (ii) with respect to the ABL/SOA Agent, the date that the ABL/SOA Priority Collateral or, with respect to JPMVEC, the date that the JPMVEC Separate Assets and Collateral, in each case, has been liquidated, disposed of, foreclosed on or realized upon in full (the “License Expiration Date”). The Term Loan Agent agrees that any of the intellectual property constituting Term Loan Priority Collateral that is sold, transferred or otherwise disposed of (whether pursuant to an Enforcement Action or otherwise) prior to the License Expiration Date will be subject to the rights of the ABL/SOA Agent and JPMVEC as set forth in this Section 3.04.

(e)                                  Grantor Consent.

(i)                                     The Company and the other Grantors consent to the performance by the Term Loan Agent of the obligations set forth in this Section 3.04 and acknowledge and agree that

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neither the Term Loan Agent nor any holder of Term Loan Secured Obligations, shall ever be accountable or liable for any action taken or omitted by the ABL/SOA Agent, JPMVEC or any ABL/SOA Secured Party or any of their respective officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the ABL/SOA Agent, JPMVEC or any ABL/SOA Secured Party or any of their respective officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL/SOA Agent or JPMVEC or its officers, employees, agents, successors or assigns.

(ii)                                  The Company and the other Grantors consent to the performance by the ABL/SOA Agent or JPMVEC of the obligations set forth in this Section 3.04 and acknowledge and agree that none of the ABL/SOA Agent, JPMVEC or any holder of the ABL/SOA Secured Obligations shall ever be accountable or liable for any action taken or omitted by the Term Loan Agent or any holder of Term Loan Secured Obligations or any of their respective officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the Term Loan Agent, any holder of Term Loan Secured Obligations or any of their respective officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the Term Loan Agent or any holder of the Term Loan Secured Obligations or its officers, employees, agents, successors or assigns.

Section 3.05.                          No Additional Rights for the Grantors Hereunder. Except as otherwise set forth in the First Priority Documents or Second Priority Documents, as applicable, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party under this Agreement. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder (except as explicitly provided under this Agreement) and neither the Company, nor any Grantor nor any other creditor thereof may rely on the terms hereof (except as explicitly provided herein).

Section 3.06.                          Option to Purchase. (a) With respect to each Type of Common Collateral, prior to the First Priority Obligations Payment Date, upon the occurrence and during the continuance of a First Priority Event of Default, (a) if such First Priority Event of Default remains uncured or unwaived for at least thirty (30) consecutive days, (b) the requisite First Priority Secured Parties have not agreed to forbear from the exercise of remedies and (c) if the Purchasing Secured Parties (as defined below) are the Term Loan Secured Parties, a PESRM Event of Default under and as defined in the Supply and Offtake Documents shall have occurred and be continuing, and both JPMVEC and the Company shall have ceased making any deliveries (other than for reasons of Force Majeure under and as defined in the Supply and Offtake Agreement) under the Supply and Offtake Documents for a period of at least thirty (30) consecutive days or JPMVEC shall have delivered to the Company a notice of termination of the Supply and Offtake Agreement in accordance with the terms thereof, all or a portion of the Second Priority Secured Parties acting as a single group (the “Purchasing Secured Parties”) shall have the option at any time upon prior written notice (the “Option Exercise Notice”) to the relevant Representative to purchase all of the First Priority Obligations from the First Priority Secured Parties (the “Selling Secured Parties”). Such Option Exercise Notice from the Purchasing Secured Parties to the Representative of the Selling Secured Parties shall be irrevocable unless otherwise agreed in writing by such Representatives.

(b)                                 On the date (the “Purchase Date”) specified by the Purchasing Secured Parties in the notice contemplated by Section 3.06(a) above (which shall not be less than five (5) business days, nor

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more than twenty (20) calendar days (or, if the Purchasing Secured Parties are the Term Loan Secured Parties, such date shall be the date five (5) business days after JPMVEC shall have notified the Purchasing Secured Parties that the purchase price referred to in Section 3.06(c) below has been determined by JPMVEC in accordance with the Supply and Offtake Documents, which JPMVEC shall use commercially reasonable efforts to determine within 180 days after the Option Exercise Notice referred to in Section 3.06(a) above (as such period may be extended by the number of days that JPMVEC is prevented by court order, or by any stay, if applicable, under Section 362 of the Bankruptcy Code, from taking actions contemplated by the Supply and Offtake Documents for the purpose of making such determination (including any termination of the Supply and Offtake Agreement))) after the receipt by the Representative of the Selling Secured Parties of the notice of the Purchasing Secured Parties’ election to exercise such option) or such other date agreed by such Representative in writing, the Selling Secured Parties shall sell to the Purchasing Secured Parties, and the Purchasing Secured Parties shall purchase (on a ratable basis in accordance with the outstanding principal amount of their respective Secured Obligations or such other basis as agreed by the Purchasing Secured Parties) from the Selling Secured Parties, the relevant Secured Obligations, provided that, the Selling Secured Parties and Purchasing Secured Parties (and the Representatives thereof) shall retain all rights to be indemnified or held harmless by the Grantors in accordance with the terms of the relevant Finance Documents but the Selling Secured Parties shall not retain any rights to the security therefor.

(c)                                  On the Purchase Date, the Purchasing Secured Parties shall (i) pay to the Representative of the Selling Secured Parties for the benefit of the Selling Secured Parties as the purchase price therefor the full amount of all Secured Obligations of the Selling Secured Parties then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees) (it being understood and agreed that the full amount of any Supply and Offtake Obligations shall be all amounts owing and payable to JPMVEC pursuant to the Supply and Offtake Documents and as determined by JPMVEC under the Supply and Offtake Documents), (ii) furnish cash collateral to such Representative in a manner and in such amounts as such Representative determines is reasonably necessary to secure such Representative and the Selling Secured Parties in connection with any issued and outstanding letters of credit, Secured Obligations in respect of Specified Swap Agreements (each such term as defined in the Term Loan Agreement), Secured Obligations in respect of Treasury Services Agreements (each such term as defined in the ABL Agreement) secured by the relevant Finance Documents, (iii) agree to reimburse such Representative and the Selling Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Secured Obligations of such Secured Parties, and/or as to which such Representative has not yet received final payment, (iv) agree to reimburse the Selling Secured Parties in respect of indemnification obligations of the Grantors under the relevant Finance Documents as to matters or circumstances known to such Representative at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Selling Secured Parties and (v) agree to indemnify and hold harmless the Selling Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Secured Obligations of the Selling Secured Parties as a direct result of any acts by the Selling Secured Parties occurring after the date of such purchase. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as such Representative may designate in writing for such purpose.

(d)                                 Such purchase shall be expressly made (i) without representation or warranty of any kind by the Selling Secured Parties (or the Representative thereof) and without recourse of any kind, except that the Selling Secured Parties shall represent and warrant: (A) the amount of the Secured Obligations

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being purchased from it and (B) that such Selling Secured Parties are the sole legal and beneficial owner of such Secured Obligations and have the right to assign such Secured Obligations and the assignment is duly authorized and (ii) pursuant to definitive documentation reasonably acceptable to the Selling Secured Parties and Purchasing Secured Parties.

Section 3.07.                          Actions Upon Breach. With respect to each Type of Common Collateral, if any Second Priority Secured Party (or any agent or other representative thereof) in any way takes, attempts to or threatens to take any action with respect to such Common Collateral (including any attempt to enforce any remedy on such Common Collateral) in violation of this Agreement, or fail to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such Second Priority Secured Party or agent or other representative thereof by injunction, specific performance and/or other appropriate equitable relief, including interposing as a defense or dilatory plea the making of this Agreement, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the damages of the First Priority Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that any Grantor and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

ARTICLE 4

APPLICATION OF PROCEEDS OF COMMON COLLATERAL; DISPOSITIONS AND

RELEASES OF COMMON COLLATERAL; INSPECTION AND INSURANCE

Section 4.01.                          Application of Proceeds; Turnover Provisions.

(a)                                 All proceeds of the ABL/SOA Priority Collateral (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the ABL/SOA Agent to be applied in accordance with Section 5.1 of the ABL/JPMVEC Intercreditor Agreement (or any corresponding provision with respect to any replacement ABL/JPMVEC Intercreditor Agreement or contained in the ABL Agreement or the Supply and Offtake Documents, as applicable) until the ABL/SOA Termination Date has occurred;

second, to the Term Loan Agent to be applied in accordance with Section 8.1 of the Security Agreement (as defined in the Term Loan Agreement) (or any corresponding provision with respect to any replacement Term Loan Agreement) until the Term Loan Termination Date has occurred; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(b)                                 All proceeds of the Term Loan Priority Collateral (including any interest earned thereon) resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows:

first, to the Term Loan Agent to be applied in accordance with Section 8.1 of the Security Agreement (as defined in the Term Loan Agreement) of the Term Loan Agreement (or any corresponding provision with respect to any replacement Term Loan Agreement) until the Term Loan Termination Date has occurred;

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second, to the ABL/SOA Agent to be applied in accordance with Section 5.1 of the ABL/JPMVEC Intercreditor Agreement (or any corresponding provision with respect to any replacement ABL/JPMVEC Intercreditor Agreement or contained in the ABL Agreement or the Supply and Offtake Documents, as applicable) until the ABL/SOA Termination Date has occurred; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(c)                                  With respect to each Type of Common Collateral, until the occurrence of the First Priority Obligations Payment Date, no Second Priority Secured Party may accept any such Common Collateral, including any such Common Collateral constituting proceeds, in satisfaction, in whole or in part, of the Second Priority Secured Obligations in violation of Sections 4.01(a) or 4.01(b). Any Common Collateral received by a Second Priority Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the First Priority Representative to be applied in accordance with Section 4.01(a) or 4.01(b), as the case may be, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable until the First Priority Obligations Payment Date). Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by the payment of such Common Collateral shall be immediately reinstated in full as though such payment had never occurred.

(d)                                 In connection with any asset sale by a Grantor that includes both ABL/SOA Priority Collateral and Term Loan Priority Collateral (unless otherwise agreed by both the ABL/SOA Agent and the Term Loan Agent), such proceeds thereof shall be allocated as follows: (i) proceeds attributable to components of the Borrowing Base and all other ABL/SOA Priority Collateral (including inventory, deposit accounts, securities accounts and cash) shall be allocated to the ABL/SOA Priority Collateral and (ii) all proceeds attributable to Term Loan Priority Collateral shall be allocated to the Term Loan Priority Collateral.

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, any Term Loan Document or any ABL/SOA Loan Document, each Grantor and the Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agrees that prior to the receipt of any notice of an Enforcement Action from the Term Loan Agent, the ABL/SOA Secured Parties are hereby permitted to treat all cash, Cash Equivalents, Money, collections and payments deposited in any deposit account subject to a deposit account control agreement (the “ABL Deposit Accounts”) in favor of the ABL/SOA Agent or otherwise received by any ABL/SOA Secured Parties as ABL/SOA Priority Collateral. For the avoidance of doubt, each ABL/SOA Secured Party hereby agrees that if the ABL Deposit Accounts contain any cash, Cash Equivalents or Money, which constitutes proceeds of the Term Loan Priority Collateral, then, upon obtaining knowledge or notice from the Term Loan Secured Parties or any Grantor that such cash, Cash Equivalents or Money constitute proceeds of the Term Loan Priority Collateral the ABL/SOA Agent shall (x) hold such proceeds in trust for the Term Loan Secured Parties and turn over such proceeds to the Company to be applied to the prepayment of the Term Loan Secured Obligations or reinvested, in each case, in accordance with Section 2.6(b) of the Term Loan Agreement to the extent required or (y) if an Event of Default (as defined in the Term Loan Agreement) has occurred and is continuing, hold such proceeds in trust for the Term Loan Secured Parties and turn over such proceeds to the Term Loan Agent as soon as practicable in accordance with Section 4.01(c).

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Section 4.02.                          Releases of Second Priority Lien.

(a)                                 With respect to each Type of Common Collateral, upon (i) any release, substitution, sale or disposition of such Common Collateral that results in the release of the First Priority Lien on such Common Collateral or (ii) any subordination of such First Priority Lien that is (A) permitted pursuant to the terms of the First Priority Documents and not prohibited under the Second Priority Documents or (B) effected pursuant to an Enforcement Action, the Second Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties) shall be automatically and unconditionally released or subordinated, as applicable, with no further consent or action of any Person; provided, that, the proceeds of such Common Collateral released or disposed of shall, for the avoidance of doubt, be applied in accordance with Sections 4.01(a) and 4.01(b).

(b)                                 With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, the Second Priority Representative shall promptly execute and deliver such release or subordination documents and instruments and shall take such further actions as the First Priority Representative or any Grantor shall reasonably request to evidence any release or subordination of the Second Priority Lien described in Section 4.02(a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name to execute and deliver any such release documents and instruments; provided that such power of attorney may only be exercised if the Second Priority Representative has not executed and delivered such release documents and instruments promptly (and in any event not more than two (2) business days) following a request from the First Priority Representative or a Grantor, and must be exercised in the First Priority Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.02(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Section 4.02(a), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable until the First Priority Obligations Payment Date).

Section 4.03.                          Certain Real Property Notices; Inspection Rights and Insurance.

(a)                                 With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, any First Priority Secured Party and its representatives and invitees may, in accordance with the First Priority Documents, inspect, repossess, remove and otherwise deal with such Common Collateral, and, pursuant to an Enforcement Action, the First Priority Representative may advertise and conduct public auctions or private sales of such Common Collateral in each case without notice (other than any notice required by law or the First Priority Documents) to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b)                                 With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor with respect to such Common Collateral (except that, if the applicable insurer permits, the Second Priority Representative shall have the right to be named as an additional insured and/or loss payee, as their interests may appear, so long as its second lien status is identified in a manner reasonably satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering such Common Collateral in the event of any loss thereunder; and (iii) to approve any award granted in any condemnation or similar proceeding affecting such Common Collateral, in each case in accordance with the First Priority Documents.

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(c)                                  The Term Loan Agent shall give each of the ABL/SOA Agent and JPMVEC at least 10 business days notice prior to commencing any Enforcement Action against any Real Property owned by any Grantor at which ABL/SOA Priority Collateral or JPMVEC Separate Assets and Collateral is stored or otherwise located or to dispossess any Grantor from such Real Property.

ARTICLE 5

INSOLVENCY PROCEEDINGS

Section 5.01.                          Filing of Motions. No Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case to challenge, contest or otherwise object to the scope, validity, enforceability, perfection or priority of any Liens held by any other Secured Party, the value of any claims of any other Secured Party under Section 506(a) of the Bankruptcy Code, and no Secured Party shall support any other Person doing any of the foregoing; provided that the Second Priority Representative with respect to each Type of Common Collateral may (i) file a proof of claim in an Insolvency Proceeding and (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Representative with respect to its Lien on Common Collateral, in each case, subject to the limitations contained in this Agreement and only if consistent with the terms and limitations imposed on them hereby.

Section 5.02.                          Financing Matters.

(a)                                 With respect to each Type of Common Collateral, prior to the First Priority Obligations Payment Date, if any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative consents (or does not object) to the use of such Common Collateral (for the avoidance of doubt, including to the use of cash collateral) by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code or consents (or does not object) to the provision of such financing to any Grantor by any third party (any such financing, whether provided by the First Priority Secured Parties or any third party, being referred therein as a “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (i) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such Common Collateral or to such DIP Financing, (ii) shall only request or accept adequate protection in connection with the use of such Common Collateral or such DIP Financing as permitted by Section 5.04, (iii) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens and any Adequate Protection Liens provided in respect thereof, (A) to such DIP Financing with the same terms and conditions as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection, including Adequate Protection Liens, provided to the First Priority Secured Parties and (C) to any “carve-out” for professional and United States Trustee fees agreed to by the First Priority Representative (or the other First Priority Secured Parties) and, if not the First Priority Secured Parties, the Person providing such DIP Financing, as applicable, and (iv) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice.

(b)                                 Notwithstanding the foregoing, the provisions of Section 5.02(a) shall only be applicable as to the Second Priority Secured Parties with respect to any DIP Financing to the extent the amount of such DIP Financing does not exceed the sum of (i) the aggregate available principal amount (including any issued and outstanding letters of credit) of the ABL Secured Obligations, plus (ii) the aggregate outstanding principal amount of the Term Loan Secured Obligations Refinanced thereby plus (iii) $50,000,000.

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Section 5.03.                          Relief from the Automatic Stay. With respect to each Type of Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will, until the First Priority Obligations Payment Date, (a) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of such Common Collateral, without the prior written consent of the First Priority Representative or (b) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any First Priority Secured Party.

Section 5.04.                          Adequate Protection. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection or (ii) any objection by the First Priority Representative or any other First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Agreement, in any Insolvency Proceeding, (x) the Second Priority Representative and the other Second Priority Secured Parties, with respect to each Type of Common Collateral, may seek, support, accept or retain adequate protection (A) only if the First Priority Secured Parties are granted adequate protection that includes liens on additional or replacement collateral and superpriority claims and (B) in the form of (1) additional or replacement Liens on such collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Second Priority Liens are so subordinated to the First Priority Liens under this Agreement and (2) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, and (y) in the event the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, receives adequate protection, including in the form of additional collateral, then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that the First Priority Representative shall have a senior Lien and claim on such adequate protection as security for the First Priority Obligations and that any Lien on any additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement.

Section 5.05.                          Avoidance Issues. With respect to each Type of Common Collateral, if any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Priority Obligations Payment Date shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto with respect to such Recovery.

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Section 5.06.                          Asset Dispositions in an Insolvency Proceeding.

(a)                                 With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that (a) none of them shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any such Common Collateral that is supported by the First Priority Secured Parties, and (b) they will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the First Priority Secured Parties and to have automatically and unconditionally released their Liens on such assets.

(b)                                 Notwithstanding anything contained in this Agreement to the contrary, each Secured Party shall expressly have the right to bid or credit bid any of its Secured Obligations for or purchase the Common Collateral at any public, private or judicial foreclosure or sale of any Common Collateral (including a “partial credit bid”) or in an Insolvency Proceeding or otherwise; provided that any such credit bid or partial credit bid of the Second Priority Obligations must provide for the payment in full in cash of the First Priority Obligations on closing of any resulting disposition (to the extent then outstanding).

Section 5.07.                          Separate Grants of Security and Separate Classification. With respect to each Type of Common Collateral, each Secured Party acknowledges and agrees that (i) the grant of Liens pursuant to the First Priority Security Documents constitutes a separate and distinct grant of Liens from the grant of each of the Liens granted pursuant to any of the Second Priority Security Documents, (ii) because of, among other things, their differing rights in such Common Collateral, the First Priority Obligations and Second Priority Obligations are fundamentally different and must be separately classified in any plan of reorganization proposed or confirmed in an Insolvency Proceeding and (iii) it will object to, and not vote in favor of, any plan of reorganization that does not separately classify each such Class. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if a court of competent jurisdiction holds that the claims of the First Priority Secured Parties and the claims held by the Second Priority Secured Parties in respect of such Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that, subject to Sections 2.01 and 4.01, all distributions shall be made as if there were separate classes of senior and junior secured claims against the relevant Grantors in respect of such Common Collateral (with the effect being that, to the extent that the aggregate value of such Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to distributions to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution is made in respect of the claims held by the Second Priority Secured Parties), with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties distributions otherwise received or receivable by them in respect of such Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

Section 5.08.                          Plans of Reorganization. With respect to each Type of Common Collateral, if the claims of the First Priority Secured Parties and the claims held by the Second Priority Secured Parties constitute only one secured claim pursuant to any plan of reorganization proposed in an Insolvency Proceeding (rather than separate classes of senior and junior secured claims), notwithstanding the objection to, and vote against, such plan by such Secured Parties in accordance with Section 5.07, no Second Priority Secured Party shall support or vote in favor of such plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full, all First Priority Obligations or (ii) is supported by the First Priority Representative. If any such Second Priority Secured Party votes in favor of any plan or reorganization in violation of this Section 5.08, such Second Priority Secured Party irrevocably agrees that such vote shall be deemed unauthorized, void and of no force and effect and the First Priority Representative shall be, and shall be

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deemed, such party’s “authorized agent” under Bankruptcy Rules 3018(c) and 9010, and that the First Priority Representative shall be authorized and entitled to withdraw such vote and submit a superseding ballot on behalf of such Second Priority Secured Party that is consistent herewith.

Section 5.09.                          Other Matters. With respect to each Type of Common Collateral, to the extent that the Second Priority Representative or any other Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of such Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, not to assert any of such rights in violation of this Agreement; provided that if requested by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.

Section 5.10.                          No Waiver of Rights of First Priority Secured Parties. With respect to each Type of Common Collateral, nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party in respect of the Common Collateral, other than any action taken by such Second Priority Secured Party that is expressly permitted by this Agreement.

Section 5.11.                          Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding, and the rights and obligations hereunder of the First Priority Secured Parties and the Second Priority Secured Parties with respect to each Type of Collateral shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Grantor.

ARTICLE 6

MATTERS RELATING TO FINANCE DOCUMENTS

(a)                                 The Finance Documents may be amended, amended and restated, supplemented, modified, refinanced, replaced, renewed, extended or restructured from time to time in accordance with their terms, and the Indebtedness thereunder may be Refinanced; provided, however, that no such amendment, amendment and restatement, supplement, modification, replacement, renewal, extension, restructuring or Refinancing shall (it being understood and agreed that any DIP Financing under Section 5.02 shall not be subject to the terms of this Article 6):

(i)                                     without the consent of the ABL/SOA Required Lenders and the Term Loan Required Lenders, contravene any provision of this Agreement (provided, that if the ABL/SOA Termination Date shall have occurred, the consent of the ABL/SOA Required Lenders shall not be required, and if the Term Loan Termination Date shall have occurred, the consent of the Term Loan Required Lenders shall not be required);

(ii)                                  in respect of the ABL Loan Documents, without the consent of the Term Loan Required Lenders, result in the aggregate amount of Commitments (as defined in the ABL Agreement) in existence (or permitted to be in existence) under the ABL Loan Documents (as so amended, supplemented, modified or Refinanced) exceeding $150,000,000; provided further that the holders of the Indebtedness resulting from such Refinancing, or a duly authorized agent on

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their behalf, agree in writing to be bound by the terms of this Agreement (provided, that if the Term Loan Termination Date has occurred, the consent of the Term Loan Required Lenders shall not be required);

(iii)                               in respect of the ABL/SOA Security Documents (other than with respect to any amendment or modification (x) of Exhibit A hereunder or any corresponding Exhibit in any other ABL/SOA Security Document (including under the ABL/JPMVEC Intercreditor Agreement) or (y) as otherwise permitted pursuant to Section 4.02 or Section 6(b) of this Agreement), without the consent of the Term Loan Required Lenders, materially and adversely affects the rights of the Term Loan Secured Parties;

(iv)                              in respect of the Term Loan Security Documents (other than with respect to any amendment or modification as otherwise permitted pursuant to Section 4.02 or Section 6(b) of this Agreement), without the consent of the ABL/SOA Required Lenders, materially and adversely affect the rights of the ABL/SOA Secured Parties; and

(v)                                 in respect of the Term Loan Documents, without the consent of the ABL/SOA Required Lenders, result in the aggregate principal amount of Loans (as defined in the Term Loan Agreement) outstanding (or permitted to be outstanding) under the Term Loan Documents (as so amended, supplemented, modified or Refinanced), exceeding $605,000,000; provided further that the holders of the Indebtedness resulting from such Refinancing, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement (provided that if the ABL/SOA Termination Date has occurred, the consent of the ABL/SOA Required Lenders shall not be required).

(b)                                 With respect to each Type of Common Collateral, (i) until the First Priority Obligations Payment Date, in the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Documents), (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.02, (B) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (C) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof and (ii) to the extent Exhibit A is changed pursuant to Section 8.16 hereof, each of the First Lien Security Documents and the Second Lien Security Documents shall automatically be deemed amended or modified to reflect such changes to Exhibit A.

(c)                                  Each of the Grantors and the Representatives and the Supply and Offtake Secured Party agrees that each of the ABL Agreement, the Term Loan Agreement and the Supply and Offtake Agreement, and each First Priority Security Document and Second Priority Security Document (and Supply and Offtake Security Document) shall contain the applicable provisions set forth on Annex II

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hereto, or similar provisions approved by the Representatives, which approval shall not be unreasonably withheld or delayed. Each of the Grantors and the Representatives further agrees that each Mortgage covering any Common Collateral granted in favor of the Representative of the Secured Parties of any Class shall contain such other language as the Representative of the Secured Parties of each other Class may reasonably request to reflect the subordination of such Mortgage pursuant to this Agreement.

ARTICLE 7

RELIANCE; WAIVERS; ETC.

Section 7.01.                          Reliance. The First Priority Documents and the Second Priority Documents with respect to each Type of Collateral are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of it itself and the other Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Secured Parties.

Section 7.02.                          No Warranties or Liability. Each of the Second Priority Representative and the First Priority Representative with respect to each Type of Common Collateral acknowledges and agrees that it has not made any express or implied representation or warranty including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document or any Second Priority Document or the ownership of any Common Collateral. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative with respect to each Type of Common Collateral will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.03.                          No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or any of the Second Priority Documents. Until the First Priority Obligations Payment Date and subject to Section 3.02(g), the Second Priority Secured Parties agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 7.04.                          Obligations Unconditional. All rights, interests, agreements and obligations of the ABL/SOA Agent and the ABL/SOA Secured Parties and the Term Loan Agent and the Term Loan Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any First Priority Document or any Second Priority Document and regardless of whether the Liens of the First Lien Secured Parties are not perfected or are voidable for any reason;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or Second Priority Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof or any refinancing, whether by course of conduct or otherwise, of the terms of any First Priority Document or any Second Priority Document;

(c)                                  any exchange, release or lack of perfection of any Lien on any Common Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct

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or otherwise, of all or any of the First Priority Obligations or Second Priority Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of any Secured Obligation or of any Second Priority Secured Party in respect of this Agreement.

ARTICLE 8

MISCELLANEOUS

Section 8.01.                          Conflicts. Except as otherwise provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

Section 8.02.                          Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date shall have occurred with respect to each Type of Common Collateral. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

Section 8.03.                          Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by each of the ABL Agent, the Supply and Offtake Secured Party, JPMVEC and the Term Loan Agent, and, in the case of amendments or modifications that adversely affect the rights, duties or obligations of the Company and the other Grantors.

Section 8.04.                          Information Concerning Financial Condition of the Company and the Other Grantors. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the relevant Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation or (c) to disclose any other information.

Section 8.05.                          Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become a party hereto by executing and delivering an instrument in the form of Annex III. Whether or not such instrument is executed and delivered, such Subsidiary shall be bound as a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Representatives. The

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rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 8.06.                          GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding will be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against any other party or their respective properties in the courts of any jurisdiction.

(c)                                  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 8.06(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.08. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.07.                          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN OR RELATED THERETO.

Section 8.08.                          Notices.

(a)                                 Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     If to a Grantor:

c/o Philadelphia Energy Solutions Refining and Marketing, LLC

1735 Market Street

Philadelphia, PA 19103

Attention: Philip Rinaldi

Telecopy: (866) 456-1587

Telephone: (215) 339-1200

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with a copy to:

PESRM Legal Department

1735 Market Street

Philadelphia, PA 19103

Telecopy: (###) ###-####

Telephone: (###) ###-####

with a copy to:

The Carlyle Group

520 Madison Avenue, 39th Floor

Attention: David Stonehill and Rodney Cohen

Telecopy: (###) ###-####

Email: #####.#########@carlyle.com

(ii)                                  If to JPMorgan Chase Bank, N.A., as ABL Agent:

JPMorgan Chase Bank, N.A.

1111 Fannin Street, Floor 10

Houston, Texas 77702

Attention: John Ngo

Telecopy: ###-###-####

Email: ####.###@jpmorgan.com

with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Marvin Goldstein, Esq.

Telecopy: ###-###-####

Email: ##########@stroock.com

(iii)                               If to JPMorgan Chase Bank, N.A., as Term Loan Agent:

JPMorgan Chase Bank

500 Stanton Christiana Road

Newark, DE 19713-2107 Ops 2 / 3rd Floor

Attention: Evan Zacharias

Telecopy: (###) ###-####

Telephone: (###) ###-####

with a copy to:

JPMorgan Chase Bank

500 Stanton Christiana Road

Newark, DE 19713-2107 Ops 2 / 3rd Floor

Attention: Evan Zacharias

Telecopy: (###) ###-####

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Telephone: (###) ###-####

(iv)                              If to J.P. Morgan Ventures Energy Corporation:

J.P. Morgan Ventures Energy Corporation

245 Park Avenue, 11th Floor

New York, New York 10167

Attention: Legal Department

with a copy to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Marvin Goldstein, Esq.

Telecopy: ###-###-####

Email: ##########@stroock.com

(b)                                 The parties hereto may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices hereunder shall be deemed to have been given when received at the address, electronic mail, or telecopy set forth above.

Section 8.09.                          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement, any Common Collateral or any Type thereof or any JPMVEC Separate Assets and Collateral. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.

Section 8.10.                          Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 8.11.                          Further Assurances. The First Priority Representative, on behalf of itself and the First Priority Secured Parties, the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, and the Company agree that each of them shall take (and, in the case of the Company, shall cause the other Grantors to take) such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Priority Representative and the Second Priority Representative may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 8.12.                          Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that the Second Priority Representative pays over to the First Lien Secured Parties under the terms of this Agreement, the Second Priority Secured Parties shall be subrogated to the rights of the First Priority Secured Parties; provided, that, the Second Priority Representative hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second

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Priority Secured Parties that are paid over to the First Lien Secured Parties pursuant to this Agreement shall not reduce any of the Second Priority Obligations.

Section 8.13.                          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8.14.                          Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (e.g., “pdf” file) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

Section 8.15.                          Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL/SOA Agent and the ABL/SOA Secured Parties, on the one hand, and the Term Loan Agent and the Term Loan Secured Parties, on the other hand, with respect to the Common Collateral and JPMVEC, on the on the one hand, and the ABL/SOA Agent, the ABL/SOA Secured Parties, the Term Loan Agent and the Term Loan Secured Parties, on the other hand, with respect to the JPMVEC Separate Assets and Collateral. Nothing in this Agreement shall create vary or modify the rights or duties of the ABL/SOA Secured Parties, inter se, under the ABL/SOA Loan Documents or the rights or duties of the Term Loan Secured Parties, inter se, under the Term Loan Documents. Except with respect to liability for breach of an obligation under this Agreement, no Representative shall have any liability to any other party hereto relating to this Agreement or the matters contemplated hereby.

Section 8.16.                          Exhibit A. Exhibit A may be changed from time to time by mutual agreement of the ABL Agent and the Supply and Offtake Secured Party by written agreement, which need not be a formal amendment to this Agreement. Such written agreements shall, among other things, reflect: (i) any change as to whether the substance in a specific physical facility is Common Collateral or JPMVEC Separate Assets and Collateral; (ii) any change in the nature of the substance in a specific physical facility; and (iii) any addition or deletion of physical facilities.

ARTICLE 9

AGREEMENTS WITH RESPECT TO JPMVEC SEPARATE ASSETS AND COLLATERAL

Section 9.01.                          Agreements with Respect to JPMVEC Separate Assets and Collateral. Notwithstanding any provision of the UCC, any Requirement of Law, equitable principle or decision or any of the ABL Loan Documents, Term Loan Documents or the Supply and Offtake Documents, the ABL/SOA Agent (for itself and on behalf of each of the ABL/SOA Secured Parties) and the Term Loan Agent (for itself and on behalf of each of the Term Loan Secured Parties) hereby agrees that, unless and until the Discharge of Supply and Offtake Obligations, none of the ABL/SOA Agent, the ABL/SOA Secured Parties, the Term Loan Agent and the Term Loan Secured Parties shall have any Lien on any of the JPMVEC Separate Assets and Collateral.

Section 9.02.                          Turnover. In the event that any of the ABL/SOA Agent, the ABL/SOA Secured Parties, the Term Loan Agent or the Term Loan Secured Parties now or hereafter obtains possession of any JPMVEC Separate Assets and Collateral and is actually aware thereof, such Person shall immediately deliver to JPMVEC (or as JPMVEC may reasonably direct), at the expense of the Grantors, such

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JPMVEC Separate Assets and Collateral in whatever form possessed by the ABL/SOA Agent, the ABL/SOA Secured Parties, the Term Loan Agent or the Term Loan Secured Parties (and until delivered to JPMVEC such JPMVEC Separate Assets and Collateral shall be held in trust for JPMVEC).

Section 9.03.                          Enforcement Actions with Respect to JPMVEC Separate Assets and Collateral. Each of the parties hereto agrees that JPMVEC may at its option and without the prior consent of the other parties hereto, take any action to (i) liquidate the JPMVEC Separate Assets and Collateral or to foreclose or realize upon or enforce any of its rights with respect to the JPMVEC Separate Assets and Collateral or (ii) exercise any rights or remedies with respect to any JPMVEC Separate Assets and Collateral or take possession of, sell or otherwise realize (judicially or non-judicially) upon any of the JPMVEC Separate Assets and Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure).

Section 9.04.                          UCC Notices. In the event that any party hereto shall be required by the UCC or any other applicable law to give notice to the other of an intended disposition of JPMVEC Separate Assets and Collateral or Common Collateral, respectively, such notice shall be given in accordance with Section 8.08 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

Section 9.05.                          Further Assurances with Respect to JPMVEC Separate Assets and Collateral. Each of JPMVEC, the ABL/SOA Agent and the Term Loan Agent agrees to take such actions as may be reasonably requested by the other party, whether before, during or after an exercise by JPMVEC of any rights or remedies with respect to any JPMVEC Separate Assets and Collateral, in order to effect the rules of distribution and allocation set forth above in this Article IX and to otherwise effectuate the agreements made in this Article IX, including, to the extent that such party has the ability to do so, allowing removal of and access to their respective assets and collateral.

Section 9.06.                          Additional Understanding and Agreements with Respect to JPMVEC Separate Assets and Collateral. Each of the parties hereto agrees that (a) nothing in this Agreement impairs or otherwise adversely affects any rights or remedies (including any netting, setoff and recoupment under the Supply and Offtake Agreement) that JPMVEC or the Supply and Offtake Secured Party may have with respect to the JPMVEC Separate Assets and Collateral, (b) the provisions of this Article IX are intended to define the relative rights of the ABL/SOA Agent, ABL/SOA Secured Parties, Term Loan Agent and Term Loan Secured Parties, on the one hand, and JPMVEC and the Supply and Offtake Secured Party, on the other hand, with respect to the JPMVEC Separate Assets and Collateral, (c) all cash payments made by the Grantors to JPMVEC pursuant to the Supply and Offtake Documents shall be made free and clear of all Liens of the ABL/SOA Agent and the Term Loan Agent and (d) for the avoidance of doubt, all Certain Refined Products Assets sold to JPMVEC pursuant to the Supply and Offtake Documents shall be sold, and any assets included in any netting, setoff, or recoupment pursuant to the Supply and Offtake Agreement shall be, free and clear of all Liens of the ABL/SOA Agent and the Term Loan Agent, and that JPMVEC shall be entitled to sell such assets free and clear of all Liens of the ABL/SOA Agent and the Term Loan Agent.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A.,
as ABL Agent

By:	/s/ Robert Traband
	Name:	ROBERT TRABAND
	Title:	MANAGING DIRECTOR

JPMORGAN CHASE BANK, N.A.,
as Term Loan Agent

By:	/s/ Robert Traband
	Name:	ROBERT TRABAND
	Title:	MANAGING DIRECTOR

J.P. MORGAN VENTURES ENERGY CORPORATION,
as Supply and Offtake Secured Party and as JPMVEC

By:	/s/ David Samuels
	Name:	David Samuels
	Title:	Managing Director

[Signature Page to Intercreditor Agreement]

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING, LLC

By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	CFO

PES ADMINISTRATIVE SERVICES, LLC

By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	CFO

 [Signature Page to Intercreditor Agreement]

ANNEX I

Grantors

1	Philadelphia Energy Solutions Refining and Marketing, LLC

2	Philadelphia Energy Solutions Administrative Services, LLC

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ANNEX II

Provision for the [ABL Agreement] [Term Loan Agreement]

“Reference is made to the Intercreditor Agreement dated as of April 4, 2013 (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent for the ABL Secured Parties (as defined therein), JPMorgan Chase Bank, N.A., as agent for the Term Loan Secured Parties (as defined therein), J.P. Morgan Ventures Energy Corporation, as Supply and Offtake Secured Party (as defined therein) and as JPMVEC (as defined therein), Philadelphia Energy Solutions Refining and Marketing, LLC, a Delaware limited liability company, and each of the other Grantors (as defined therein) party thereto. Notwithstanding any provisions in this Agreement or any other Loan Document to the contrary, the terms, conditions and provisions of this Agreement and the other [Loan Documents][Supply and Offtake Documents] are subject to the terms of the Intercreditor Agreement. To the extent there is a conflict between the [Loan Documents][Supply and Offtake Documents] and the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall control.”

Provision for each First Priority Security Document and Second Priority Security Document

“Reference is made to the Intercreditor Agreement dated as of April 4, 2013 (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent for the ABL Secured Parties (as defined therein), JPMorgan Chase Bank, N.A., as agent for the Term Loan Secured Parties (as defined therein) J.P. Morgan Ventures Energy Corporation, as Supply and Offtake Secured Party (as defined therein) and as JPMVEC (as defined therein), Philadelphia Energy Solutions Refining and Marketing, LLC, a Delaware limited liability company, and each of the other Grantors (as defined therein) party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Administrative Agent][Collateral Agent][Supply and Offtake Secured Party], [for the benefit of the Secured Parties], pursuant to this Agreement and the exercise of any right or remedy by the [Administrative Agent][Collateral Agent] [Supply and Offtake Secured Party][and the other Secured Parties hereunder] are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

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ANNEX III

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”), dated as of ,              201 , to the INTERCREDITOR AGREEMENT dated April 4, 2013 (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time, the “Intercreditor Agreement”), by and among JPMorgan Chase Bank, N.A., as agent (in such capacity, with its successors and assigns, the “ABL Agent”) for the ABL Secured Parties (as defined therein), JPMorgan Chase Bank, N.A., as agent (in such capacity, with its successors and assigns, the “Term Loan Agent”) for the Term Loan Secured Parties (as defined therein), J.P. Morgan Ventures Energy Corporation on its own behalf (including its successors and assigns from time to time, “JPMVEC”) and in its capacity as the secured party under the Supply and Offtake Documents (as defined below) (including its successors and assigns in such capacity from time to time, the “Supply and Offtake Secured Party”), Philadelphia Energy Solutions Refining and Marketing, LLC, a Delaware limited liability company, and each of the other Grantors (as defined therein) party thereto, is executed by                                         , a                                         (the “Additional Grantor”) in favor of the ABL Agent, the Term Loan Agent and the Supply and Offtake Secured Party (collectively, the “Representatives”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The Additional Grantor, for the benefit of the Representatives, hereby agrees as follows:

1.                                      The Additional Grantor hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Additional Grantor will be deemed to be a Grantor under the Intercreditor Agreement for all intents and purposes under the Intercreditor Agreement and shall have all of the obligations of a Grantor thereunder as if it had executed the Intercreditor Agreement. The Additional Grantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2.                                      The address of the Additional Grantor for purposes of Section 8.08 of the Intercreditor Agreement is as follows:

3.                                      THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Additional Grantor has caused this Joinder Agreement to be duly executed by its authorized officer, as of the day and year first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

48

Schedule I

Blendstock, Non-Crude Feedstock and

Refined Product

HYDROCARBON SPECIFICATIONS

Specifications for Blendstock; Non-crude feedstocks; Refined Product

Typical specifications for non-crude feedstocks, and refined product, and blendstocks, for Commodity ID’s currently in use, are listed in the table below.

Commodity ID	Commodity Description	Typical Specification
Non-Crude Feedstock
001001	ISO BUTANE	>90% purity Isobutane
006700	BENZENE	Benzene
Refined Product
133400	83RB	Fungible 83RB
023800	83CB23 (9#)	Fungible 83CB 9# Summer, or Winter
023820	83CB20 (7.8#)/Winter	Fungible 83CB 7.8# Summer, or Winter
023830	83CB18 (6.6#)	Fungible 83CB 6.6# Summer, or Winter
225000	91CB23 (9#)/Winter	Fungible 91CB 9# Summer, or Winter
225020	91CB20 (7.8#)	Fungible 91CB 7.8# Summer, or Winter
132100	91RB	Fungible 91RB
023101	JET A	Fungible JetA
224400	ULSD #1 15 MOTOR VEHICLE	Fungible ULSD1 and/or JetA
224600	ULSD #2 15 MOTOR VEHICLE	Fungible ULSD2
227300	HO COMP - UNDYED	Fungible 2FO, Undyed
428300	FUEL OIL 6 0.3% S HP	<0.3 wt% sulfur 6FO
Blendstocks
000500	GCOM — Alkylate	91 octane, <6# RVP
038300	GCOM - Alkylated Reformate	100 octane, <1# RVP
042600	GCOM — Misc	<430 end point, <14 RVP
425900	GCOM — Raffinate	70 octane, 11# RVP

442500	GCOM - Light Naphtha	naphtha ~70 octane, ~9#
443300	GCOM - Heavy Naphtha	naphtha ~65-70 octane, ~5-9#
496500	GCOM - Hvy Reformate	100 octane, <1# RVP
497000	GCOM - Light Cat	88 octane, 11# RVP
497100	GCOM - Heavy Cat	85 octane, 5# RVP
223300	GCOM - Butane/Pentane	Pressuring Agent, 18-55# RVP
Virgin Distillate, <20F cloud, >15 ppm
042500	Distillate Stocks - Surge Storage	sulfur
428900	CLARIFIED SLURRY OIL	0-10 API gravity, 0.3-1.0% sulfur

S-1

Schedule II

[See attached]

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North Yard and West Yard

NORTH YARD consisting of Parcels B-2, B-3, B-4, H-1 and H-2 as identified as such in the Owner’s Policy of Title Insurance

PARCEL B-2 Description. (Parcel B-2)

Beginning at a point on the south side of Passyunk Avenue and on the pierhead and bulkhead of the Schuylkill River; thence along the bulkhead of the Schuylkill River the thirty-three following courses and distances:

(1) North 15°46’02” West, a distance of 155.02 feet;
(2) North 31°09’33” West, a distance of 148.28 feet;
(3) North 39°25’25” West, a distance of 180.29 feet;
(4) North 44°07’32” West, a distance of 80.71 feet;
(5) North 65°32’53” West, a distance of 13.18 feet;
(6) North 49°22’28” West, a distance of 8.41 feet;
(7) North 65°46’02” West, a distance of 30.05 feet;
(8) South 54°50’25” West, a distance of 5.48 feet;
(9) North 40°45’12” West, a distance of 48.68 feet;
(10) North 56°19’58” West, a distance of 156.17 feet;
(11) North 57°58’20” West, a distance of 145.68 feet;
(12) North 75°17’24” West, a distance of 42.80 feet;
(13) North 83°31’11” West, a distance of 86.58 feet;
(14) North 83°31’11” West, a distance of 95.61 feet;
(15) North 83°00’35” West, a distance of 187.03 feet;
(16) South 80°37’47” West, a distance of 809.03 feet;
(17) South 80°01’56” West, a distance of 46.99 feet;
(18) South 85°22’16” West, a distance of 35.86 feet;
(19) South 86°42’51” West, a distance of 95.79 feet;
(20) North 05°28’09” West, a distance of 30.00 feet;
(21) North 72°05’27” West, a distance of 480.36 feet;
(22) North 49°21’34” West, a distance of 277.55 feet;
(23) North 44°46’47” West, a distance of 91.93 feet;
(24) North 27°49’54” West, a distance of 198.68 feet;
(25) North 23°47’26” West, a distance of 139.41 feet;
(26) North 27°22’11” West, a distance of 140.79 feet;
(27) North 00°58’58” West, a distance of 695.54 feet;
(27) North 14°12’09” East, a distance of 375.02 feet;
(28) North 06°23’54” West, a distance of 78.53 feet;
(29) North 18°25’26” East, a distance of 447.84 feet;
(30) South 74°33’15” East, a distance of 65.04 feet;
(31) North 24°55’08” East, a distance of 22.18 feet;
(32) South 81°55’09” East, a distance of 191.39 feet;
(33) North 42°08’32” East, a distance of 43.36 feet;

thence leaving bulkhead and along lands of Conrail South 82°20’38” East, a distance of 644.83 feet; thence continuing along lands of Conrail the 11 following courses and distances:

(1) South 16°15’57” East, a distance of 120.19 feet to a point of curvature;

(2) by a curve to right having a radius of 653.39 feet and a central angle of 54°52’25” an arc length of 625.77 feet a chord which bears South 44°45’52” East 602.12 feet;

(3) South 82°10’05” East, a distance of 379.22 feet;

(4) South 81°54’46” East, a distance of 281.13 feet;

(5) South 82°09’55” East, a distance of 185.06 feet;

(6) South 82°22’37” East, a distance of 375.54 feet;

(7) South 82°19’05” East, a distance of 329.39 feet;

(8) South 81°52’05” East, a distance of 339.43 feet;

(9) South 82°21’18” East, a distance of 639.33 feet;

(10) South 82°07’25” East, a distance of 230.24 feet to a point of curvature;

(11) by a of a curve to the right having a radius of 1028.90 feet and a central angle of 18°15’10” an arc length of 327.78 feet a chord which bears South 73°24’01”East 326.40 feet;

thence South 07°48’50” West, a distance of 86.27 feet to a point in line of lands owned by the City of Philadelphia; thence along lands of Philadelphia the 16 following courses and distances:

(1) by a curve to the left having a radius of 499.91 feet and a central angle of 22°54’36” an arc length of 199.89 feet a chord which bears South 82°53’51” West 198.56 feet;

(2) South 68°52’37” West, a distance of 368.16 feet to a point of curvature;

(3) by a curve to the left having a radius of 759.85 feet and a central angle of 9°50’11” an arc length of 130.45 feet a chord which bears South 74°48’53” West 130.29 feet;

(4) South 79°06’45” West, a distance of 310.68 feet;

(5) South 74°37’16” West, a distance of 96.75 feet;

(6) South 56°20’07” West, a distance of 70.00 feet;

(7) South 64°28’35” West, a distance of 251.25 feet;

(8) South 67°27’07” West, a distance of 302.11 feet;

(9) South 67°27’07” West, a distance of 402.58 feet;

(10) South 67°27’07” West, a distance of 141.14 feet;

(11) South 53°20’14” West, a distance of 50.00 feet;

(12) South 23°28’34” East, a distance of 32.51 feet;

(13) South 23°28’34” East, a distance of 299.99 feet;

(14) South 35°54’01” East, a distance of 737.38 feet;

(15) South 16°59’51” East, a distance of 113.90 feet;

(16) South 44°15’26” East, a distance of 25.66 feet;

thence South 74°54’45” West, a distance of 126.56 feet to the Point of Beginning.

Containing 141.00 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

PARCEL B-3 Description. (Parcel B-3)

Beginning at a point on the right of way of Moore Street; thence along the southern right of way of Moore Street South 76°59’06” East, a distance of 85.84 feet; thence continuing along said

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right of way South 76°04’48” East, a distance of 329.50 feet to a point on the western right of way line of 35th Street; thence along the western right of way line of 35th Street South 13°57’01” West, a distance of 518.75 feet; thence South 82°07’46” East, a distance of 497.03 feet to a point on the western right of way line of 34th Street; thence along the western right of way line of 34th Street South 20°22’25” West, a distance of 139.66 feet to a point on the southern right of way line of Maiden Lane; thence along the southern right of way line of Maiden Lane South 64°11’02” East, a distance of 1256.82 feet to a point of curvature; thence by a curve to the right entering the western side of 26th Street having a radius of 491.39 feet and a central angle of 18°49’29” an arc length of 161.45 feet and a chord which bears South 55°27’35” East 160.72 feet;

thence along the western side of 26th Street the eight following courses and distances:

(1) South 43°44’58” West, a distance of 2.95 feet;
(2) South 40°36’48” East, a distance of 169.81 feet;
(3) South 37°29’46” East, a distance of 210.70 feet;
(4) South 37°08’53” East, a distance of 599.67 feet;
(5)South 37°13’25” East, a distance of 255.57 feet;
(6) South 45°31’16” West, a distance of 2.49 feet;
(7) South 34°13’50” East, a distance of 144.39 feet;
(8) South 33°56’02” East, a distance of 266.03 feet;

thence leaving the western side of 26th Street and going along the northern side of lands of Conrail the 24 following courses and distances:

(1) North 81°59’00” West, a distance of 236.77 feet;
(2) North 58°22’13” East, a distance of 33.81 feet;
(3) North 74°29’15” West, a distance of 121.44 feet;
(4) North 76°18’45” West, a distance of 250.63 feet;
(5) North 84°05’02” West, a distance of 285.50 feet;
(6) South 47°15’52” West, a distance of 15.18 feet;
(7) North 75°52’55” West, a distance of 46.21 feet;
(8) North 82°02’14” West, a distance of 525.00 feet;
(9) North 02°36’38” East, a distance of 6.00 feet;
(10)North 82°03’42” West, a distance of 209.46 feet;
(11) North 82°26’26” West, a distance of 197.26 feet;
(12) North 82°16’24” West, a distance of 149.97 feet;
(13)North 82°06’49” West, a distance of 452.25 feet;
(14) South 11°06’33” West, a distance of 15.19 feet;
(15) North 81°57’23” West, a distance of 288.33 feet;
(16) North 80°02’02” West, a distance of 92.49 feet;
(17)North 83°48’02” West, a distance of 66.93 feet:
(18) North 79°34’03” West, a distance of 240.34 feet to a point of curvature;

(19) by a curve to the right having a radius of 665.76 feet and a central angle of 55°53’57” an arc length of 649.53 feet and a chord which bears North 53°19’49” West 624.07 feet to a point of compound curvature;

3

(20) by a compound curve to the right having a radius of 733.68 feet and a central angle of 44°51’23” an arc length of 574.39 feet and a chord which bears North 00°47’49” East 559.84 feet;

(21) North 21°41’17” East, a distance of 358.44 feet;

(22) North 26°05’47” East, a distance of 92.79 feet;

(23) South 82°19’34” East, a distance of 223.64 feet;

(24) North 13°55’44” East, a distance of 990.16 feet to the Point of Beginning. Containing 106.64 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

PARCEL B-4 Description. (Parcel B-4)

Beginning at a point on the northerly side of Moore Street with the centerline of the said former 36th Street, stricken from the city plan at 50 feet wide; thence along the centerline of the said former 36th Street North 13°59’19” East, a distance of 240.14 feet to a point on the southerly side of the said former Fish House Lane (at 23.208 feet wide); thence along the said former Fish House Lane the following 5 courses and distances:

(1) North 79°29’59” West, a distance of 30.06 feet;

(2) North 13°59’19” East, a distance of 23.25 feet;

(3) South 79°29’59” East, a distance of 495.93 feet;

(4) South 13°59’19” West, a distance of 23.25 feet;

(5) North 79°29’59” West, a distance of 25.05 feet to a point on the centerline of the said former 35th Street (50 feet wide); thence along the centerline of said former 35th Street South 13°59’19” West, a distance of 266.97 feet to a point on the northerly side of Moore Street; thence along the northerly side of Moore Street North 76°00’41” West, a distance of 440.00 feet to the Point of Beginning.

Containing 2.83 Acres, more or less.

OPA#884214115 — 3515 Moore Street

PARCELS H-1 and H-2 Descriptions.

ALL THOSE CERTAIN tracts, pieces or parcels of land, situate former 36th Street and Moore Street, 36th Ward, City of Philadelphia, Commonwealth of Pennsylvania, as shown on a plan prepared by Van Demark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware, Drawing No. 39945-F, dated April 23, 2010, entitled “Subdivision Plat, Premises “H”, prepared for Sunoco, Inc.” and being more particularly described as follows, to wit:

PARCEL “H-1”:

BEGINNING at a point, the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of former 36th Street, stricken from the city plan at 50 feet wide, being the southwesterly corner of Premises ‘H-1’, Sunoco Propane

4

Terminal (13-S-23/3) on a easterly line for land now or formerly of CSX Transportation, Inc. (13-S-24/4);

THENCE through the said land now or formerly of CSX Transportation, Inc. the seven (7) following described courses and distances:

(Courses 1 through 3 along or near a 6 foot chain link fence)

1.                                      North 68° 50’ 44” West, 77.400 feet to a point;

2.                                      North 18° 57’ 36” East, 199.926 feet to a point;

3.                                      North 23° 20’ 54” East, 201.193 feet to a fence corner;

4.                                      North 25° 18’ 02” East, 84.179 feet to a point;

5.                                      North 27° 45’ 33” East, 22.761 feet to a point; and

6.                                      South 68° 50’ 44” East, 43.650 feet to a point, the northwesterly corner for the herein described Parcel “B” on the westerly line of the said former 36th Street;

(Course 7 along the said westerly side of former 36th Street, being the westerly line for the said Parcel “H-2”)

7.                                      South 21° 09’16” West, 245.524 feet to a point on the northerly side of former Fish House Lane, at 23.208 feet wide;

THENCE along the northerly side, westerly terminus and southerly side of the said former Fish House Lane the three (3) following described courses and distances:

1.                                      North 72° 20’02” West, 5.018 feet to a point;

2.                                      South 21°09’16” West, 23.250 feet to a point; and

3.                                      South 72° 20’02” East, 30.064 feet to a point on the said centerline of former 36th Street;

THENCE along the said centerline of former 36th Street, South 21° 09’16” West, 240.143 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 33,558 square feet (0.770 acres) of land, being the same, more or less.

PARCEL H-2

BEGINNING at a point, a southeasterly corner for the above described Parcel “H-l”, the intersection of the westerly side of former 36th Street, stricken from the city plan at 50 feet wide, with the northerly side of former Fish House Lane, at 23.208 feet wide, being on a southeasterly line for land now or formerly of CSX Transportation, Inc. (13-S-2414), said point being measured the four (4) following courses and distances from the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of the said former 36th Street;

(Course 1 along the centerline of said former 36th Street)

1.                                      North 21° 09’16” East, 240.143 feet to a point on the southerly side of the said former Fish House Lane;

(Course 2 through 4 along the said former Fish House Lane)

2.                                      North 72° 20’ 02” West, 30.064 feet to a point;

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3.                                      North 21° 09’ 16” East, 23.250 feet to a point; and

4.                                      South 72° 20’ 02” East, 5.018 feet to the Point of Beginning;

THENCE from said point of Beginning, through the said land now or formerly of CSX Transportation, Inc. the two (2) following courses and distances:

(Course 1 along an easterly line for the said Parcel “H-l”)

1.                                      North 21°09’ 16” East, 245.524 feet to a point; and

2.                                      South 68°50’ 44” East, 25.000 feet to a point on the centerline for the said formerly 36th Street;

THENCE along the said centerline of the former 36th Street, South 21°09’ 16” West, 244.000 feet to a point on the said northerly side of former Fish House Lane;

THENCE along the said northerly side of former Fish House Lane, North 72°20’ 02” West, 25.046 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 6,119 square feet (0.140 acres) of land, being the same, more or less.

CONTAINING within said metes and bounds for Parcels “H-l” and “H-2”, a total of 39,677 square feet (0.911 acres) of land, being the same, more or less.

WEST YARD consisting of Parcel E as identified as such in the Owner’s Policy of Title Insurance

PARCEL E: West Yard Description. (Parcel E)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the southern right of way of Passyunk Avenue and a corner of lands of now or late Thy B. Ma; thence along said lands of Ma and along lands of now or late Joseph & Rosanna Mitchell South 69°19’58” East, a distance of 315.10 feet to a point a corner of lands of the now or late Phing Tan and Khanh Buu Huynh; thence along said lands and lands of Passyunk Avenue Realty En. North 82°44’45” East, a distance of 601.48 feet to a point a corner of the now or late lands of Passyunk Avenue Realty En; thence along said lands South 61°00’00” East, a distance of 218.91 feet; thence South 68°14’30” East, a distance of 251.05 feet; thence along lands of Auto Recycling Real Estate North 88°16’32” East, a distance of 288.19 feet; thence continuing along said lands and along lands of S.R.S. Inc. North 35°03’05” East, a distance of 1800.00 feet near the Schuylkill River;

thence in and along the Schuylkill River the 10 following courses and distances:

6

(1) South 80°39’14” East, a distance of 401.15 feet;

(2) South 42°01’03” East, a distance of 297.66 feet;

(3) South 04°55’59” West, a distance of 350.17 feet;

(4) South 15°52’29” West, a distance of 487.33 feet;

(5) South 23°42’54” West, a distance of 196.89 feet;

(6) South 22°35’18” West, a distance of 384.45 feet;

(7) South 14°15’27” West, a distance of 121.55 feet;

(8) South 15°59’35” West, a distance of 219.74 feet;

(9) South 21°40’33” West, a distance of 445.70 feet;

(10) South 23°20’44” West, a distance of 324.02 feet to a point a corner of lands of Convoy Realty LP;

thence along lands of Convoy North 63°18’58” West, a distance of 1362.47 feet; thence North 07°11’32” East, a distance of 231.25 feet to a point of curvature; thence by a curve to the left having a radius of 5000.00 feet and a central angle of 1°29’17” an arc length of 129.85 feet a chord which bears North 70°46’37” West 129.85 feet;

thence along lands of Point Breeze Terminal LLC the eight following courses and distances:

(1) North 67°11’05” West, a distance of 14.72 feet;

(2) South 83°51’36” West, a distance of 839.02 feet;

(3) North 60°55’04” East, a distance of 31.00 feet;

(4) North 25°30’00” East, a distance of 145.00 feet;

(5) North 00°00’00” East, a distance of 50.83 feet;

(6) North 00°00’00” East, a distance of 41.00 feet;

(7) North 85°21’56” West, a distance of 972.06 feet;

(8) North 07°07’07” East, a distance of 171.91 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue the three following courses and distances:

(1) North 74°48’30” East, a distance of 226.91 feet;

(2) South 15°11’30” East, a distance of 6.00 feet;

(3) North 74°48’30” East, a distance of 349.28 feet to the Point of Beginning.

Containing 80.84 Acres, more or less.

OPA# 884097130 — 6300 W. Passyunk Avenue

OPA#884097140 — 6030 W. Passyunk Avenue

OPA#884097110 - 3701 S. 63rd Street

7

EXHIBIT A

[See attached]

51

Infrastructure Description	InfrastructurelD	ProductCode	ProductDescription
Table 1: Intermediation Commodities and Containing Infrastructure
Citgo Linden	CL_ULSD2	224600	15MV2
CPL is Colonial In Transit	CPL_ULSD2	224600	15MV2
DC Tank	DC003	443580	Crude Oil
	DC004	443580	Crude Oil
	DC005	443580	Crude Oil
	DC006	443580	Crude Oil
	DC007	443580	Crude Oil
	DC010	443580	Crude Oil
	DC011	443580	Crude Oil
	DC012	443580	Crude Oil
	DC013	443580	Crude Oil
	DC014	443580	Crude Oil
	DC015	443580	Crude Oil
	DC016	443580	Crude Oil
	DC017	443580	Crude Oil
	DC018	443580	Crude Oil
	DC019	443580	Crude Oil
	DC020	443580	Crude Oil
	DC021	443580	Crude Oil
	DC022	443580	Crude Oil
	DC023	443580	Crude Oil
	DC024	443580	Crude Oil
	DC027	443580	Crude Oil
	DC028	443580	Crude Oil
	DC031	443580	Crude Oil
	DC034	443580	Crude Oil
	DC035	443580	Crude Oil
Eagle Point	EP019	001800	Heating Oil
	EP020	001800	Heating Oil
	EP030	001800	Heating Oil
	LFJT	001800	Heating Oil
	EP402	224600	15MV2
	EP403	224600	15MV2
	EP404	224600	15MV2
	LFDS	224600	15MV2
	EP002	423800	#6 OIL
	EP004	428900	Slurry
GP Tank	GP1064	223300	MIXED BUTANE - PENTANE
	GP1065	001001	ISO BUTANE(FUEL COMPONT)
	GP1066	001001	ISO BUTANE(FUEL COMPONT)
	GP1068	223300	MIXED BUTANE - PENTANE
	GP1211	038300	CUMENE (LBS)
	GP1213	038300	CUMENE (LBS)
	GP1214	006700	BENZENE
	GP1215	038300	CUMENE (LBS)
	GP1216	038300	CUMENE (LBS)
	GP1217	038300	CUMENE (LBS)

1

Infrastructure Description	InfrastructureID	ProductCode	ProductDescription
	GP1218	038300	CUMENE (LBS)
	GP1219	038300	CUMENE (LBS)
	GP1220	038300	CUMENE (LBS)
	GP217	006700	BENZENE
	GP225	428900	CLARIFIED SLURRY OIL
	GP276	442500	NAPHTHA-LIGHT
	GP285	443300	NAPHTHA FBR
	GP286	443300	NAPHTHA FBR
	GP494	428900	CLARIFIED SLURRY OIL
	GP791	006700	BENZENE
	GP792	038300	CUMENE (LBS)
	GP793	038300	CUMENE (LBS)
	GP798	006700	BENZENE
	GP799	006700	BENZENE
KMI Carteret Linefill	KMLineFill	132100	91RB
KMI Carteret Tank	KMC1	224600	15MV2
	KMC14	224600	15MV2
	KMC2	224600	15MV2
	KMC45	133400	83 RB
	KMC64	132100	91 RB
	KMC65-F	133400	83 RB
Marcus Hook	MH Cavern 1	001001	ISO BUTANE
	MH Cavern 2	223300	MIXED BUTANE
	MH Cavern 3	001001	ISO BUTANE
	MH Cavern 5	223300	MIXED BUTANE
	MHLF_IC4 FG	001001	ISO BUTANE
	MHLF_NC4 FD	439001	GCOM - Butane/Pentane
Paulsboro	PaulTank	023101	Jet A
Paulsboro to Airport Linefill	Paul_Airport	023101	Jet A
PB Tank	PB126	443300	NAPHTHA FBR
	PB128	443300	NAPHTHA FBR
	PB129	443300	NAPHTHA FBR
	PB144	428900	CLARIFIED SLURRY OIL
	PB145	428900	CLARIFIED SLURRY OIL
	PB172	497100	GASOLINE HEAVY CAT
	PB179	442500	NAPHTHA-LIGHT
	PB253	001800	HEATING OIL HS
	PB27	443300	NAPHTHA FBR
	PB28	000500	ALKYLATE
	PB29	496500	REFORMATE HEAVY MTR
	PB33	132100	GASOLINE 91 RBOB
	PB34	023800	GASOLINE 83.5 CBOB
	PB35	132100	GASOLINE 91 RBOB
	PB37	133400	GASOLINE 83 RBOB
	PB38	133400	GASOLINE 83 RBOB
	PB39	133400	GASOLINE 83 RBOB
	PB40	023800	GASOLINE 83.5 CBOB
	PB42	224600	ULSD #2 15 MOTOR VEHICLE
	PB43	224400	ULSD #1 15 MOTOR VEHICLE
	PB666	428900	CLARIFIED SLURRY OIL

2

Infrastructure Description	InfrastructureID	ProductCode	ProductDescription
	PB821	042500	DISTILLATE-COMPONENTS
	PB822	001800	HEATING OIL HS
	PB823	224600	ULSD #2 15 MOTOR VEHICLE
	PB824	224600	ULSD #2 15 MOTOR VEHICLE
	PB825	224600	ULSD #2 15 MOTOR VEHICLE
	PB83	224400	ULSD #1 15 MOTOR VEHICLE
	PB84	224400	ULSD #1 15 MOTOR VEHICLE
	PB85	224600	ULSD #2 15 MOTOR VEHICLE
	PB826	443580	Crude Oil
	PB840	443580	Crude Oil
	PB841	443580	Crude Oil
	PB851	443580	Crude Oil
	PB852	443580	Crude Oil
	PB854	443580	Crude Oil
	PB855	443580	Crude Oil
	PB856	443580	Crude Oil
	PB881	443580	Crude Oil
	PB882	443580	Crude Oil
	PB883	443580	Crude Oil
	PB884	443580	Crude Oil
	PB885	443580	Crude Oil
	PB886	443580	Crude Oil
	PBRM39	001001	ISO BUTANE(FUEL COMPONT)
	PBRM40	223300	MIXED BUTANE - PENTANE
	PBRM41	223300	MIXED BUTANE - PENTANE
	PBRM79	223300	MIXED BUTANE - PENTANE
	PBRM80	223300	MIXED BUTANE - PENTANE
	PBRM90	223300	MIXED BUTANE - PENTANE
	PBRM91	223300	MIXED BUTANE - PENTANE
Refinery Line Fill	GPNSL	447700	CRUDE-ESCRAVOS
	GPNTF_CSO	428900	CLARIFIED SLURRY OIL
	GPNTF_Naphtha	443300	NAPHTHA FBR
	GPSSL	447700	CRUDE-ESCRAVOS
	HI_SRTF	042600	GASOLINE-COMPONENTS
	IRPL_3N	023101	JET A TURBINE FUEL
	IRPL_4N	223300	MIXED BUTANE - PENTANE
	IRPL_5N	042600	GASOLINE-COMPONENTS
	Keystone	023820	GASOLINE 83.5 CBOB 7.8#
	PB12_PBPS	023820	GASOLINE 83.5 CBOB 7.8#
	PB30DFM	442500	NAPHTHA-LIGHT
	PB8_PBPS	023820	GASOLINE 83.5 CBOB 7.8#
	PBFM1	428900	CLARIFIED SLURRY OIL
	PBFM4	447700	CRUDE-ESCRAVOS
	PBNY_CSO	428900	CLARIFIED SLURRY OIL
	PBSY_GCOM	042600	GASOLINE-COMPONENTS
	SRTF_CSO	428900	CLARIFIED SLURRY OIL
	SRTF_GCOM	042600	GASOLINE-COMPONENTS
	SRTF_ULSD2	224600	ULSD #2 15 MOTOR VEHICLE
	SRTFFM2	224600	ULSD #2 15 MOTOR VEHICLE
SR Tank	SR006	023800	GASOLINE 83.5 CBOB

3

Infrastructure Description	InfrastructureID	ProductCode	ProductDescription
	SR007	133400	GASOLINE 83 RBOB
	SR008	133400	GASOLINE 83 RBOB
	SR014	132100	GASOLINE 91 RBOB
	SR015	132100	GASOLINE 91 RBOB
	SR016	132100	GASOLINE 91 RBOB
	SR018	225000	GASOLINE 91.3 CBOB
	SR019	225000	GASOLINE 91.3 CBOB
	SR022	023800	GASOLINE 83.5 CBOB
	SR023	133400	GASOLINE 83 RBOB
	SR025	023800	GASOLINE 83.5 CBOB
	SR030	428900	CLARIFIED SLURRY OIL
	SR033	428300	FUEL OIL 6 0.3% S HP
	SR034	428300	FUEL OIL 6 0.3% S HP
	SR035	042600	GASOLINE-COMPONENTS
	SR036	042600	GASOLINE-COMPONENTS
	SR038	227300	HO COMP - UNDYED
	SR039	227300	HO COMP - UNDYED
	SR040	224600	ULSD #2 15 MOTOR VEHICLE
	SR041	224600	ULSD #2 15 MOTOR VEHICLE
	SR042	227300	HO COMP - UNDYED
	SR056	497100	GASOLINE HEAVY CAT
	SR059	496500	REFORMATE HEAVY MTR
	SR060	425900	UDEX RAFFINATE
	SR061	224400	ULSD #1 15 MOTOR VEHICLE
	SR062	000500	ALKYLATE
	SR065	224600	ULSD #2 15 MOTOR VEHICLE

4

Infrastructure Description	InfrastructureID	ProductCode	ProductDescription
	SR066	224600	ULSD #2 15 MOTOR VEHICLE
	SR073	001001	ISO BUTANE(FUEL COMPONT)
	SR074	223300	MIXED BUTANE - PENTANE
	SR075	223300	MIXED BUTANE - PENTANE
	SR076	223300	MIXED BUTANE - PENTANE
Table 2: ABL Commodities and Containing infrastructure
GP Tank	GP1067	000800	BUTANE-BUTYLENE MIX
	GP1069	000800	BUTANE-BUTYLENE MIX
	GP1116	495400	BENZENE RICH REFORMATE
	GP227	005300	LIGHT CYCLE OIL
	GP251	005300	LIGHT CYCLE OIL
	GP281	016000	HEAVY GAS OIL
	GP282	016000	HEAVY GAS OIL
	GP284	016000	HEAVY GAS OIL
	GP979	009500	P-P MIX
	GP980	009500	P-P MIX
	GP981	009500	P-P MIX
PB Tank	PB107	009500	P-P MIX
	PB108	009500	P-P MIX
	PB109	009500	P-P MIX
	PB110	009500	P-P MIX
	PB111	009500	P-P MIX
	PB112	009500	P-P MIX
	PB121	495400	BENZENE RICH REFORMATE
	PB151	016000	HEAVY GAS OIL
	PB152	016000	HEAVY GAS OIL
	PB178	492900	UNTREATED CAT GASOLINE
	PB26	084800	FUEL ETHANOL DENATURED
	PB668	005300	LIGHT CYCLE OIL
	PB672	016000	HEAVY GAS OIL
	PB835	002700	UNDESULFURIZED DISTILATE
	PBPROPANE	003300	PROPANE HD-5
Refinery Line Fill	GPNTF_Gasoil	016000	HEAVY GAS OIL
	GPNTF_LCO	005300	LIGHT CYCLE OIL
	PBNY_Gasoil	016000	HEAVY GAS OIL
	PBSY_Gasoil	016000	HEAVY GAS OIL
	PBSY_LCO	005300	LIGHT CYCLE OIL
SR Tank	SR077	000800	BUTANE-BUTYLENE MIX
	SR095	003300	PROPANE HD-5
	SR096	003300	PROPANE HD-5
	SR097	003300	PROPANE HD-5
	SR098	003300	PROPANE HD-5
	SR099	003300	PROPANE HD-5
	SR100	003300	PROPANE HD-5
	SR101	003300	PROPANE HD-5
	SR102	003300	PROPANE HD-5
	SR103	003300	PROPANE HD-5
	SR104	003300	PROPANE HD-5
	SR052	016000	HEAVY GAS OIL
Unit Fill	UF_1232	016000	HEAVY GAS OIL

5

Infrastructure Description	InfrastructureID	ProductCode	ProductDescription
	UF_1332	443300	NAPHTHA FBR
	UF_137	443580	MIXED CRUDE
	UF_1732	042600	GASOLINE-COMPONENTS
	UF_1733	006700	BENZENE
	UF_210AB	443580	MIXED CRUDE
	UF_210C	443580	MIXED CRUDE
	UF_231	002700	UNDESULFURIZED DISTILATE
	UF_331	223300	MIXED BUTANE - PENTANE
	UF_431	223300	MIXED BUTANE - PENTANE
	UF_433	223300	MIXED BUTANE - PENTANE
	UF_859	002700	UNDESULFURIZED DISTILATE
	UF_860	443300	NAPHTHA FBR
	UF_862	223300	MIXED BUTANE - PENTANE
	UF_864	443300	NAPHTHA FBR
	UF_865	002700	UNDESULFURIZED DISTILATE
	UF_866	002700	UNDESULFURIZED DISTILATE
	UF_868	016000	HEAVY GAS OIL
	UF_869Alky	223300	MIXED BUTANE-PENTANE
	UF_870	042600	GASOLINE-COMPONENTS
	UF_MiscISBL	443580	MIXED CRUDE

6

EXHIBIT H

FORM OF

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 5.2(a) of the Credit Agreement, dated as of April 4, 2013 (as amended, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.    I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.

2.    I have reviewed and am familiar with the contents of this Certificate.

3.    I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default[, except as set forth below].

4.    Attached hereto as Attachment 2 are the computations showing the calculation of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Leverage Ratio [and Excess Cash Flow].

IN WITNESS WHEREOF, I have executed this Certificate this                 day of                       , 20    .

Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

The information described herein is as of                 ,               , and pertains to the period from                      ,          to             ,                .

[Set forth Calculations]

EXHIBIT I

FORM OF

PERFECTION CERTIFICATE

PERFECTION CERTIFICATE

This Perfection Certificate, dated as of April 4, 2013, is delivered pursuant to that certain Term Loan Agreement dated as of the date hereof, among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and the Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), among the Borrower, PES Administrative Services LLC, a Delaware limited liability company (“PES Admin” and, together with the Borrower, the “Loan Parties”), as a grantor, the other Grantors party thereto from time to time, and the Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Security Agreement.

The undersigned, Chief Financial Officer of each Loan Party, hereby certifies, in his capacity as such, and not in his individual capacity, to the Administrative Agent that as of the date hereof:

1.                                              Names. (a) Set forth on Schedule 1(a) attached hereto is a schedule of the following: (i) the exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation or any other organizational document; (ii) confirmation that such entity is a limited liability company organized under the laws of the State of Delaware; and (iii) the organizational identification number, if any, of each Loan Party that is a registered organization; the Federal Taxpayer Identification Number of each Loan Party; and the jurisdiction of formation of each Loan Party.

(b)                                 Set forth on Schedule 1(b) attached hereto is a schedule of any other corporate ororganizational name each Loan Party has had in the past five years, together with the date of the relevant change.

2.                                              Current Locations. (a) Set forth on Schedule 2(a) attached hereto is the location of the chief executive office of each Loan Party.

(b)                                 Set forth on Schedule 2(b) attached hereto are all locations where each Loan Party maintains any books or records relating to any Pledged Collateral.

(c)                                  Set forth on Schedule 2(c) attached hereto are all the places of business of each Loan Party.

(d)                                 Set forth on Schedule 2(d) attached hereto are all locations where each Loan Party stores or maintains any of the Pledged Collateral consisting of inventory as of the date hereof, other than inventory in transit.

(e)                                  Set forth on Schedule 2(e) attached hereto are the names and addresses of all persons or entities other than each Loan Party, such as lessees, consignees or warehousemen, which have possession of the Pledged Collateral consisting of inventory.

3.                                      UCC Filings. Set forth on Schedule 3 attached hereto and made a part hereof is a schedule of the financing statements (duly authorized by each Loan Party constituting the debtor therein), including the indications of the collateral relating to the Security Agreement, and such financing statements are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 4 hereto and thereto.

4.                                      Schedule of Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3 and any other actions required to create and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Administrative Agent pursuant to the Security Agreement. No other filings or actions are required to create and perfect the security interests in the Pledged Collateral granted to the Administrative Agent pursuant to the Security Agreement.

5.                                      Deposit Accounts. Attached hereto as Schedule 5 is a true and complete list of all Deposit Accounts maintained by each Loan Party, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

6.                                      Real Property. Attached hereto as Schedule 6 is a list of all (i) real property to be encumbered by a Mortgage and fixture filing (such real property, the “Mortgaged Property”), which constitutes all real property owned by such Loan Party (other than the North Yard and the West Yard) with a value in excess of $5,000,000, (ii) addresses of each Mortgaged Property and (iii) appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property.

7.                                      Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all of the stock, partnership interests, limited liability company membership interests or other equity interests owned by each Loan Party and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.

8.                                      Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Loan Party that are part of the Pledged Collateral (as defined in the Security Agreement) as of the date hereof in an amount in excess of $10,000.

9.                                      Trademarks.

(a)                                 Attached hereto as Schedule 9(a) is a schedule setting forth each Loan Party’s Trademarks applied for or registered with the United States Patent and Trademark Office (the “USPTO”), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each registered or applied for Trademark owned by each Loan Party.

(b)                                 Attached hereto as Schedule 9(b) is a schedule setting forth all Trademarks which are the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor (whether or not recorded with the USPTO), in each case, under which a Loan Party is the licensor or franchisor of a Trademark, including the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

10.                               Termination Statements. Attached hereto as Schedule 10 is a schedule setting forth, other than with respect to Liens (as defined in the Credit Agreement) permitted pursuant to Section 6.2 of the Credit Agreement, all termination statements relating to financing statements or public notices or similar statements covering or purporting to cover any interest of any kind in the Pledged Collateral (a) filed against such Loan Party in such Loan Party’s jurisdiction of organization or (b) authorized by such Loan Party to be filed in any jurisdiction in the last five years prior to the Closing Date.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first set forth above.

LOAN PARTIES:

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer

PES ADMINISTRATIVE SERVICES, LLC

By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer

[Signature Page - Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

		Registered		Federal Taxpayer
		Organization	Organizational	Identification	Jurisdiction of
Legal Name	Type of Entity	(Yes/No)	Number	Number	Formation
Philadelphia Energy Solutions Refining and Marketing LLC	LLC	Yes	5178182	##-#######	Delaware
PES Administrative Services, LLC	LLC	Yes	5214027	##-#######	Delaware

Schedule 1(b)

Prior Organizational Names

Borrower:

None.

PES Admin:

PES Blocker, LLC (name changed on November 30, 2012).

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and Marketing LLC	1735 Market Street
Philadelphia PA 19103
PES Administrative Services, LLC	1735 Market Street
Philadelphia PA 19103

Schedule 2(b)

Location of Books and Records

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and Marketing LLC	1735 Market Street
Philadelphia PA 19103

140 Riverside Court
Kings Mountain, NC 28086

3144 W. Passyunk Ave
Philadelphia, PA 19145
PES Administrative Services, LLC	1735 Market Street
Philadelphia PA 19103

140 Riverside Court
Kings Mountain, NC 28086

3144 W. Passyunk Ave
Philadelphia, PA 19145

Schedule 2(c)

Other Places of Business

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and Marketing LLC	3144 W. Passyunk Avenue
Philadelphia, PA 19145
PES Administrative Services, LLC	None.

Schedule 2(d)

Additional Locations of Inventory

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and Marketing LLC	Philadelphia Refinery
3144 W. Passyunk Avenue
Philadelphia, PA 19145

Altoona, PPC
Burns Avenue
Altoona, PA 16603

Dupont, PPC
675 Suscon Road
Pittston, PA 18640

Northumberland, PPC
PO Box 300
Route 11 North
Northumberland, PA 17857

Mechanicsburg, PPC
127 Texaco Road
Mechanicsburg, PA 17050

Highspire, PPC
900 S. Eisenhower Boulevard
Middletown, PA 17057

Sinking Spring, PPC
901 Mountain Home Road
Sinking Spring, PA 19608

Allentown, PPC
1134 N. Quebec Street
Allentown, PA 18109

Belmont, SPMT
2700 Passyunk Ave.
Phila PA 19145

Eagle Point, SPMT
1000 Crown Point Road
Westville, NJ 08093

Kingston, SPMT
60 S. Wyoming Ave
Edwardsville, PA 18704

Phillips 66
1400 Park Ave
Linden, NJ 07036

Bridgeton Papco/Inergy
1709 South Burlington Road
Bridgeton, NJ 08302

Ameriport/Eastside Yard
Philadelphia, PA
PES Administrative Services, LLC	None.

Schedule 2(e)

Locations of Pledged Collateral in Possession of Persons Other Than Borrower or Any

Subsidiary

Borrower:

Altoona, PPC

Burns Avenue

Altoona, PA 16603

Dupont, PPC

675 Suscon Road

Pittston, PA 18640

Northumberland, PPC

PO Box 300

Route 11 North

Northumberland, PA 17857

Mechanicsburg, PPC

127 Texaco Road

Mechanicsburg, PA 17050

Highspire, PPC

900 S. Eisenhower Boulevard

Middletown, PA 17057

Sinking Spring, PPC

901 Mountain Home Road

Sinking Spring, PA 19608

Allentown, PPC

1134 N. Quebec Street

Allentown, PA 18109

Belmont, SPMT

2700 Passyunk Ave.

Phila PA 19145

Eagle Point, SPMT

1000 Crown Point Road

Westville, NJ 08093

Kingston, SPMT

60 S. Wyoming Ave

Edwardsville, PA 18704

Phillips 66

1400 Park Ave

Linden, NJ 07036

Bridgeton Papco/Inergy

1709 South Burlington Road

Bridgeton, NJ 08302

Ameriport/Eastside Yard

Philadelphia, PA

PES Admin:

None.

Schedule 3

Copy of Financing Statements To Be Filed

[See attached.]

EXHIBIT A

to UCC-1 Financing Statement

Debtor:	Secured Party:
Philadelphia Energy Solutions Refining	JPMorgan Chase Bank, N.A.,
and Marketing LLC	as Administrative Agent
1735 North Market Street	10 S. Dearborn, 7th Floor
Philadelphia, PA 19103	Chicago, IL 60603

COLLATERAL DESCRIPTION:

All right, title and interest of the Debtor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i)            all Accounts;

(ii)           all Inventory, including all raw materials, work in process and finished goods, relating to any of the foregoing items in this clause (ii);

(iii)          all Money and Deposit Accounts (together with the items in clauses (i) and (ii) above, the “Current Assets Collateral”);

(iv)          all of the following: (A) to the extent evidencing Current Assets Collateral, Documents, (B) to the extent evidencing Current Assets Collateral, Instruments, (C) to the extent related to Current Assets Collateral, General Intangibles, (D) to the extent related to Current Assets Collateral, Commercial Tort Claims, and (E) to the extent related to Current Assets Collateral, Supporting Obligations and all other forms of obligations owing to the Debtor or in which the Debtor may have any interest, however created or arising and whether or not earned by performance;

(v)           all Letters of Credit and Letter-of-Credit Rights supporting payment of any Current Assets Collateral;

(vi)          all Equipment;

(vii)         all Fixtures;

(viii)        all Trademarks;

(ix)          all Equity Interests in each Subsidiary directly owned by the Debtor as of April 4, 2013 (including the Pledged Equity Interests listed on Schedule 1 hereto) and any other Equity Interests in any Subsidiary directly owned in the future by the Debtor, together in each case with (i) all certificates representing such Equity Interests, (ii) all shares, securities, cash or other property representing a dividend on or a distribution or return of capital on or in respect of such Equity Interests, or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, such Equity Interests, and (iii) without prejudice to any provision of the Credit Agreement prohibiting any merger or consolidation by the Borrower or endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to the Debtor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by the Debtor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Governmental Authority”: shall mean any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Instruments”: shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and includes all promissory notes, drafts, bills of exchange or acceptances.

“Person”: shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Subsidiary”: shall mean as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Trademarks”: shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, services marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 2 hereof, and (ii) the right to obtain all renewals thereof.

“UCC”: shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of

SCHEDULE 1

PLEDGED EQUITY INTERESTS

	Type of Pledged		Percentage of Interest
Issuer	Equity Interest	Certificate No.	Pledged

PES Administrative	Membership	Uncertificated	100%
Services, LLC	Interests

  UCC FINANCING STATEMENT FOLLOW INSTRUCTIONS (front and back) CAREFULLY A. NAME & PHONE OF CONTACT AT FILER [optional]  B. SEND ACKNOWLEDGMENT TO: (Name and Address)                                          THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY 1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names     1a. ORGANIZATION’S NAME OR PES Administrative Services, LLC  1b. INDIVIDUAL’S LAST NAME  FIRST NAME  MIDDLE NAME SUFFIX 1c. MAILING ADDRESS   CITY  STATE POSTAL CODE COUNTRY 1735 North Market Street  Philadelphia  PA 19103 USA 1d. SEE INSTRUCTIONS ADD’L INFO RE 1e. TYPE OF ORGANIZATION 1f. JURISDICTION OF ORGANIZATION 1g. ORGANIZATIONAL ID #, if any     ORGANIZATION          DEBTOR LLC Delaware      NONE 2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names  2a. ORGANIZATION’S NAME       OR          2b. INDIVIDUAL’S LAST NAME  FIRST NAME  MIDDLE NAME SUFFIX 2c. MAILING ADDRESS   CITY  STATE POSTAL CODE COUNTRY 2d. SEE INSTRUCTIONS ADD’L INFO RE 2e. TYPE OF ORGANIZATION 2f. JURISDICTION OF ORGANIZATION 2g. ORGANIZATIONAL ID #, if any     ORGANIZATION          DEBTOR        NONE 3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)     3a. ORGANIZATION’S NAME      OR JPMorgan Chase Bank, N.A., as Administrative Agent       3b. INDIVIDUAL’S LAST NAME  FIRST NAME  MIDDLE N AME SUFFIX                   3c. MAILING ADDRESS   CITY  STATE POSTAL CODE COUNTRY 10 S. Dearborn, 7th Floor   Chicago  IL 60603 USA 4. This FINANCING STATEMENT covers the following collateral:      See Exhibit A attached hereto and made a part hereof.                                   5. ALTERNATIVE DESIGNATION [if applicable]:  LESSEE/ LESSOR  CONSIGNEE/CONSIGNOR  BAILEE/BAILOR  SELLER/BUYER  AG. LIEN  NON-UCC FILING 6.  This FINANCING STATEMTENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORODS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT (S) on Debtor (s) [ADDITIONAL FEE] [optional]  All Debtors  Debtor 1  Debtor 2 8. OPTIONAL FILER REFERENCE DATA       Filed with: Delaware - SOS  #509265/1748    FILING OFFICE COPY – UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

any of its Subsidiaries, all Equity Interests of any successor entity of any such merger or consolidation (collectively, the “Pledged Equity Interests”);

(x)                                 to the extent not otherwise included above, all Records evidencing any of the foregoing; and

(xi)                              all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the foregoing.

For purposes of this Exhibit A, the following terms which are defined in the UCC are used herein as so defined: Accounts; Commercial Tort Claims; Deposit Accounts; Documents; Equipment; Fixtures; Inventory; Letter-of-Credit Rights; Letters of Credit; Money; Proceeds; Records; Supporting Obligations; and the following terms shall have the following meanings:

“Borrower”: shall mean Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company.

“Contracts” shall mean, collectively, with respect to the Grantors, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), in each case, between a Grantor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereto or thereof.

“Credit Agreement”: shall mean that Term Loan Agreement, dated as of April 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Borrower, the lending institutions signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent, which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the administrative agent’s acknowledgment of the termination of the predecessor Credit Agreement).

“Equity Interests”: shall mean (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“General Intangibles”: shall mean, collectively, with respect to the Debtor, all “general intangibles,” as such term is defined in the UCC, of the Debtor and, in any event, includes, without limitation, (i) all of the Debtor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of the Debtor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, the perfection or priority of the Secured Party’s lien on any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“United States”: shall mean The United States of America.

SCHEDULE 2

TRADEMARKS

NONE

Schedule 4

Filings/Filing Offices

Applicable Security
Type of Filing	Entity	Document	Jurisdictions
UCC-1 financing	Philadelphia Energy	Security Agreement	Delaware
statement	Solutions Refining
and Marketing LLC
UCC-1 financing	PES Administrative	Security Agreement	Delaware
statement	Services, LLC

Schedule 5

Deposit Accounts

OWNER/ACCOUNT	TYPE OF	BANK OR	ACCOUNT
PARTY	ACCOUNT	INTERMEDIARY	NUMBER
Philadelphia Energy		JPMorgan Chase Bank,
Solutions Refining and		N.A.
Marketing LLC	Concentration Account	712 Main Street	#########
Houston, TX 77002

Philadelphia Energy		JPMorgan Chase Bank,
Solutions Refining and		N.A.
Marketing LLC	Draft Account	712 Main Street	#########
Houston, TX 77002

Philadelphia Energy		JPMorgan Chase Bank,
Solutions Refining and		N.A.
Marketing LLC	Accounts Receivable	712 Main Street	#########
	Account	Houston, TX 77002

Philadelphia Energy		JPMorgan Chase Bank,
Solutions Refining and		N.A.
Marketing LLC	Borrowing Base	712 Main Street	#########
	Collateral Account	Houston, TX 77002

Philadelphia Energy		JPMorgan Chase Bank,
Solutions Refining and	Pay Through Account(1)	N.A.	#########
Marketing LLC		712 Main Street
Houston, TX 77002

PES Administrative	None.		N/A
Services, LLC		N/A

(1) Excluded Deposit Account as of the Closing Date.

Schedule 6

Real Property

		Philadelphia Office of
Survey & Title Policy		Property Assessment
Parcel	Property Address	ID Nos.	Recording Office
Parcel A	3600 Lanier Avenue	885044000	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County
Parcel A	3000 Penrose Ferry Rd	884095400	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County
Parcel A	3002 Penrose Ferry Rd	884095500	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County
Parcel A	3404 Penrose Avenue	884096500	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County
Parcel B-1	3144 W. Passyunk	884097000	Philadelphia
	Avenue		Department of Records
	Philadelphia, PA
	19145
	Philadelphia County
Parcels C & D	6900 Essington	884096700	Philadelphia
	Avenue		Department of Records
	Philadelphia, PA
	19153
	Philadelphia County

Schedule 7

Stock Ownership and Other Equity Interests

Certificated
					% of	No. (if
Loan Party		Type of	# of Shares	Total Shares	Interest	uncertificated,	Par	Pledged
(Grantor)	Issuer	Organization	Owned	Outstanding	Pledged	please note)	Value	?
Borrower	PES	LLC	100%	N/A	100%	Uncertificated	N/A	Y
	Admin		membership
interests

Schedule 8

Instruments and Tangible Chattel Paper

Borrower:

None.

PES Admin:

None.

Schedule 9

Trademarks

9(a) — Trademarks:

Borrower:

None.

PES Admin:

None.

9(b) — Trademarks subject to license/franchise:

Borrower:

None.

PES Admin:

None.

Schedule 10

Termination Statements

Borrower:

None.

PES Admin:

None.